  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 15, 1995.
                                                     REGISTRATION NO. 33-64565

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                AMENDMENT NO. 1
                                      to
                                    FORM S-4
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933


                        FIRST FINANCIAL BANKSHARES, INC.
             (Exact name of registrant as specified in its charter)

           TEXAS                             6712                         75-0944023
(STATE OR OTHER JURISDICTION OF    (PRIMARY STANDARD INDUSTRIAL      (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)     CLASSIFICATION CODE NUMBER)       IDENTIFICATION NO.)

                                400 PINE STREET
                              ABILENE, TEXAS 79601
                                 (915) 675-7155
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                CURTIS R. HARVEY
                          EXECUTIVE VICE PRESIDENT AND
                            CHIEF FINANCIAL OFFICER
                        FIRST FINANCIAL BANKSHARES, INC.
                                400 PINE STREET
                              ABILENE, TEXAS 79601
                                 (915) 675-7155
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE OF AGENT FOR SERVICE)

                                   Copies to:

            N. KATHLEEN FRIDAY, P.C.                 DAVID L. BUHRMANN             WALTER E. ZELLERS
             AKIN, GUMP, STRAUSS,                MCMAHON, SUROVIK, SUTTLE,         ZELLERS & ZELLERS
             HAUER & FELD, L.L.P.               BUHRMANN, HICKS & Gill, P.C.         127 NORTH WACO
        1700 PACIFIC AVENUE, SUITE 4100                P.O. BOX 3679             WEATHERFORD, TX  76086
             DALLAS, TEXAS 75201-4618               ABILENE, TX 79604

  Approximate date of commencement of proposed sale to public: As soon as practicable after the registration statement becomes effective.

  If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: [ ]

                        CALCULATION OF REGISTRATION FEE

======================================================================================================
                                                 PROPOSED MAXIMUM     PROPOSED MAXIMUM      AMOUNT OF
TITLE OF EACH CLASS OF            AMOUNT TO BE    OFFERING PRICE          AGGREGATE       REGISTRATION
SECURITIES TO BE REGISTERED(1)     REGISTERED      PER SHARE(1)       OFFERING PRICE(1)      FEE(1)
Common Stock....................       323,982            $15.85           $5,135,115           $1,771
======================================================================================================

(1) The registration fee has been computed pursuant to Rule 457(f)(2) under the Securities Act of 1933, as amended (the "Securities Act"), based on the book value of the shares of Common Stock of Weatherford National Bancshares, Inc. at September 30, 1995 that may be exchanged for the securities being registered.

  The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

                        FIRST FINANCIAL BANKSHARES, INC.

            CROSS-REFERENCE SHEET SHOWING LOCATION IN THE PROSPECTUS
                  OF INFORMATION REQUIRED BY ITEMS OF FORM S-4

FORM S-4 ITEM NUMBER AND CAPTION                                            PROSPECTUS CAPTION
--------------------------------                                            ------------------
 1.  Forepart of the Registration Statement and Outside
     Front Cover Page of Prospectus.......................  Outside Front Cover Page

 2.  Inside Front and Outside Back Cover Pages of
     Prospectus...........................................  Inside Front Cover Page; Available Information;
                                                            Incorporation by Reference; Table of Contents
 3.  Risk Factors, Ratio of Earnings to Fixed Charges
     and Other Information................................  Prospectus Summary; Summary Financial Data;
                                                            First Financial and Subsidiaries and Weatherford
                                                            Holdings and Subsidiaries Pro Forma Combined
                                                            Selected Financial Data; Comparative Per Share
                                                            Data
 4.  Terms of the Transaction.............................  The Exchange Offer; Description of First Financial
                                                            Capital Stock; Comparison of Shareholder Rights
 5.  Pro Forma Financial Information......................  Pro Forma Combined Selected Financial Data
 6.  Material Contacts With the Company Being
     Acquired.............................................  Prospectus Summary; Background of the Exchange
                                                            Offer; Operation After the Exchange Offer and
                                                            Merger
 7.  Additional Information Required for Reoffering by
     Persons and Parties Deemed to be Underwriters........  *

 8.  Interests of Named Experts and Counsel...............  *
 9.  Disclosure of Commission Position on
     Indemnification of Securities Act Liabilities........  *

10.  Information with Respect to S-3 Registrants..........  Available Information; Incorporation by Reference;
                                                            Prospectus Summary; Summary Financial Data;
                                                            Certain Regulatory Considerations; Information
                                                            About First Financial
11.  Incorporation of Certain Information by Reference....  Incorporation by Reference
12.  Information with Respect to S-2 or S-3 Registrants...  *
13.  Incorporation of Certain Information by Reference....  *
14.  Information with Respect to Registrants Other than
     S-3 or S-2 Registrants...............................  *

15.  Information With Respect to S-3 Companies............  *
16.  Information With Respect to S-2 or S-3 Companies.....  *
17.  Information With Respect to Companies Other than
     S-2 or S-3 Companies.................................  Prospectus Summary; Summary Financial Data;
                                                            Information About Weatherford Holdings;
                                                            Consolidated Financial Statements
18.  Information if Proxies, Consents or Authorizations
     are to be Solicited..................................  *

19.  Information if Proxies, Consents, or Authorizations
     are not to be Solicited, or in an Exchange Offer.....  The Exchange Offer; Incorporation by Reference;
                                                            Information About Weatherford Holdings
-----------

* Not applicable.

OFFERING CIRCULAR/
PROSPECTUS
                               OFFER TO EXCHANGE
                                ALL OUTSTANDING
                           SHARES OF COMMON STOCK OF
                     WEATHERFORD NATIONAL BANCSHARES, INC.
                                      FOR
                           SHARES OF COMMON STOCK OF

                                FIRST FINANCIAL
                                BANKSHARES, INC.



                               THE EXCHANGE OFFER
                 WILL EXPIRE AT 5:00 P.M., ABILENE, TEXAS TIME,

                              ON JANUARY 17, 1996

  First Financial Bankshares, Inc., a Texas corporation ("First Financial" or the "Company"), hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and the accompanying letter of transmittal (the "Letter of Transmittal," and together with this Prospectus, the "Exchange Offer"), to exchange shares of its voting common stock, par value $10.00 per share ("First Financial Common Stock"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement (as defined herein) of which this Prospectus is a part, for all of the issued and outstanding shares of stock of Weatherford National Bancshares, Inc., a Texas corporation ("Weatherford Holdings"), par value $5.00 per share ("Weatherford Holdings Common Stock"). Upon consummation of the Exchange Offer, each outstanding share of Weatherford Holdings Common Stock tendered in the Exchange Offer will, subject to certain provisions with respect to fractional shares, be exchanged (the "Exchange") for 1.5 shares of First Financial Common Stock, subject to certain adjustments.

  Subject to the terms and conditions of the Exchange Offer, First Financial will accept for exchange all shares of Weatherford Holdings Common Stock that are validly tendered on or prior to 5:00 p.m., Abilene, Texas time, on the date the Exchange Offer expires, which will be January 17, 1996 (the "Expiration Date"), unless the Exchange Offer is extended. Once shares of Weatherford Holdings Common Stock are tendered in the Exchange Offer, they may not be withdrawn. The Exchange Offer is subject to certain conditions, including a condition that at least 90% of the outstanding Weatherford Holdings Common Stock be tendered in the Exchange Offer. See "The Exchange Offer--Conditions to Consummation of the Exchange Offer; Termination."

  Upon consummation of the Exchange Offer, it is anticipated that Weatherford Holdings will be merged (the "Merger") with and into a wholly-owned subsidiary of First Financial and that any remaining Weatherford Shareholders (as defined below) will receive in the Merger the same consideration they would have received had they participated in the Exchange Offer, subject to their rights to dissent to the Merger. This Prospectus also relates to the shares of First Financial Common Stock that may be issued in the Merger.

  Prior to the Exchange Offer, there has been no public market for the Weatherford Holdings Common Stock. The First Financial Common Stock is traded on the NASDAQ National Market under the trading symbol "FFIN." On December 14, 1995, the closing sales price of the First Financial Common Stock, as reported by NASDAQ, was $32.00.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


               The date of this Prospectus is December 15, 1995

  THE EXCHANGE OFFER IS NOT BEING MADE TO, NOR WILL FIRST FINANCIAL ACCEPT SURRENDERS FOR EXCHANGE FROM, HOLDERS OF WEATHERFORD HOLDINGS COMMON STOCK IN ANY JURISDICTION IN WHICH THE EXCHANGE OFFER OR THE ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE SECURITIES OR BLUE SKY LAWS OF SUCH JURISDICTION.

                             AVAILABLE INFORMATION

  First Financial Bankshares, Inc. (which until October 26, 1993 was named "First Abilene Bankshares, Inc.") is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). The reports and other information filed by the Company with the Commission can be inspected and copied at the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the Commission: 7 World Trade Center, New York, New York 10048; and Northwestern Atrium Center, 500 West Madison Street, Room 1400, Chicago, Illinois 60661-2511. Copies of such information can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

  This Prospectus constitutes a part of a registration statement (the "Registration Statement") filed by the Company with the Commission under the Securities Act. As permitted by the rules and regulations of the Commission, this Prospectus does not contain all of the information contained in the Registration Statement and the exhibits and schedules thereto, and reference is hereby made to the Registration Statement and the exhibits and schedules thereto for further information with respect to the Company and the securities offered hereby. Statements contained herein concerning the provisions of any documents filed as an exhibit to the Registration Statement or otherwise filed with the Commission are not necessarily complete, and in each instance reference is made to the copy of such document so filed. Each such statement is qualified in its entirety by such reference.

                           INCORPORATION BY REFERENCE

  THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE THAT ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. COPIES OF ANY SUCH DOCUMENTS, OTHER THAN EXHIBITS TO SUCH DOCUMENTS THAT ARE NOT SPECIFICALLY INCORPORATED BY REFERENCE THEREIN, ARE AVAILABLE WITHOUT CHARGE TO ANY PERSON, INCLUDING ANY SHAREHOLDER OF WEATHERFORD HOLDINGS TO WHOM THIS PROSPECTUS IS DELIVERED, UPON ORAL OR WRITTEN REQUEST TO CURTIS R. HARVEY, EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER, FIRST FINANCIAL BANKSHARES, INC., P.O. BOX 701, ABILENE, TEXAS 79604, TELEPHONE NUMBER (915) 675-7155. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY JANUARY 10, 1996.

  First Financial's Annual Report on Form 10-K for the fiscal year ended December 31, 1994, First Financial's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995, June 30, 1995 and September 30, 1995 and First Financial's Current Reports on Form 8-K dated September 7, 1995 and October 2, 1995, in each case filed with the Commission pursuant to Section 13 of the Exchange Act, and the description of First Financial Common Stock which is contained in First Financial's Registration Statement on Form 8-A dated March 29, 1974, filed under Section 12 of the Exchange Act, as amended by Amendment No. 1 to Form 8-A on Form 8-A/A No. 1 dated January 7, 1994 and Amendment No. 2 to Form 8-A on Form 8-A/A No. 2 dated November 20, 1995, are incorporated into this Prospectus by reference.

  All documents filed by First Financial pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that such statement is modified or superseded by a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  No person is authorized to give any information or to make any representations other than those contained in this Prospectus, and, if given or made, such information or representation must not be relied upon as having been authorized by First Financial or Weatherford Holdings. This Prospectus does not constitute an offering within any jurisdiction to any person to whom it is unlawful to make such offer within such jurisdiction.

  The information herein concerning First Financial has been obtained from various filings by First Financial under the Exchange Act and from management. The information herein concerning Weatherford Holdings has been obtained from the management of Weatherford Holdings.

                               TABLE OF CONTENTS



                                                                         PAGE
                                                                         ----

PROSPECTUS SUMMARY.....................................................     5
  The Parties..........................................................     5
  Summary of the Transaction...........................................     6
SUMMARY FINANCIAL DATA.................................................     9
FIRST FINANCIAL AND SUBSIDIARIES SELECTED FINANCIAL DATA...............    10
WEATHERFORD HOLDINGS AND SUBSIDIARIES SELECTED FINANCIAL DATA..........    11
FIRST FINANCIAL AND SUBSIDIARIES AND WEATHERFORD HOLDINGS AND
  SUBSIDIARIES PRO FORMA COMBINED SELECTED FINANCIAL DATA..............    12
FIRST FINANCIAL AND SUBSIDIARIES, WEATHERFORD HOLDINGS AND
  SUBSIDIARIES AND CITIZENS AND SUBSIDIARIES PRO FORMA COMBINED
  SELECTED FINANCIAL DATA..............................................    13
COMPARATIVE PER SHARE DATA.............................................    14
THE EXCHANGE OFFER.....................................................    15
  General..............................................................    15
  Background of the Exchange Offer.....................................    15
  First Financial's Reasons for the Exchange Offer.....................    15
  Weatherford Holdings' Reasons for the Exchange Offer.................    15
  Operation After the Exchange Offer and Merger........................    17
  The Exchange Rate....................................................    17
  The Expiration Date..................................................    18
  Conditions to Consummation of the Exchange Offer; Termination........    18
  Exchange of Shares and Certificates..................................    19
  Guaranteed Delivery Procedures.......................................    21
  Fractional Shares....................................................    21
  No Withdrawal Rights.................................................    21
  Regulatory Approvals Required........................................    21
  Federal Income Tax Consequences......................................    22
  Exchange Agent.......................................................    23
  Resale by Weatherford Holdings' Affiliates...........................    23
  Anticipated Merger and Dissenting Shareholders' Rights...............    24
  Accounting Treatment.................................................    24


                                                                         PAGE
                                                                         ----
CERTAIN REGULATORY CONSIDERATIONS......................................    25
  General..............................................................    25
  Payment of Dividends.................................................    25
  Certain Transactions by First Financial with its Affiliates..........    26
  Capital..............................................................    26
  First Financial Support of the First Financial Banks.................    28
  FDIC Insurance Assessments...........................................    28
  FDICIA...............................................................    28
  Interstate Banking and Branching Act.................................    29
  Pending and Proposed Legislation.....................................    29
DESCRIPTION OF FIRST FINANCIAL CAPITAL STOCK...........................    30
COMPARISON OF SHAREHOLDER RIGHTS.......................................    30
  Board of Directors...................................................    30
  Indemnification of Directors and Officers............................    31
  Special Meetings of Shareholders.....................................    31
INFORMATION ABOUT FIRST FINANCIAL......................................    31
  General..............................................................    31
  Recent Developments..................................................    32
  Market Prices of and Dividends Paid on First Financial Common Stock..    33
INFORMATION ABOUT WEATHERFORD HOLDINGS.................................    34
  General..............................................................    34
  Market Area..........................................................    34
  Services.............................................................    34
  Competition..........................................................    35
  Employees............................................................    35
  Properties...........................................................    35
  Market for and Dividends Paid on Weatherford Holdings Common Stock...    35
  Security Ownership of Certain Beneficial Owners......................    35
  Security Ownership of Management.....................................    36
SELECTED CONSOLIDATED FINANCIAL DATA OF WEATHERFORD HOLDINGS...........    38
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
  RESULTS OF OPERATION OF WEATHERFORD HOLDINGS.........................    39
LEGAL MATTERS..........................................................    55
EXPERTS................................................................    55
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS OF WEATHERFORD HOLDINGS.....   F-1
ANNEX A - OPINION OF GEORGE, MORGAN & SNEED, P.C.
ANNEX B - ARTICLES 5.12, 5.13, AND 5.16 OF THE TEXAS BUSINESS CORPORATION ACT

                               PROSPECTUS SUMMARY

  The following is a summary of certain information contained elsewhere in this Prospectus. As this summary is necessarily incomplete, reference is made to, and this summary is qualified in its entirety by, the more detailed information contained or incorporated by reference in this Prospectus and the Annexes hereto. Shareholders of Weatherford Holdings are urged to read the Prospectus and the Annexes hereto in their entirety.

                                  THE PARTIES

  The Company is a Texas corporation and a multi-bank holding company registered under the Bank Holding Company Act of 1956, as amended (the "BHCA"). On October 28, 1993, the Company changed its name from "First Abilene Bankshares, Inc." to "First Financial Bankshares, Inc." First Financial owns, through its wholly-owned Delaware subsidiary, First Financial Bankshares of Delaware, Inc., all of the capital stock of seven banks organized and located in Texas: First National Bank of Abilene, Abilene, Texas; Hereford State Bank, Hereford, Texas; First National Bank, Sweetwater, Texas; Eastland National Bank, Eastland, Texas; The First National Bank in Cleburne, Cleburne, Texas; Stephenville Bank and Trust Co., Stephenville, Texas; and Southwest Bank of San Angelo, San Angelo, Texas (collectively, the "First Financial Banks"). First Financial operates principally in order to give the First Financial Banks access to additional management and technical resources which enable them to provide expanded banking services while continuing their local activity. The First Financial Banks are engaged in the general commercial banking business consisting of the acceptance of checking, savings and time deposits, the making of loans, including bank credit card services, transmitting funds and performing such other banking services as are usual and customary for commercial banks. All First Financial Banks, with the exception of Eastland National Bank, have trust powers, and First National Bank of Abilene, First National Bank, Sweetwater, Hereford State Bank and Stephenville Bank and Trust Co have active trust departments. As of September 30, 1995, First Financial and its consolidated subsidiaries had total assets of approximately $1.03 billion, total deposits of approximately $905.7 million, total loans (net of allowance for loan losses) of approximately $446.2 million and total shareholders' equity of approximately $112.4 million. First Financial's principal executive offices are located at 400 Pine Street, Abilene, Texas 79601, and its telephone number is (915) 675-7155. See "Information About First Financial."

  Weatherford National Bancshares, Inc. ("Weatherford Holdings") is a one bank holding company formed in 1984 and incorporated in the State of Texas. Weatherford Holdings owns 100% of Parker Bancshares, Inc. ("Parker Bancshares"), a Delaware corporation and bank holding company that owns 100% of Weatherford National Bank ("Weatherford National"), a national bank having its principal office in the City of Weatherford, Parker County, Texas. Weatherford National, which began operations in 1984, is federally chartered and insured by the Federal Deposit Insurance Corporation. The market area of Weatherford National is Parker County and surrounding counties. With two locations in Weatherford, Weatherford National provides a full range of both commercial and consumer banking services, including loans, checking accounts, savings programs, safe deposit facilities, access to automated teller machines, and credit card programs. The bank does not offer trust services. As of September 30, 1995, Weatherford Holdings and its consolidated subsidiaries had total assets of approximately $62.1 million, total deposits of approximately $56.5 million, total loans (net of allowance for loan losses) of approximately $25.0 million and total shareholders' equity of approximately $5.1 million. Weatherford's principal executive offices are located at 101 College Park Drive, Weatherford, Texas 76086 and its telephone number is (817) 599-7351. See "Information about Weatherford Holdings".

                          SUMMARY OF THE TRANSACTION

THE EXCHANGE OFFER

  Pursuant to a Stock Exchange Agreement and Plan of Reorganization dated as of October 20, 1995, between First Financial and Weatherford Holdings, Parker Bancshares and Weatherford National (the "Exchange Agreement"), First Financial is offering to acquire from the shareholders of Weatherford Holdings (the "Weatherford Shareholders") all outstanding shares of Weatherford Holdings Common Stock in exchange for shares of First Financial Common Stock at the exchange rate specified below. THE WEATHERFORD HOLDINGS BOARD OF DIRECTORS HAS UNANIMOUSLY DETERMINED THAT THE EXCHANGE OFFER IS FAIR TO THE WEATHERFORD SHAREHOLDERS. See "The Exchange Offer."

THE EXCHANGE RATE

  First Financial will issue and exchange 1.5 shares of First Financial Common Stock for each share of Weatherford Holdings Common Stock tendered by the Weatherford Shareholders who accept the Exchange Offer during the time period the Exchange Offer is in effect; provided, however, that if First Financial, prior to consummation of the Exchange Offer, shall issue any additional shares of its Common Stock pursuant to any stock dividend or stock split, the rate of exchange (the "Exchange Rate") shall be adjusted so as to prevent dilution of the exchanging Weatherford Shareholders. First Financial will not issue any fractional shares of First Financial Common Stock. Weatherford Shareholders who would otherwise be entitled to receive fractional shares of First Financial Common Stock will be paid in cash for such fractional shares based upon a value of $33.34 per share of First Financial Common Stock.

THE EXPIRATION DATE

  Unless otherwise extended by First Financial, the offer by First Financial to exchange First Financial Common Stock for Weatherford Holdings Common Stock shall terminate at 5:00 p.m., Abilene, Texas time on January 17, 1996 (the "Expiration Date").

CONDITIONS TO CONSUMMATION OF THE EXCHANGE OFFER; TERMINATION

  Consummation of the Exchange Offer is subject to certain conditions, including without limitation, the valid tender by Weatherford Shareholders of at least ninety percent (90%) of Weatherford Holdings Common Stock; the receipt of all required regulatory approvals and the lapse of certain waiting periods with respect to such approvals; the receipt by First Financial of an opinion from its independent accountants that the transaction will be accounted for as a "pooling of interests"; the receipt by Weatherford Holdings of an opinion from its independent public accountants and/or tax counsel that the Exchange will not be considered a taxable event for federal income tax purposes; the receipt by First Financial of an opinion of counsel for Weatherford Holdings as to certain corporate matters regarding Weatherford Holdings, Parker Bancshares and Weatherford National; the receipt by Weatherford Holdings of an opinion of counsel for First Financial as to certain corporate matters regarding First Financial; the absence of any material adverse change in the financial condition of either First Financial, Weatherford Holdings, Parker Bancshares, or Weatherford National; the absence of legal or governmental action with respect to the Exchange Offer; the receipt by First Financial of a satisfactory Phase I Environmental Assessment Report covering all properties owned by Weatherford Holdings and its subsidiaries; and appropriate action shall have been taken to freeze, merge or terminate the Weatherford National 401(k) Profit Sharing Plan and First Financial shall be satisfied with respect to certain other matters concerning such Plan.

  The Exchange Offer may be terminated at any time (a) by mutual consent of First Financial, Weatherford Holdings, Parker Bancshares and Weatherford National, (b) by First Financial if any of the other parties shall have breached a representation or warranty or covenant which constitutes a material adverse change from that represented in the Exchange Agreement or if any of the conditions to consummating the Exchange Offer are not satisfied or waived, (c) by Weatherford Holdings if First Financial shall have breached a representation or warranty or covenant which constitutes a material adverse change from that represented in the Exchange Agreement or if any of the conditions to consummating the Exchange Offer are not satisfied or waived, (d) by First Financial or Weatherford Holdings if the Exchange Offer is not consummated by March 31, 1996, or (e) by First Financial or Weatherford Holdings if a court or governmental body shall have taken any action restraining, enjoining or otherwise prohibiting the Exchange or the Merger (as defined herein) and such action shall be final and nonappealable. If the Exchange Offer is terminated without the acceptance by First Financial of any shares of Weatherford Holdings Common Stock tendered, all shares so tendered will be promptly returned to the tendering Weatherford Shareholders. See "The Exchange Offer - Conditions to Consummation of the Exchange; Termination."

EXCHANGE OF SHARES AND CERTIFICATES

  The Weatherford Shareholders are receiving with this Prospectus a letter of transmittal for acceptance of the Exchange Offer (the "Letter of Transmittal"). Each Weatherford Shareholder wishing to accept the Exchange Offer must complete, sign and date the Letter of Transmittal, or a facsimile thereof, in accordance with the instructions contained herein and therein, and mail or otherwise deliver the Letter of Transmittal, or such facsimile, together with the certificates reflecting ownership of Weatherford Common Stock (the "Weatherford Common Stock Certificates") to be exchanged and any other required documentation to the Exchange Agent at the address set forth herein and therein. The delivery of the Letter of Transmittal with the Weatherford Common Stock Certificates shall be deemed to constitute an acceptance of the Exchange Offer to the extent of the number of shares of Weatherford Holdings Common Stock reflected on the Weatherford Common Stock Certificates accompanying the Letter of Transmittal.

  Upon expiration of the Exchange Offer and satisfaction of certain conditions to the consummation of the Exchange Offer, if First Financial receives written notice from the Exchange Agent that at least ninety percent (90%) of the outstanding shares of Weatherford Holdings Common Stock have been validly tendered to First Financial, then First Financial will promptly cause to be issued and mailed to Weatherford Shareholders who have tendered shares of Weatherford Holdings Common Stock, by registered mail, certificates of First Financial Common Stock ("First Financial Common Stock Certificates") representing 1.5 shares of First Financial Common Stock for each share of Weatherford Holdings Common Stock received by the Exchange Agent. Any cash payment to which a Weatherford Shareholder may be entitled in place of fractional shares of First Financial Common Stock will be included with the First Financial Common Stock Certificates mailed to the Weatherford Shareholders.

  Any beneficial holder whose shares of Weatherford Holdings Common Stock are registered in the name of such holder's broker, dealer, commercial bank, trust company or other nominee and who wishes to tender in the Exchange Offer should contact the registered holder promptly and instruct such registered holder to tender on his or her behalf. If such beneficial holder wishes to tender on his or her own behalf, such beneficial holder must, prior to completing and executing the Letter of Transmittal and delivering the Weatherford Common Stock Certificates, either make appropriate arrangements to register ownership of the shares of Weatherford Holdings Common Stock in such holder's name or obtain a properly completed stock power from the registered holder. The transfer of record ownership may take considerable time. See "The Exchange Offer - Exchange of Shares and Certificates."

GUARANTEED DELIVERY PROCEDURES

  Weatherford Shareholders who wish to tender their shares of Weatherford Holdings Common Stock and whose Weatherford Common Stock Certificates are not immediately available or who cannot deliver their Weatherford Common Stock Certificates and a properly completed Letter of Transmittal or any other documents required by the Letter of Transmittal to the Exchange Agent prior to the Expiration Date may tender their shares of Weatherford Holdings Common Stock according to the guaranteed delivery procedures set forth in "The Exchange Offer -- Guaranteed Delivery Procedures."

NO WITHDRAWAL RIGHTS

 Shares tendered pursuant to the Exchange Offer may not be withdrawn.

THE EXCHANGE AGENT

  The Exchange Agent for purposes of the Exchange Offer discussed herein shall be the Trust Department of First National Bank of Abilene, Third Floor, 400 Pine Street, Abilene, Texas 79601.

FEDERAL INCOME TAX CONSEQUENCES

  Consummation of the Exchange Offer is conditioned on receipt by Weatherford Holdings of a written opinion from its independent accountants and/or tax counsel that the exchange of shares of Weatherford Holdings Common Stock will not be considered a taxable event for federal income tax purposes. Weatherford Holdings has received an opinion to such effect from its independent accountants, George, Morgan & Sneed, P.C. A copy of their opinion, which is subject to certain qualifications and assumptions, is attached hereto as Annex
A. See "The Exchange Offer -- Federal Income Tax Consequences."

ANTICIPATED MERGER AND DISSENTING SHAREHOLDERS' RIGHTS

  First Financial anticipates that, upon consummation of the Exchange Offer, Weatherford Holdings and Parker Bancshares will be merged (the "Merger") with and into First Financial Bancshares of Delaware, Inc., a wholly-owned Delaware subsidiary of the Company, with any remaining Weatherford Shareholders receiving in the Merger the same consideration they would have received had they participated in the Exchange Offer, subject to their rights to dissent from the Merger. See "The Exchange Offer -- Anticipated Merger and Dissenting Shareholders' Rights."

REGULATORY APPROVALS

  The Exchange Offer and Merger are subject to prior approval by the Federal Reserve Board. Regulatory approval has been obtained. See "The Exchange Offer-- Regulatory Approvals Required."

INTERESTS OF CERTAIN PERSONS IN THE EXCHANGE

  As of October 1, 1995, the directors and executive officers of Weatherford Holdings beneficially owned 141,602 shares of Weatherford Holdings Common Stock, representing approximately 65.6% of Weatherford Holdings Common Stock outstanding. See "Information about Weatherford Holdings--Security Ownership of Management."

                             SUMMARY FINANCIAL DATA

  On March 10, 1994, First Financial acquired Concho Bancshares, Inc. and its subsidiaries (collectively, "Concho"). The transaction was accounted for as a pooling of interests for accounting purposes; therefore the financial statements of First Financial for the year ended December 31, 1994 reflect the results of Concho for the entire year, and prior periods have been restated to include the combined balance sheets and income statements.

  On July 28, 1995, First Financial acquired Citizens State Bank in Roby, Texas ("Roby"). On September 7, 1995, First Financial entered into an agreement to acquire Citizens Equity Corporation and its subsidiary, Citizens National Bank of Weatherford (together, "Citizens"). The acquisitions of Citizens and Roby will be accounted for as purchase transactions for accounting purposes. For further discussion of these acquisitions, see "Information About First Financial." The proposed acquisition of Weatherford Holdings will be accounted for as a pooling of interests.

  The following pro forma data are prepared on the assumption that First Financial acquired Citizens and Weatherford Holdings as of the date of the balance sheet and as of the beginning of the period presented for the year ended December 31, 1994 and for the nine months ended September 30, 1995, and 1994. The pro forma balance sheet and income statement data for earlier periods also assume that First Financial acquired Weatherford Holdings as of the beginning of each such period. Years prior to 1994 exclude Citizens. For purposes of the pro forma data, Roby is insignificant and has not been included.

  The following tables present selected consolidated financial data for (i) First Financial, (ii) Weatherford Holdings, (iii) combined pro forma data for First Financial and Weatherford Holdings and (iii) combined pro forma data for First Financial, Weatherford Holdings and Citizens. The historical financial data for First Financial and Weatherford Holdings for each year in the five-year period ended December 31, 1994 are derived from the audited consolidated financial statements of First Financial and Weatherford Holdings, respectively, incorporated herein by reference or contained elsewhere in this Prospectus. The historical financial data for First Financial and Weatherford Holdings as of September 30, 1994 and 1995 and for the nine months ended September 30, 1994 and 1995 are derived from the unaudited financial statements of First Financial and Weatherford Holdings, respectively, and in the respective opinions of First Financial and Weatherford Holdings, include all normal recurring adjustments necessary for a fair presentation of such information. Operating results for the nine months ended September 30, 1995 are not necessarily indicative of the results that may be achieved for the year ending December 31, 1995. The financial data should be read in conjunction with the applicable consolidated financial statements of First Financial and Weatherford incorporated herein by reference or included elsewhere in this document. The pro forma data give effect to the Exchange and the Merger, in each case accounted for as a pooling of interests and based upon a conversion of each share of Weatherford Holdings Common Stock into 1.5 shares of First Financial Common Stock. All per share data of First Financial have been adjusted to reflect stock splits and stock dividends.

  The unaudited pro forma financial information presented is for informational purposes only and is not necessarily indicative of results of operations or financial position that would have been reported had the Exchange or the Merger, as the case may be, been completed at the beginning of the period or as of the date for which such unaudited pro forma information is presented, nor is such information indicative of future results of operations or financial position.

                       FIRST FINANCIAL AND SUBSIDIARIES
                            SELECTED FINANCIAL DATA
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                                   NINE MONTHS ENDED
                                                            YEAR ENDED DECEMBER 31,                    SEPTEMBER 30,
                                       ------------------------------------------------------  -----------------------------
                                         1990      1991      1992       1993         1994           1994             1995
                                       --------  --------  --------  -----------  -----------  -------------  --------------

CONSOLIDATED SUMMARY OF
 INCOME STATEMENT DATA:
 Interest income.....................  $ 64,241  $ 68,127  $ 61,441   $   59,850  $   61,416        $ 45,363      $   52,188
 Interest expense....................    35,471    35,912    24,202       20,333      21,264          15,421          20,275
                                       --------  --------  --------   ----------  ----------        --------      ----------

 Net interest income.................    28,770    32,215    37,239       39,517      40,152          29,942          31,913
 Provision (credit) for loan losses..     2,890     1,240     1,145          508        (885)            (40)             30
 Noninterest income..................     8,667     9,232     9,768       11,696      11,593           8,831          11,128
 Noninterest expense.................    23,889    27,307    28,935       31,875      33,092          24,547          24,258
                                       --------  --------  --------   ----------  ----------        --------      ----------

 Income before income taxes..........    10,658    12,900    16,927       18,830      19,538          14,266          18,753
 Provision (for income taxes.........     2,756     3,824     5,189        6,105       6,426           4,660           6,349
                                       --------  --------  --------   ----------  ----------        --------      ----------

 Net income before
  cumulative effect of
  accounting change..................     7,902     9,076    11,738       12,725      13,112           9,606          12,404

 Cumulative effect of
  accounting change(1)...............        --        --        --        1,024          --              --              --
                                       --------  --------  --------   ----------  ----------        --------      ----------

 Net income..........................  $  7,902  $  9,076  $ 11,738   $   13,749  $   13,112           9,606          12,404
                                       ========  ========  ========   ==========  ==========        ========      ==========

 Net income per First Financial Common
 Share before cumulative effect
 of accounting change................  $   1.62  $   1.85  $   2.37   $     2.56  $     2.62            1.92            2.47
                                       ========  ========  ========   ==========  ==========        ========      ==========

 Net income per First
  Financial Common Share.............  $   1.62  $   1.85  $   2.37   $     2.77  $     2.62            1.92            2.47
                                       ========  ========  ========   ==========  ==========        ========      ==========

CONSOLIDATED PER SHARE DATA
 APPLICABLE TO FIRST FINANCIAL
  COMMON STOCK:
 Net income..........................  $   1.62  $   1.85  $   2.37   $     2.77  $     2.62            1.92            2.47
 Cash dividends declared.............      0.56      0.66      0.76         0.96        1.10            0.82            0.90
 Book value at period end............     14.74     15.96     17.60        19.45       20.79           20.34           22.43

CONSOLIDATED BALANCE SHEET
 DATA AT PERIOD END:
 Investment securities...............  $309,346  $384,919  $404,440   $  456,180  $  463,244         463,430         452,484
 Loans, net of allowance
  for loan losses....................   346,687   342,619   366,188      411,230     416,536         403,583         446,227
 Total assets........................   866,952   915,308   928,338    1,017,983   1,012,613         988,565       1,027,024
 Deposits............................   774,542   824,837   831,542      913,273     900,930         878,403         905,757
 Total liabilities...................   794,543   836,693   841,199      921,273     908,705         886,975         914,601
 Total shareholders' equity..........    72,409    78,615    87,139       96,710     103,908         101,590         112,423

--------------
(1) As of January 1, 1993, First Financial recorded the cumulative effect of the change in accounting for income taxes to comply with Statement of Financial Accounting Standards No. 109.

                     WEATHERFORD HOLDINGS AND SUBSIDIARIES
                            SELECTED FINANCIAL DATA
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                                   NINE MONTHS ENDED
                                                    YEAR ENDED DECEMBER 31,                          SEPTEMBER 30,
                                       ---------------------------------------------------  -----------------------------
                                        1990     1991     1992        1993         1994         1994             1995
                                       -------  -------  -------  ------------  ----------  -------------  --------------

CONSOLIDATED SUMMARY OF
 INCOME STATEMENT DATA:
 Interest income.....................  $ 2,906  $ 3,088  $ 3,277      $ 3,105      $ 3,205        $ 2,353       $ 3,019
 Interest expense....................    1,720    1,730    1,490        1,180        1,152            825         1,319
                                       -------  -------  -------      -------      -------        -------       -------

 Net interest income.................    1,186    1,358    1,787        1,925        2,053          1,528         1,700
 Provision for loan losses...........       42       63       71            3            3              3            34
 Noninterest income..................      430      482      544        1,244          720            530           517
 Noninterest expense.................    1,139    1,204    1,304        1,553        1,544          1,124         1,329
                                       -------  -------  -------      -------      -------        -------       -------

 Income (loss) before
  income taxes.......................      435      573      956        1,618        1,226            931           864
 Provision (benefit) for
  income taxes.......................      126      175      289          510          378            287           275
                                       -------  -------  -------      -------      -------        -------       -------

 Net income before cumulative effect
  of accounting change...............      309      398      667        1,103          848            644           589

 Cumulative effect of
  accounting change(1)...............       --       --       --          (19)          --             --            --
                                       -------  -------  -------      -------      -------        -------       -------

 Net income (loss)...................      309      398      667        1,084          848            644           589
                                       =======  =======  =======      =======      =======        =======       =======

 Net income (loss) per Weatherford
  Holdings Common Share before
  cumulative effect
  of accounting change...............     1.40     1.82     3.06         5.11         3.92           2.98          2.73
                                       =======  =======  =======      =======      =======        =======       =======

 Net income (loss) per
  Weatherford Holdings
  Common Share.......................     1.40     1.82     3.06         5.02         3.92           2.98          2.73
                                       =======  =======  =======      =======      =======        =======       =======

CONSOLIDATED PER SHARE DATA
 APPLICABLE TO WEATHERFORD HOLDINGS
  COMMON STOCK:
 Net income (loss)...................     1.40     1.82     3.06         5.02         3.92           2.98          2.73
 Cash dividends declared.............       --       --       --           --         1.00           0.50          0.50
 Book value at period end............     8.69    10.49    13.59        18.61        21.34          21.02         23.77

CONSOLIDATED BALANCE SHEET
 DATA AT PERIOD END:
 Investment securities...............  $14,829  $22,906  $25,787      $26,705      $27,706        $25,790       $29,411
 Loans, net of allowance
  for loan losses....................   11,821   12,606   13,822       16,397       21,151         20,067        25,005
 Total assets........................   33,698   41,617   47,808       51,406       54,369         50,159        62,142
 Deposits............................   30,467   38,182   43,856       47,039       49,321         45,286        56,542
 Total liabilities...................   31,786   39,325   44,873       47,387       49,760         45,619        57,009
 Total shareholders' equity..........    1,912    2,292    2,935        4,019        4,609          4,540         5,133

--------------
(1) As of January 1, 1993, Weatherford Holdings recorded the cumulative effect of the change in accounting for income taxes to comply with Statement of Financial Accounting Standards No. 109.

                     FIRST FINANCIAL AND SUBSIDIARIES AND
                     WEATHERFORD HOLDINGS AND SUBSIDIARIES

                   PRO FORMA COMBINED SELECTED FINANCIAL DATA
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                NINE MONTHS ENDED
                                               YEAR ENDED DECEMBER 31,            SEPTEMBER 30,
                                       ----------------------------------  ---------------------------
                                         1992       1993         1994         1994          1995
                                       --------  ----------  ------------  -----------  --------------

CONSOLIDATED SUMMARY OF
 INCOME STATEMENT DATA:
 Interest income.....................  $ 64,718  $   62,955   $   64,621   $   47,716     $   55,207
 Interest expense....................    25,692      21,513       22,416       16,246         21,594
                                       --------  ----------   ----------   ----------     ----------

 Net interest income.................    39,026      41,442       42,205       31,470         33,613
 Provision (credit) for loan losses..     1,216         511         (882)         (37)            64
 Noninterest income..................    10,312      12,940       12,313        9,361         11,655
 Noninterest expense.................    30,239      33,428       34,636       25,671         25,587
                                       --------  ----------   ----------   ----------     ----------

 Income before income taxes..........    17,883      20,443       20,764       15,197         19,617
 Provision for income taxes..........     5,478       6,615        6,804        4,947          6,624
                                       --------  ----------   ----------   ----------     ----------

 Net income before cumulative
  effect of accounting change........    12,405      13,828       13,960       10,250         12,993

 Cumulative effect of
  accounting change(1)...............        --       1,005           --           --             --
                                       --------  ----------   ----------   ----------     ----------

 Net income..........................    12,405      14,833       13,960       10,250         12,993
                                       ========  ==========   ==========   ==========     ==========

 Net income per First Financial
  Common Share before cumulative
  effect of accounting change.......      2.35        2.61         2.62         1.93           2.44
                                       ========  ==========   ==========   ==========     ==========

 Net income per First
  Financial Common Share.............      2.35        2.80         2.62         1.93           2.44
                                       ========  ==========   ==========   ==========     ==========

CONSOLIDATED PER SHARE DATA
 APPLICABLE TO FIRST FINANCIAL
  COMMON SHARES:
 Net income..........................      2.35        2.80         2.62         1.93           2.44
 Cash dividends declared.............      0.76        0.96         1.10         0.82           0.90
 Book value at period end............     17.08       19.01        20.39        19.96          22.03

CONSOLIDATED BALANCE SHEET
 DATA AT PERIOD END:
 Investment securities...............   430,227     482,885      490,950      489,220        481,895
 Loans, net of allowance for
  loan losses........................   380,010     427,627      437,687      423,650        471,232
 Total assets........................   976,146   1,069,389    1,066,982    1,038,724      1,089,166
 Deposits............................   875,398     960,389      950,251      923,689        962,299
 Short-term borrowings...............       283          90           90          160             65
 Long-term debt......................     1,776       1,174        1,167        1,079            113
 Total shareholders' equity..........    90,074     100,729      108,517      106,130        117,556

--------------
(1) As of January 1, 1993, First Financial and Weatherford Holdings recorded the cumulative effect of the change in accounting for income taxes to comply with Statement of Financial Accounting Standards No. 109.

                       FIRST FINANCIAL AND SUBSIDIARIES,
                     WEATHERFORD HOLDINGS AND SUBSIDIARIES,
                         AND CITIZENS AND SUBSIDIARIES

                PRO FORMA COMBINED SELECTED FINANCIAL DATA/(1)/
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                            NINE MONTHS ENDED
                                                                              SEPTEMBER 30,
                                                                      ----------------------------
                                       YEAR ENDED DECEMBER 31, 1994      1994           1995
                                       -----------------------------  -----------  ---------------

CONSOLIDATED SUMMARY OF
 INCOME STATEMENT DATA:
 Interest income.....................        $   69,919               $   51,748     $   59,685
 Interest expense....................            24,714                   17,941         23,791
                                             ----------               ----------     ----------

 Net interest income.................            45,205                   33,807         35,894
 Provision (credit) for loan losses..              (932)                    (118)           (11)
 Noninterest income..................            13,178                   10,133         11,493
 Noninterest expense.................            37,853                   28,168         27,862
                                             ----------               ----------     ----------

 Income before income taxes..........            21,462                   17,435         19,536
 Provision for income taxes..........             7,117                    5,208          6,570
                                             ----------               ----------     ----------

 Net income..........................            14,345                   10,682         12,966
                                             ==========               ==========     ==========

 Net income per First Financial
  Common Share.......................              2.70                     2.01           2.43
                                             ==========               ==========     ==========

CONSOLIDATED PER SHARE DATA
 APPLICABLE TO FIRST FINANCIAL
  COMMON SHARES:
 Net income..........................              2.70                     2.01           2.43
 Cash dividends declared.............              1.10                     0.82           0.90
 Book value at period end............             20.47                    20.11          22.18

CONSOLIDATED BALANCE SHEET
 DATA AT PERIOD END:
 Investment securities...............           522,849                  521,895        513,724
 Loans, net of allowance
  for loan losses....................           437,687                  454,990        506,960
 Total assets........................         1,161,773                1,132,523      1,180,444
 Deposits............................         1,029,022                1,007,752      1,043,175
 Short-term borrowings...............                90                      160             65
 Long-term debt......................             1,167                    1,079            113
 Total shareholders' equity..........           108,902                  106,947        118,346

---------
(1) The accompanying pro forma combined data include adjustments for (1) reductions to interest income for securities sold to facilitate the acquisition of Citizens (2) reductions to interest expense for Citizens debt to be repaid at the acquisition date (3) goodwill amortization and (4) the related income tax effects.

                          COMPARATIVE PER SHARE DATA

                                  (UNAUDITED)

  The following table sets forth for the First Financial Common Stock and the Weatherford Holdings Common Stock certain historical, pro forma and pro forma equivalent per share financial information. The pro forma data give effect to the Exchange and the Merger, in each case accounted for as a pooling of interests and based upon a conversion of each share of Weatherford Holdings Common Stock into 1.5 shares of First Financial Common Stock. The pro forma financial data have been included as required by the rules of the Commission and are provided for comparative purposes only. The information presented below should be read in conjunction with the separate financial statements of First Financial and Weatherford Holdings, including the applicable notes, included or incorporated by reference elsewhere herein. All per share data of First Financial have been adjusted to reflect stock splits and stock dividends.

  The unaudited pro forma financial information presented is for informational purposes only and is not necessarily indicative of results of operations or financial position that would have been reported had the Exchange or the Merger, as the case may be, been completed at the beginning of the period or as of the date for which such unaudited pro forma information is presented, nor is such information indicative of future results of operations or financial position.


                                               FIRST FINANCIAL                    WEATHERFORD HOLDINGS
                                    ------------------------------------  -----------------------------------
                                                PRO FORMA     PRO FORMA                EQUIVALENT    PRO FORMA
                                    HISTORICAL  COMBINED       TOTAL(2)   HISTORICAL  PRO FORMA(3)    TOTAL(4)
                                    ---------  -------------  ----------  ----------  ------------   ---------
Common Shareholders' Equity:
December 31, 1994.................     $20.79      $20.39     $20.47      $21.34      $30.59         $30.70
September 30, 1995................      22.43       22.03      22.18       23.77       33.05          33.27

Cash Dividends Declared:(1)
Year ended December 31:
1992..............................     $ 0.76      $ 0.76     $ 0.76      $   --      $ 1.14         $ 1.14
1993..............................       0.96        0.96       0.96          --        1.44           1.44
1994..............................       1.10        1.10       1.10        1.00        1.65           1.65
Nine Months ended
 September 30, 1995...............       0.90        0.90       0.90        0.50        1.35           1.35

Net Income:
Year ended December 31, 1992:
  Primary.........................     $ 2.37      $ 2.35     $ 2.35      $ 3.06      $ 3.53         $ 3.53
  Fully diluted...................       2.37        2.35       2.35        3.06        3.53           3.53
Year ended December 31, 1993:(5)
  Primary.........................       2.56        2.61       2.61        5.02        3.92           3.92
  Fully diluted...................       2.56        2.61       2.61        5.02        3.92           3.92
Year ended December 31, 1994:
  Primary.........................       2.62        2.62       2.70        3.92        3.93           4.05
  Fully diluted...................       2.62        2.62       2.70        3.92        3.93           4.05
Nine Months ended
 September 30, 1995:
  Primary.........................       2.47        2.44       2.43        2.73        3.66           3.65
  Fully diluted...................       2.47        2.44       2.43        2.73        3.66           3.65

--------------
(1) The First Financial pro forma combined dividends per share amounts represent historical dividends declared per share only on First Financial Common Stock.
(2) The First Financial pro forma total per share amounts include First Financial, Weatherford Holdings and Citizens combined for the year ended December 31, 1994 and for the nine months ended September 30, 1995 and 1994. Years prior to 1994 include First Financial and Weatherford Holdings and exclude Citizens. Roby is insignificant and has not been included.
(3) The Weatherford Holdings pro forma equivalent per share amounts are calculated by multiplying the First Financial pro forma per share amounts by the Exchange Rate of 1.5. See "The Exchange Offer."
(4) The Weatherford Holdings total pro forma per share amounts include First Financial, Weatherford Holdings and Citizens for the year ended December
    31, 1994 and for the nine months ended September 30, 1995 and 1994. Years prior to 1994 include First Financial and Weatherford Holdings and exclude Citizens. Such amounts are calculated by multiplying the First Financial pro forma total per share amounts by the Exchange Rate of 1.5.
(5) For the year ended December 31, 1993, per share data is based on continuing operations before cumulative effect of the change in accounting for income taxes.

                               THE EXCHANGE OFFER

  The information in this Prospectus concerning the terms of the Exchange Offer is a summary only and is qualified in its entirety by reference to the Exchange Agreement which is incorporated herein by reference.

GENERAL

  Pursuant to the Exchange Agreement, First Financial is offering to acquire from the Weatherford Shareholders all of the issued and outstanding Weatherford Holdings Common Stock. In exchange for each share of Weatherford Holdings Common Stock, the Weatherford Shareholders shall receive 1.5 shares of First Financial Common Stock, unless certain conditions require adjustments to the Exchange Rate. See "-- The Exchange Rate."

  At least ninety percent (90%) of the Weatherford Holdings Common Stock must be tendered by the Weatherford Shareholders in order for the Exchange to occur.
The Exchange Offer is also subject to certain other conditions. See "-- Conditions to Consummation of the Exchange Offer."

BACKGROUND OF THE EXCHANGE OFFER

  In May 1995, Mr. Kenneth Murphy, the Chairman, President and Chief Executive Officer of First Financial, contacted Mr. Walter Worthington, the Chairman of the Board and President of Weatherford Holdings, to inquire as to whether Weatherford Holdings would have any interest in discussing the possibility of becoming associated with First Financial. Mr. Worthington indicated to Mr. Murphy that Weatherford Holdings had no current plans to seek an acquisition but that he would take the matter under consideration. During the ensuing weeks, Messrs. Murphy and Worthington discussed further the possibility of an acquisition by First Financial and various alternatives for structuring an acquisition.

  At a meeting of the Board of Directors of Weatherford Holdings held on July 20, 1995, Mr. Worthington informed the Board of Directors of his discussions with Mr. Murphy. The Board decided to continue to pursue discussions with First Financial and to explore in particular a stock-for-stock exchange that would be tax-free to Weatherford Shareholders.

  During August 1995, Messrs. Murphy and Worthington continued to discuss the terms and price of a business combination.

  In early September 1995, First Financial representatives conducted a preliminary due diligence review of Weatherford Holdings. On September 20, 1995, First Financial submitted to Weatherford Holdings a proposal to acquire Weatherford Holdings pursuant to an exchange offer in which each share of Weatherford Holdings Common Stock would be exchanged for 1.5 shares of First Financial Common Stock.

  On September 21, 1995, the Board of Directors of Weatherford Holdings met to discuss the possible transaction and concluded that the proposed exchange rate was fair to the Weatherford Holdings shareholders.

  On September 21, 1995, First Financial and Weatherford Holdings executed a Letter of Intent. During the period September 21, 1995 through October 19, 1995, First Financial performed due diligence review at Weatherford National and the parties began negotiating a definitive agreement. On October 19, 1995, the Board of Directors of Weatherford Holdings met and approved the Exchange Agreement, and on October 20, 1995, Weatherford Holdings and First Financial executed the Exchange Agreement.

FIRST FINANCIAL'S REASONS FOR THE EXCHANGE OFFER

  It is part of First Financial's current business strategy to expand its activities to areas in Texas where management believes there are long-term opportunities that will benefit First Financial and its shareholders. The acquisitions of Weatherford Holdings and Citizens will allow First Financial to continue its expansion and enter the Weatherford market, which, management believes, has substantial growth potential, thereby providing even greater asset and earnings growth opportunities.

  First Financial also views favorably the perceived compatibility of the Weatherford Holdings management team with management of First Financial and its demonstrated success in providing quality banking services.

  In addition, First Financial believes that in light of the acceleration in the number and size of combinations currently occurring within the financial and banking industries and the likelihood that future changes in banking laws will provide further impetus to consolidation of banking entities, it is desirable for First Financial to continue to grow through acquisition of quality community banks in favorable markets.

WEATHERFORD HOLDINGS' REASONS FOR THE EXCHANGE OFFER

  The terms of the Exchange Offer, including the Exchange Rate, were the result of arms' length negotiations between First Financial and Weatherford Holdings and their respective representatives. Weatherford Holdings consulted with its own legal counsel during the course of negotiations. The Weatherford Holdings Board of Directors believes that the Exchange Offer is fair to the shareholders of Weatherford Holdings. In reaching a conclusion to approve the Exchange Offer, Weatherford Holdings' Board of Directors considered a number of factors. Weatherford Holdings' Board of Directors did not assign any relative or specific weights to the factors considered. Among other things, the Weatherford Holdings Board of Directors considered:

1. The financial terms of the Exchange Offer. In this regard, Weatherford Holdings Board of Directors took into account the premium represented by the consideration offered to Weatherford Shareholders in relation to the book value per share of Weatherford Holdings' Common Stock. Weatherford Holdings' Board of Directors was of the view that the Exchange Rate represented a fair multiple of Weatherford Holdings' per share book value and historical and projected earnings. Weatherford Holdings' Board of Directors also considered the financial terms of other recent business combinations in the banking industry and determined that the financial terms of the Exchange Offer compared favorably to such other transactions;

2. Certain financial and other information concerning First Financial. Such information included, but was not limited to, the financial condition, asset quality, historical earnings and historical operations of First Financial Common Stock and the dividend yield of First Financial Common Stock;

3. The terms, other than the financial terms, and structure of the Exchange Offer. In particular, the Weatherford Holdings Board of Directors considered the anticipated tax-free nature of the Exchange Offer to Weatherford Shareholders receiving First Financial Common Stock in exchange for the shares of Weatherford Holdings Common Stock.

  In addition to the above factors, the proposed Exchange Offer and Merger reflect the judgment of the Board of Directors of Weatherford Holdings that Weatherford Holdings' business can be benefitted by the resources and experience of First Financial, that the Exchange Offer and Merger may produce an entity better able to meet competitive challenges inherent in the banking industry, and that the affiliation of First Financial and Weatherford Holdings could provide operational benefits and efficiencies. The Weatherford Holdings Board of Directors believes that the Exchange Offer would allow shareholders of Weatherford Holdings to exchange their shares for a security in a company which has a broader market appeal and thus a more liquid investment. First Financial common stock is traded on the NASDAQ National Market, thus Weatherford

Shareholders would have greater liquidity by holding First Financial stock rather than shares of Weatherford Holdings, for which there is no established public trading market. In addition, while Weatherford Holdings has paid cash dividends to Weatherford Shareholders during 1994 and 1995 at the rate of $1.00 per annum, First Financial has declared cash dividends per share of $1.10, $.98 and $.76 during the years ended December 31, 1994, 1993 and 1992, respectively.

  Furthermore, if the Exchange and Merger is consummated, shareholders of Weatherford Holdings would hold shares in a larger banking organization which would tend to lessen the risk that local market factors in Weatherford would affect the value of their investment. The resources of a larger banking organization would tend to benefit Weatherford Shareholders as a result of its ability to compete in the larger marketplace. The Weatherford Holdings Board of Directors also believes that, if the Exchange and Merger are consummated, its subsidiary, Weatherford National, will continue to retain its community bank character even though it will be a subsidiary of a substantially larger bank holding company.

OPERATION AFTER THE EXCHANGE OFFER AND MERGER

  If the Exchange Offer is consummated, First Financial will own at least 90% of the outstanding Weatherford Holdings Common Stock. If the Merger is consummated as presently anticipated, Weatherford Holdings will be merged with and into a wholly-owned subsidiary of First Financial. See "The Exchange Offer -- Anticipated Merger and Dissenting Shareholders' Rights." Following the Merger and the acquisition of Citizens, First Financial intends to merge Citizens National Bank of Weatherford ("Citizens National"), a wholly-owned subsidiary of Citizens, into Weatherford National. The surviving bank will retain the Weatherford National name and charter, have its principal banking facility in Weatherford, Texas, and have branches in both Weatherford and Aledo, Texas.

  First Financial operates principally in order to give its affiliated banks access to additional management and technical resources which help them to improve or expand their banking services while continuing their local activity. Each of the affiliated banks operates under the day-to-day management of its board of directors and officers, with substantial authority in making decisions concerning their own investments, loan policies, interest rates and service charges. First Financial provides assistance to the affiliated banks, especially with respect to decisions concerning major capital expenditures, employee fringe benefits, including pension plans, group insurance, dividend policies, appointment of officers and directors of affiliated banks and their compensation. The internal audit and loan review functions are centralized at First Financial.

THE EXCHANGE RATE

  First Financial will issue and exchange 1.5 shares of First Financial Common Stock for each share of Weatherford Holdings Common Stock tendered by the Weatherford Shareholders who accept the Exchange Offer during the time period the Exchange Offer is in effect; provided, however, that if First Financial, prior to the consummation of the proposed Exchange Offer, shall issue any additional shares of First Financial Common Stock pursuant to any stock dividend or stock split, the Exchange Rate shall be appropriately adjusted to reflect such stock dividend or split.

  First Financial will not issue any fractional shares of First Financial Common Stock. Weatherford Shareholders who would otherwise be entitled to receive fractional shares of First Financial Common Stock will be paid in cash for such fractional shares based upon a value of $33.34 per share of First Financial Common Stock.

THE EXPIRATION DATE

  Unless otherwise extended by First Financial, the Exchange Offer shall terminate at 5:00 p.m., Abilene, Texas time on January 17, 1996 (the "Expiration Date").

CONDITIONS TO CONSUMMATION OF THE EXCHANGE OFFER; TERMINATION

  Consummation of the Exchange Offer is subject to the satisfaction of a number of conditions, including the following:

  (1) the expiration of all mandatory waiting periods and the existence in full force and effect of all regulatory approvals, filings, registrations and notifications, including the approval by the Board of Governors of the Federal Reserve System of the acquisition by First Financial of all of the issued and outstanding capital stock of Weatherford Holdings;

  (2) the receipt by First Financial of an opinion from its independent accountants that the transaction contemplated by the Exchange Agreement may be properly accounted for as a pooling-of-interests, and the receipt by Weatherford Holdings from its independent accountants and/or tax counsel that the Exchange by the Weatherford Shareholders will not be considered a taxable event for federal income tax purposes;

  (3) the accuracy of all the respective representations and warranties of Weatherford Holdings, Parker Bancshares, Weatherford National and First Financial in the Exchange Agreement as of the date of consummation of the Exchange Offer (the "Consummation Date");

  (4) the performance of all of the respective obligations and agreements and compliance with all covenants and conditions by Weatherford Holdings, Parker Bancshares, Weatherford National and First Financial contemplated by the Exchange Agreement prior to or on the Consummation Date;

  (5) the absence of any proceeding or litigation by any court, governmental body or regulatory authority pertaining to the Exchange Offer;

  (6) the declaration by the Commission that the Registration Statement filed by First Financial pursuant to the Securities Act covering the shares of First Financial Common Stock to be issued in the Exchange is effective and that no stop orders have been issued or threatened and that First Financial, Weatherford Holdings, Parker Bancshares, Weatherford National shall have complied with all applicable state and federal securities laws relating to the Exchange Offer;

  (7) the absence of any material adverse change in the financial conditions of First Financial, Weatherford Holdings, Parker Bancshares or Weatherford National between August 31, 1995 and the Consummation Date;

  (8) receipt by First Financial and Weatherford Holdings of certain legal opinions in form and substance satisfactory to the respective parties;

  (9) the valid tender of ninety percent (90%) of the issued and outstanding shares of Weatherford Holdings Common Stock to First Financial;

  (10) the receipt by First Financial of a satisfactory Phase I Environmental Assessment report covering all real property owned or held by Weatherford Holdings, Parker Bancshares or Weatherford National; and

  (11) Weatherford Holdings, Parker Bancshares and Weatherford National shall have taken such action as is necessary to freeze or terminate the Weatherford National 401(k) Profit Sharing Plan or merge such Plan with an Employee Benefit Plan of First Financial and First Financial shall be satisfied that such 401(k) Profit

Sharing Plan is a qualified plan under, and in full compliance with, the Employee Retirement Income Security Act of 1974, the Internal Revenue Code of 1986, and all other applicable laws, rules and regulations and that such freezing, termination or merger of the 401(k) Plan will not result in liability to First Financial, Weatherford Holdings, Parker Bancshares or Weatherford National or any of their directors, officers or employees.

  The Exchange Agreement and the Exchange Offer may be terminated at any time prior to the Consummation Date:

  (a) by mutual written consent of First Financial, Weatherford Holdings, Parker Bancshares, and Weatherford National;

  (b) by First Financial if there is a breach of a representation or warranty made by Weatherford Holdings, Parker Bancshares or Weatherford National which constitutes a material adverse change from that represented in the Exchange Agreement or if any of the conditions to closing are not satisfied or waived by First Financial;

  (c) by Weatherford Holdings if there is a breach of a representation or warranty made by First Financial which constitutes a material adverse change from that represented in the Exchange Agreement or if any of the conditions to closing are not satisfied or waived by Weatherford Holdings;

  (d) by First Financial or Weatherford Holdings, if the Consummation Date shall not have occurred by March 31, 1996 or such later date agreed to in writing by First Financial, Weatherford Holdings, Parker Bancshares and Weatherford National; or

  (e) by First Financial or Weatherford Holdings if any court of competent jurisdiction or other governmental body shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Exchange or the Merger, and such order, decree, ruling or other action shall have been final and nonappealable.

  Whether or not the transactions contemplated by the Exchange Agreement are consummated, each of the parties to the Exchange Agreement shall be responsible for their respective fees and expenses incident to the negotiation, preparation, execution and consummation of the transactions contemplated by the Exchange Agreement, including attorneys' and accountants' fees and expenses.

EXCHANGE OF SHARES AND CERTIFICATES

  A Weatherford Shareholder's delivery of a properly completed and executed Letter of Transmittal and Weatherford Common Stock Certificates, prior to the Expiration Date, to the Exchange Agent at the address provided herein shall be deemed to constitute an acceptance of the Exchange Offer described in the Prospectus as to the number of shares registered on the Weatherford Common Stock Certificates surrendered.

  Except as otherwise provided below, all signatures on a Letter of Transmittal must be guaranteed by a firm that is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Security Transfer Agent's Medallion Program, the Stock Exchange Medallion Program or the New York Stock Exchange, Inc. Medallion Signature Program (each, an "Eligible Institution"). Signatures on a Letter of Transmittal need not be guaranteed (a) if the Letter of Transmittal is signed by the registered holder of the shares of Weatherford Holdings Common Stock tendered therewith and such holder has not completed the box entitled "Special Exchange Instructions" on the Letter of Transmittal or (b) if such shares of Weatherford Holdings Common Stock are tendered for the account of an Eligible Institution. See Instructions 1 and 3 of the Letter of Transmittal.

  THE METHOD OF DELIVERY OF WEATHERFORD COMMON STOCK CERTIFICATES AND THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND RISK OF THE WEATHERFORD SHAREHOLDERS. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT WEATHERFORD SHAREHOLDERS USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY. WEATHERFORD COMMON STOCK CERTIFICATES AND LETTERS OF TRANSMITTAL SHOULD BE SENT TO THE EXCHANGE AGENT, WHICH IS THE TRUST DEPARTMENT OF FIRST NATIONAL BANK OF ABILENE.

  If any First Financial Common Stock Certificate is to be issued in a name other than that in which the Weatherford Common Stock Certificate surrendered for exchange is registered, the certificate so surrendered must be properly endorsed or otherwise be in proper form for transfer, and the person requesting such exchange must pay to First Financial or the Exchange Agent any applicable transfer or other taxes required by reason of the issuance of the certificate. Any beneficial holder whose shares of Weatherford Holdings Common Stock are registered in the name of his or her broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered holder promptly and instruct such registered holder to tender on his or her own behalf. If such beneficial holder wishes to tender on his or her own behalf, such beneficial holder must, prior to completing and executing the Letter of Transmittal and delivering the Weatherford Common Stock Certificates, either make appropriate arrangements to register ownership of the Weatherford Holdings Common Stock to be tendered in such holder's name or obtain a properly completed stock power from the registered holder.

  If the Letter of Transmittal is signed by a person other than the registered holder of any Weatherford Holdings Common Stock listed therein, the Weatherford Common Stock Certificates reflecting ownership of Weatherford Holdings Common Stock must be endorsed or accompanied by appropriate stock powers which authorize such person to tender the Weatherford Holdings Common Stock on behalf of the registered holder, in either case signed as the name of the registered holder or holders appears on the Weatherford Common Stock Certificates.

  If the Letter of Transmittal or any Weatherford Common Stock Certificates or stock powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of a corporation or others acting in a fiduciary or representative capacity, such persons should indicate when signing and, unless waived by First Financial, evidence satisfactory to First Financial of their authority to so act must be submitted with the Letter of Transmittal.

  Upon expiration of the Exchange Offer and satisfaction of certain conditions set forth in the Exchange Agreement, promptly after First Financial receives written notice from the Exchange Agent indicating that at least ninety percent (90%) of the outstanding shares of Weatherford Holdings Common Stock have been validly tendered, each outstanding share of Weatherford Holdings Common Stock tendered to First Financial will be exchanged for shares of First Financial Common Stock at the Exchange Rate calculated as described under the caption "-- The Exchange Rate," and First Financial Common Stock Certificates reflecting the Exchange shall be delivered to the Weatherford Shareholders by registered mail.

  All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of the tendered shares of Weatherford Holdings Common Stock will be determined by First Financial in its sole discretion, which determination will be final and binding. First Financial reserves the absolute right to reject any and all shares of Weatherford Holdings Common Stock not properly tendered or any shares of Weatherford Holdings Common Stock First Financial's acceptance of which would, in the opinion of counsel for First Financial, be unlawful. First Financial reserves the absolute right to waive any irregularities or conditions of tenders as to particular shares of Weatherford Holdings Common Stock. Unless waived, any defects or irregularities in connection with tenders of shares of Weatherford Holdings Common Stock must be cured within such time as First Financial shall determine. Neither First Financial nor the Exchange Agent nor any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of shares of Weatherford Holdings Common Stock nor shall any of them incur any liability for failure to give such notification. Tenders of shares of Weatherford Holdings Common Stock will not be deemed to have been made until such irregularities have been cured or waived. Any Weatherford Common Stock Certificates received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned without cost by the Exchange Agent to the tendering holder of such Weatherford Common Stock Certificates unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

GUARANTEED DELIVERY PROCEDURES

  Weatherford Shareholders who wish to tender their shares of Weatherford Holdings Common Stock and (i) whose Weatherford Common Stock Certificates are not immediately available, or (ii) who cannot deliver their Weatherford Common Stock Certificates, the Letter of Transmittal or any other required documents to the Exchange Agent prior to the Expiration Date, may effect a tender if:

  (1) the tender is made through an Eligible Institution;

  (2) prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the holder of Weatherford Holdings Common Stock, the certificate number or numbers of such Weatherford Holdings Common Stock and the amount of Weatherford Holdings Common Stock tendered, stating that the tender is being made thereby, and guaranteeing that, within five (5) business days after the Expiration Date, the Letter of Transmittal, together with the Weatherford Common Stock Certificates registering the Weatherford Holdings Common Stock to be tendered in proper form for transfer and any other documents required by the Letter of Transmittal, will be deposited by the Eligible Institution with the Exchange Agent; and

  (3) such properly completed and executed Letter of Transmittal, together with the certificates representing all tendered Weatherford Holdings Common Stock in proper form for transfer and all other documents required by the Letter of Transmittal are received by the Exchange Agent within five (5) business days after the Expiration Date.

FRACTIONAL SHARES

  No fractional shares of First Financial Common Stock will be exchanged for shares of Weatherford Holdings Common Stock. In lieu thereof, each Weatherford Shareholder having a fractional interest resulting from the exchange of Weatherford Holdings Common Stock for First Financial Common Stock will be paid by First Financial an amount in cash for such fractional share based upon a value of $33.34 per Share of First Financial Common Stock.

NO WITHDRAWAL RIGHTS

  Tenders of shares of Weatherford Holdings Common Stock pursuant to the Exchange Offer are irrevocable, and once such shares are tendered, they may not be withdrawn.

REGULATORY APPROVALS REQUIRED

  The Board of Governors of the Federal Reserve System (the "Federal Reserve Board") must approve First Financial's acquisition of Weatherford Holdings, Parker Bancshares and Weatherford National under Section 3 of the Bank Holding Company Act of 1956, as amended. Regulatory approval has been obtained.

FEDERAL INCOME TAX CONSEQUENCES

  The following is a summary of certain material U.S. Federal income tax consequences of the Exchange, including certain consequences to holders of Weatherford Holdings Common Stock who are citizens or residents of the United States and who hold their shares as capital assets. It does not discuss all tax consequences that may be relevant to the Weatherford Shareholders subject to special Federal income tax treatment (such as insurance companies, dealers in securities, certain retirement plans, financial institutions, tax exempt organizations or foreign persons), or to Weatherford Shareholders who acquired their shares of Weatherford Holdings Common Stock pursuant to the exercise of employee stock options or otherwise as compensation. The summary does not address the state, local or foreign tax consequences of the Exchange Offer, if any.

  Weatherford Holdings has received an opinion from its independent public accountants, with respect to certain Federal income tax consequences of the Exchange Offer. A copy of their opinion, which is subject to certain qualifications and assumptions, is attached hereto as Annex A, and the following summary of their opinion is qualified in its entirety by reference thereto. Subject to the qualifications and assumptions set forth in their opinion, George, Morgan & Sneed, P.C. are of the opinion that, for Federal income tax purposes:

  1. The Exchange and Merger will be treated as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code (the "Code"), and First Financial, Weatherford Holdings and First Financial Bankshares of Delaware, Inc. each will be a party to the reorganization within the meaning of Section 368(b) of the Code.

  2. No gain or loss will be recognized by the Weatherford Shareholders upon receipt of First Financial Common Stock in exchange for their Weatherford Holdings Common Stock, except for any gain or loss recognized with respect to Weatherford Shareholders who receive cash in lieu of fractional share interests in First Financial Common Stock or pursuant to the exercise of statutory dissenter rights.

  3. The aggregate Federal income tax basis of the shares of First Financial Common Stock received by the Weatherford Shareholders in exchange for their shares of Weatherford Holdings Common Stock will be the same as the aggregate adjusted tax basis of their Weatherford Holdings Common Stock exchanged therefor, less the tax basis, if any, allocated to fractional share interests.

  4. The holding period of the First Financial Common Stock received by the Weatherford Shareholders in exchange for their shares of Weatherford Holdings Common Stock in the hands of the Weatherford Shareholders will include the holding period of their Weatherford Holdings Common Stock exchanged therefor.

  A Weatherford Holdings Shareholder who receives cash in lieu of a fractional share interest in First Financial Common Stock will be treated as having received the cash in redemption of the fractional share interest. The receipt of cash in lieu of a fractional share interest should generally result in capital gain or loss to the holder equal to the difference between the amount of cash received and the portion of the holder's Federal income tax basis in the Weatherford Holdings Common Stock allocable to the fractional share interest. Such capital gain or loss will be long-term capital gain or loss if the holder's holding period for the First Financial Common Stock received, determined as set forth above, is longer than one year.

  A Weatherford Shareholder who dissents from the Merger and receives cash in exchange for shares of Weatherford Holdings Common Stock will recognize capital gain or loss equal to the difference between the amount of cash received and the holder's Federal income tax basis in the shares. Such capital gain or loss will be long-term capital gain or loss if the holder has held the shares for more than one year as of the effective time of the Merger.

  THE INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND IS BASED ON THE INTERNAL REVENUE CODE (AND AUTHORITIES THEREUNDER) AS IN EFFECT ON THE DATE OF THIS PROSPECTUS, WITHOUT CONSIDERATION OF THE PARTICULAR FACTS OR CIRCUMSTANCES OF ANY SHAREHOLDER. WEATHERFORD SHAREHOLDERS ARE URGED TO CONSULT WITH THEIR OWN TAX ADVISORS WITH RESPECT TO THE FEDERAL INCOME TAX CONSEQUENCES OF THE EXCHANGE IN THEIR PARTICULAR SITUATIONS, AS WELL AS CONSEQUENCES UNDER ANY APPLICABLE STATE, LOCAL OR FOREIGN TAX LAWS.

EXCHANGE AGENT

  The Trust Department of First National Bank of Abilene has been appointed as the Exchange Agent for the Exchange. Questions and requests for additional copies of this Prospectus should be directed to the Exchange Agent addressed as follows:

By mail, overnight, courier or hand delivery:  Trust Department
                                               First National Bank of Abilene
                                               Third Floor
                                               400 Pine Street
                                               Abilene, Texas  79601

By facsimile transmission: (915) 675-7342

For confirmation by telephone: (915) 675-7003

RESALE BY WEATHERFORD HOLDINGS AFFILIATES

  The shares of First Financial Common Stock issuable to Weatherford Shareholders upon consummation of the Exchange Offer have been registered under the Securities Act, but such registration does not cover the resales by affiliates of Weatherford Holdings ("Weatherford Holdings Affiliates"). First Financial Common Stock received and beneficially owned by those Weatherford Shareholders who are deemed to be Weatherford Holdings Affiliates may be resold without registration as provided for by Rule 145 under the Securities Act, or as otherwise permitted. The term Weatherford Holdings Affiliate is defined to include any person who, directly or indirectly, controls, or is controlled by, or is under common control with Weatherford Holdings at or during the time period covered by the Exchange Agreement. Each Weatherford Holdings Affiliate who desires to resell the First Financial Common Stock must sell such First Financial Common Stock either (i) pursuant to an effective registration statement under the Securities Act; (ii) in accordance with the applicable provisions of Rule 145 under the Securities Act; or (iii) in a transaction which, in the opinion of counsel for the Weatherford Holdings Affiliate or as described in a "no-action" or interpretive letter from the Commission, in each case reasonably satisfactory in form and substance to First Financial, is exempt from the registration requirements of the Securities Act. Rule 145(d) requires that persons deemed to be Weatherford Holdings Affiliates resell their First Financial Common Stock pursuant to certain of the requirements of Rule 144 under the Securities Act if such First Financial Common Stock is sold within the first two years after the receipt thereof. After two years if such person is not an affiliate of First Financial and First Financial is current in the filing of its periodic securities law reports, a former Weatherford Holdings Affiliate may freely resell the First Financial Common Stock received in the Exchange Offer without limitation. After three years from the issuance of the First Financial Common Stock, if such person is not an affiliate of First Financial at the time of sale and has not been so for at least three months prior to such sale, such person may freely resell such First Financial Common Stock, without limitation, regardless of the status of First Financial's periodic securities law reports.

  Each Weatherford Holdings Affiliate will deliver to First Financial a written agreement to the effect that no sale will be made of any shares of First Financial Common Stock received in the Exchange Offer by a Weatherford Holdings Affiliate except (i) in accordance with the Securities Act; and (ii) if, as it expects to do, First Financial utilizes pooling-of-interests accounting in accounting for the Exchange Offer, until such time as First Financial shall publish the financial results of at least thirty (30) days of post-Exchange operations of First Financial. The First Financial Common Stock Certificates issued to Weatherford Holdings Affiliates in the Exchange Offer may contain an appropriate restrictive legend, and appropriate stop transfer orders may be given to the Exchange Agent for such certificates.

ANTICIPATED MERGER AND DISSENTING SHAREHOLDERS' RIGHTS

  First Financial anticipates that upon consummation of the Exchange Offer, First Financial will contribute the shares of Weatherford Holdings Common Stock acquired in the Exchange Offer to First Financial Bankshares of Delaware, Inc., a wholly-owned subsidiary of First Financial ("FFB Delaware"), and Weatherford Holdings will then be merged (the "Merger") with and into FFB Delaware pursuant to Article 5.16 of the Texas Business Corporation Act (the "TBCA"). In the event that not all of the outstanding Weatherford Holdings Common Stock is tendered for exchange in the Exchange Offer, within ten (10) days after the effective date of the Merger, FFB Delaware shall provide notice of the Merger to the Weatherford Shareholders who did not elect to participate in the Exchange Offer. The consideration to be issued in the Merger shall be the same as that in the Exchange Offer. A Weatherford Shareholder who elects to dissent from the Merger (a "Dissenting Shareholder") must follow specific procedures in order to perfect its dissenter's rights.

  Within twenty (20) days of mailing of the notice of the Merger, the Dissenting Shareholders must make a written demand on FFB Delaware for the fair value of their shares of Weatherford Holdings Common Stock. The fair value of such shares shall be the value thereof as of the day before the effective date of the Merger, excluding any appreciation or depreciation in anticipation of the Merger. The Dissenting Shareholders must include in their demands information as to the number and estimated fair value of shares owned by such shareholders. Any Dissenting Shareholder who fails to make a demand within the twenty (20) day period shall be bound by the terms and the consideration provided in the Merger.

  Within ten (10) days of receipt of a Dissenting Shareholder's written demand, FFB Delaware shall either accept such demand or reject it and make a counter-offer as to the fair value of the Weatherford Holdings Common Stock. Upon agreement between FFB Delaware and the Dissenting Shareholder as to the fair value of the Weatherford Holdings Common Stock, FFB Delaware shall pay the agreed fair value of the shares of Weatherford Holdings Common Stock owned by such Dissenting Shareholder in exchange for endorsed Weatherford Holdings Common Stock Certificates representing such shares. The Dissenting Shareholder shall, at that time, cease to have any interest in such shares. If a Dissenting Shareholder is unable to reach an agreement with FFB Delaware as to the fair value of the Weatherford Holdings Common Stock, the specific remedies provided in Articles 5.12, 5.13 and 5.16 of the TBCA for determination of fair value by a court of law shall be available to such shareholder. Articles 5.12, 5.13 and
5.16 of the TBCA are attached to this Prospectus as Annex B.

ACCOUNTING TREATMENT

  First Financial expects to account for the Exchange as a pooling-of-interests and expects to receive the written opinion of Arthur Andersen LLP that it is appropriate to do so.

                       CERTAIN REGULATORY CONSIDERATIONS

GENERAL

     Bank holding companies and banks are extensively regulated under both federal and state law. To the extent that the following information describes statutory and regulatory provisions, it is qualified in its entirety by reference to the particular statutory and regulatory provisions. A change in applicable law or regulation may have a material effect on the business of First Financial.

     As a bank holding company, First Financial is subject to regulation under the BHCA and its examination and reporting requirements. Under the BHCA, bank holding companies may not (subject to certain limited exceptions) directly or indirectly acquire the ownership or control of more than five percent (5%) of any class of voting shares or substantially all of the assets of any company, including a bank, without the prior written approval of the Federal Reserve Board. In addition, bank holding companies are generally prohibited under the BHCA from engaging in nonbanking activities, subject to certain exceptions.

PAYMENT OF DIVIDENDS

     First Financial is a legal entity separate and distinct from its banking and other subsidiaries. Most of First Financial's revenues result from dividends paid to it by its Delaware holding company subsidiary, which receives dividends from its bank subsidiaries. There are statutory and regulatory requirements applicable to the payment of dividends by subsidiary banks as well as by First Financial to its shareholders.

     Each state bank subsidiary that is a member of the Federal Reserve System and each national banking association is required by federal law to obtain the prior approval of the Federal Reserve Board or the Office of the Comptroller of the Currency (the "OCC"), as the case may be, for the declaration and payment of dividends if the total of all dividends declared by the board of directors of such bank in any year will exceed the total of (i) such bank's net profits (as defined and interpreted by regulation) for that year plus (ii) the retained net profits (as defined and interpreted by regulation) for the preceding two (2) years, less any required transfers to surplus. In addition, these banks may only pay dividends to the extent that retained net profits (including the portion transferred to surplus) exceed bad debts (as defined by regulation). Effective September 1, 1995, the newly adopted Texas Banking Act eliminated the requirement under the predecessor code that, prior to paying a dividend, a state bank must transfer to "certified surplus" an amount which is not less than ten percent (10%) of the net profits of such bank earned since the last dividend was declared; provided, however, that a transfer was not required to certified surplus of a sum which would increase the certified surplus to more than the capital of the bank.

     Under the foregoing dividend restrictions, in 1995 the First Financial Banks, without obtaining governmental approvals, could have declared aggregate dividends of approximately $16.1 million from retained net profits. During the nine months ended September 30, 1995, the First Financial Banks paid an aggregate of $8.7 million in dividends.

     The payment of dividends by First Financial and its subsidiaries is also affected by various regulatory requirements and policies, such as the requirement to maintain adequate capital above regulatory guidelines. In addition, if, in the opinion of the applicable regulatory authority, a bank under its jurisdiction is engaged in or is about to engage in an unsafe or unsound practice (which, depending on the financial condition of the bank, could include the payment of dividends), such authority may require, after notice and hearing, that such bank cease and desist from such practice. The Federal Reserve Board and the OCC have each indicated that paying dividends that deplete a bank's capital base to an inadequate level would be an unsafe and unsound banking practice. The Federal Reserve Board, the OCC and the Federal Deposit Insurance Corporation (the "FDIC") have issued policy statements which provide that bank holding companies and insured banks should generally only pay dividends out of current operating earnings.

CERTAIN TRANSACTIONS BY FIRST FINANCIAL WITH ITS AFFILIATES

     There are also various legal restrictions on the extent to which First Financial can borrow or otherwise obtain credit from, or engage in certain other transactions with, its depository subsidiaries. The "covered transactions" that an insured depository institution and its subsidiaries are permitted to engage in with their nondepository affiliates are limited to the following amounts:
(i) in the case of any one such affiliate, the aggregate amount of "covered transactions" of the insured depository institution and its subsidiaries cannot exceed ten percent (10%) of the capital stock and the surplus of the insured depository institution; and (ii) in the case of all affiliates, the aggregate amount of "covered transactions" of the insured depository institution and its subsidiaries cannot exceed twenty percent (20%) of the capital stock and surplus of the insured depository institution. In addition, extensions of credit that constitute "covered transactions" must be collateralized in prescribed amounts. "Covered transactions" are defined by statute to include a loan or extension of credit to the affiliate, a purchase of securities issued by an affiliate, a purchase of assets from the affiliate (unless otherwise exempted by the Federal Reserve Board), the acceptance of securities issued by the affiliate as collateral for a loan and the issuance of a guarantee, acceptance, or letter of credit for the benefit of an affiliate. Further, a bank holding company and its subsidiaries are prohibited from engaging in certain tie-in arrangements in connection with any extension of credit, lease or sale of property or furnishing of services.

CAPITAL

     The Federal Reserve Board has adopted risk based capital guidelines for bank holding companies. The minimum guidelines for the ratio of total capital ("Total Capital") to risk weighted assets (including certain off-balance-sheet activities, such as standby letters of credit) is eight percent (8%). At least half of the Total Capital is to be composed of common shareholders' equity, minority interests in the equity accounts of consolidated subsidiaries and a limited amount of perpetual preferred stock, less goodwill ("Tier 1 Capital"). The remainder may consist of subordinated debt, other preferred stock and a limited amount of loan loss reserves.

     In addition, the Federal Reserve Board has established minimum leverage ratio guidelines for bank holding companies. These guidelines provide for a minimum Tier 1 Capital leverage ratio (Tier 1 Capital to total assets, less goodwill) of three percent (3%) for bank holding companies that meet certain specified criteria, including having the highest regulatory rating. All other bank holding companies will generally be required to maintain a minimum Tier 1 Capital leverage ratio of three percent (3%) plus an additional cushion of 100 to 200 basis points. The Federal Reserve Board has not advised First Financial of any specific minimum Tier 1 Capital leverage ratio applicable to it. The guidelines also provide that bank holding companies experiencing internal growth or making acquisitions will be expected to maintain strong capital positions substantially above the minimum supervisory levels without significant reliance on intangible assets (e.g., goodwill, core deposit intangibles and purchased mortgage servicing rights).

     The following tables set forth the Tier 1 Capital to risk-weighted assets ratios, the total capital to risk-weighted assets ratios and the Tier 1 leverage ratios for First Financial and Weatherford Holdings individually and on a pro forma combined basis as of certain dates and periods. Such pro forma combined data is derived from the financial information of First Financial and Weatherford Holdings at September 30 or December 31 for each of the periods presented below and gives effect to the Exchange and the Merger.

                 Tier 1 Capital to Risk-Weighted Assets Ratio
                    (in each case calculated pursuant to the
                         risk-based capital guidelines)

                                            Pro Forma                              Pro Forma
As of:                First Financial   First Financial(1)  Weatherford Holdings    Combined
--------------------  ----------------  ------------------  ---------------------  ----------

September 30, 1995..            20.38%            18.07%                   17.96%      18.06%
December 31, 1994...            20.08%                                     18.99%      20.03%
December 31, 1993...            16.76%                                     21.97%      16.93%
December 31, 1992...            16.90%                                     23.81%      17.10%

                  Total Capital To Risk-Weighted Assets Ratio
                    (in each case calculated pursuant to the
                         risk-based capital guidelines)

                                            Pro Forma                              Pro Forma
As of:                First Financial   First Financial(1)  Weatherford Holdings    Combined
--------------------  ----------------  ------------------  ---------------------  ----------

September 30, 1995..            21.64%            19.18%                   18.56%      19.15%
December 31, 1994...            21.34%                                     19.73%      21.27%
December 31, 1993...            18.01%                                     22.97%      18.17%
December 31, 1992...            18.39%                                     24.96%      18.58%

                             Tier 1 Leverage Ratio


                                            Pro Forma                              Pro Forma
As of:                First Financial   First Financial(1)  Weatherford Holdings    Combined
--------------------  ----------------  ------------------  ---------------------  ----------

September 30, 1995..            10.91%            10.05%                    8.26%       9.95%
December 31, 1994...            10.26%                                      8.89%      10.19%
December 31, 1993...             9.51%                                      8.09%       9.44%
December 31, 1992...             9.28%                                      7.83%       9.21%


(1) September 30, 1995 ratios include Citizens


  In addition to the Federal Reserve Board capital standards, Texas-chartered banks must also comply with the capital requirements imposed by the Texas Banking Department. Although neither the Texas Banking Act nor the regulations promulgated thereunder specify any minimum capital-to-assets ratio that must be maintained by a Texas-chartered bank, the Texas Banking Department has a policy that generally requires Texas-chartered banks to maintain a minimum 6% ratio of stockholders equity (stated capital, surplus capital, surplus and undivided profits or retained earnings) to total assets. As of September 30, 1995, all Texas-chartered banks owned by First Financial exceeded the minimum ratio.

  Failure to meet capital guidelines could subject an insured bank to a variety of enforcement remedies, including the termination of deposit insurance by the FDIC and a prohibition on the taking of brokered deposits. See "FDICIA" below.

  Bank regulators continue to indicate their desire to raise capital requirements applicable to banking organizations beyond their current levels. However, the management of First Financial is unable to predict whether and when higher capital requirements might be imposed and, if they are imposed, at what levels and on what schedule.

FIRST FINANCIAL SUPPORT OF THE FIRST FINANCIAL BANKS

  Under Federal Reserve Board policy, First Financial is expected to act as a source of financial strength to each of its subsidiary banks and to commit resources to support each of such subsidiaries. This support may be required at times when, absent such Federal Reserve Board policy, First Financial would not otherwise be required to provide it.

  Under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 ("FIRREA"), a depository institution insured by the FDIC can be held liable for any loss incurred by, or reasonably expected to be incurred by, the FDIC after August 9, 1989 in connection with (i) the default of a commonly controlled FDIC-insured depository institution, or (ii) any assistance provided by the FDIC to any commonly controlled FDIC-insured depository institution "in danger of default." "Default" is defined generally as the appointment of a conservator or receiver and "in danger of default" is defined generally as the existence of certain conditions indicating that a default is likely to occur in the absence of regulatory assistance.

  Under the National Bank Act, if the capital stock of a national bank is impaired by losses or otherwise, the OCC is authorized to require payment of the deficiency by assessment upon the bank's shareholders, pro rata, and to the extent necessary, if any such assessment is not paid by any shareholder after three (3) months' notice, to sell the stock of such shareholder to make good the deficiency.

FDIC INSURANCE ASSESSMENTS

  The First Financial Banks must pay assessments to the FDIC for federal deposit insurance protection under a risk based assessment system. FDIC-insured depository institutions that are members of the Bank Insurance Fund pay insurance premiums at rates based on their risk classification. Institutions assigned to higher-risk classifications (that is, institutions that pose a greater risk of loss to their respective deposit insurance finds) pay assessments at higher rates than institutions that pose a lower risk. An institution's risk classification is assigned based on its capital levels and the level of supervisory concern the institution poses to the regulators. In addition, the FDIC can impose special assessments to cover the cost of borrowings from the U.S. Treasury, the Federal Financing Bank, and Bank Insurance Fund member banks. As of the date hereof, the assessment rate for each of the First Financial Banks is at the lowest level risk-based premium available.

FDICIA

  Among other things, the Federal Deposit Insurance Corporation Improvement Act of 1992 ("FDICIA") requires the federal banking agencies to take "prompt corrective action" in respect of depository institutions that do not meet minimum capital requirements. FDICIA establishes five capital tiers: "well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized" and "critically undercapitalized." A depository institution's capital tier will depend upon where its capital levels are in relation to various relevant capital measures, which will include a risk-based capital measure, a leverage ratio capital measure and certain other factors.

  Regulations establishing the specific capital tiers have been recently enacted. Under these regulations, for an institution to be well capitalized it must have a total risk-based capital ratio of at least ten percent (10%), a Tier 1 risk-based capital ratio of at least six percent (6%), and a Tier 1 leverage ratio of at least five percent (5%), and not be subject to any specific capital order or directive. For an institution to be adequately capitalized it must have a total risk-based capital ratio of at least eight percent (8%), a Tier 1 risk-based capital ratio of at least four percent (4%), and a leverage ratio of at least four percent (4%) (in some cases three percent (3%)). Under these new regulations, the First Financial Banks would be considered to be well capitalized as of December 31, 1994.

  FDICIA generally prohibits a depository institution from making any capital distribution (including payment of a dividend) or paying any management fee to its holding company if the depository institution would thereafter be undercapitalized. An "undercapitalized institution" must develop a capital restoration plan and its parent holding company must guarantee that bank's compliance with the plan. The liability of the parent holding company under any such guarantee is limited to the lesser of 5% of the bank's assets at the time it became "undercapitalized" or the amount needed to comply with the plan. Furthermore, in the event of the bankruptcy of the parent holding company, such guarantee would take priority over the parent's general unsecured creditors. In addition, FDICIA requires the various regulatory agencies to prescribe certain non-capital standards for safety and soundness relating generally to operations and management, asset quality and executive compensation and permits regulatory action against a financial institution that does not meet such standards.

  Banking agencies have recently adopted final regulations which mandate that regulators take into consideration concentrations of credit risk and risks from non-traditional activities, as well as an institution's ability to manage those risks, when determining the adequacy of an institution's capital. This evaluation will be made as a part of the institution's regular safety and soundness examination. Banking agencies also have recently adopted final regulations requiring regulators to consider interest rate risk (when the interest rate sensitivity of an institution's assets does not match the sensitivity of its liabilities or its off-balance-sheet position) in the evaluation of a bank's capital adequacy. Concurrently, banking agencies have proposed a methodology for evaluating interest rate risk. After gaining experience with the proposed measurement process, these banking agencies intend to propose further regulations to establish an explicit risk-based capital charge for interest rate risk.

INTERSTATE BANKING AND BRANCHING ACT

  Pursuant to the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 (the "Interstate Banking and Branching Act"), a bank holding company is able to acquire banks in states other than its home state. Prior to September 29, 1995, interstate acquisitions by bank holding companies were subject to Federal law, which provided that no application to acquire shares of a bank located outside of the state in which the operations of the acquiring bank holding company were principally conducted would be approved by the Federal Reserve Board unless such acquisition was specifically authorized by the laws of the state in which the bank whose shares are to be acquired was located.

  The Interstate Banking and Branching Act also authorizes banks to merge across state lines, therefore creating interstate branches, beginning June 1, 1997. Under such legislation, each state has the opportunity to "opt out" of this provision, thereby prohibiting interstate branching in such states, or to "opt in" at an earlier time, thereby allowing interstate branching within that state prior to June 1, 1997. Furthermore, pursuant to such act, a bank is now able to open new branches in a state in which it does not already have banking operations, if the laws of such state permit such DE NOVO branching. Texas has adopted legislation to "opt out" of the interstate branching provisions (which Texas law currently expires on September 2, 1999).

PENDING AND PROPOSED LEGISLATION

  Proposals to change the laws and regulations governing the banking industry are frequently introduced in Congress, in the state legislatures and before the various bank regulatory agencies. In 1995, several bills have been introduced in Congress that would have the effect of broadening the securities underwriting powers of bank holding companies and possibly permitting bank holding companies to engage in nonfinancial activities. The likelihood and timing of any such proposals or bills being enacted and the impact they might have on First Financial and its subsidiaries cannot be determined at this time.

                  DESCRIPTION OF FIRST FINANCIAL CAPITAL STOCK

  The following description contains a summary of all of the material features of the capital stock of First Financial but does not purport to be complete and is subject to and qualified in its entirety by reference to the First Financial Articles of Incorporation, which are filed as exhibits to documents incorporated by reference herein and by reference to the applicable provisions of the Texas Business Corporation Act. See also "COMPARISON OF SHAREHOLDER RIGHTS" below. The following description should be read carefully by the Weatherford Shareholders.

  First Financial's total authorized capital stock consists of 10,000,000 shares of First Financial Common Stock with a par value of $10.00 per share. There is no authorized preferred stock. As of November 1, 1995, there were issued and outstanding 5,012,133 shares of First Financial Common Stock.

  The holders of First Financial Common Stock ("First Financial Shareholders") are entitled to receive such dividends as may from time to time be declared by the First Financial Board of Directors. Shareholders are entitled to one vote per share of First Financial Common Stock on every issue submitted to them as First Financial Shareholders at a meeting of shareholders or otherwise. In the event of liquidation, First Financial Shareholders are entitled to share ratably, after satisfaction in full of the prior rights of creditors, in all assets of First Financial available for distribution to First Financial Shareholders. First Financial Shareholders do not have preemptive or cumulative voting rights. All shares of First Financial Common Stock now issued and outstanding are fully paid and nonassessable.

                        COMPARISON OF SHAREHOLDER RIGHTS

  In the event that the Exchange is consummated, Weatherford Shareholders whose shares of Weatherford Holdings Common Stock are tendered in the Exchange Offer will become First Financial Shareholders. Their rights will be governed by Texas law, the First Financial Articles of Incorporation (the "First Financial Charter") and the Bylaws of First Financial (the "First Financial Bylaws").

  Certain differences between the rights of Weatherford Shareholders and First Financial Shareholders are set forth below. As both Weatherford Holdings and First Financial are organized under the laws of Texas, these differences primarily arise from various provisions of the First Financial Charter, the First Financial Bylaws, the Weatherford Holdings Articles of Incorporation (the "Weatherford Holdings Charter") and the Bylaws of Weatherford Holdings (the "Weatherford Holdings Bylaws"). This summary contains a description of the material differences in shareholder rights, but is not meant to be relied upon as an exhaustive list or detailed description of the provisions discussed herein and is qualified in its entirety by reference to the TBCA, the First Financial Charter, the First Financial Bylaws, the Weatherford Holdings Charter and the Weatherford Holdings Bylaws.

BOARD OF DIRECTORS

  The First Financial Bylaws provide that the number of directors constituting the First Financial Board of Directors shall be not less than three and not more than thirty. Persons eligible for election to the First Financial Board of Directors are First Financial Shareholders who, at the date of the annual meeting of shareholders at which the Board is elected, (i) have not attained the age of 72 years, or (ii) have not attained the age of 75 years and own one percent (1%) or more of the outstanding shares of First Financial Common

Stock. Any director of First Financial may be removed, with or without cause, by the holders of a majority of the shares outstanding.

  The Weatherford Holdings Bylaws provide that the number of directors constituting the Weatherford Holdings Board of Directors shall be not less than one nor more than fifteen, the exact number to be determined from time to time by the shareholders at their annual meeting or at any special meeting called for that purpose. At any meeting of Weatherford Shareholders called expressly for the purpose of removing a director, any director or the entire Weatherford Holdings Board of Directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at any election of directors.


INDEMNIFICATION OF DIRECTORS AND OFFICERS

  The First Financial Charter provides that each director, officer, employee and agent of First Financial shall be indemnified for all expenses incurred in connection with any action, suit, proceeding or claim to which he or she is named a party or otherwise by virtue of holding such position; provided, however, that no indemnification of employees or agents (other than directors or officers) will be made without express authorization of the Board of Directors. The First Financial Charter provides that such indemnification shall be provided to the fullest extent permitted by applicable law.

  The Weatherford Holdings Bylaws provide that Weatherford Holdings shall indemnify its directors and officers against expenses actually and necessarily incurred by such person in connection with the defense of any action, suit, or proceeding, whether civil or criminal, in which he or she is made a party by reason of being or having been such director or officer, except in relation to matters as to which he or she shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in performance of duty.

SPECIAL MEETINGS OF SHAREHOLDERS

  The First Financial Bylaws provide that a special meeting of shareholders may be called by (i) a majority of the Board of Directors, or (ii) by the Chief Executive Officer joined by at least three members of the Board of Directors, or
(iii) by shareholders holding voting rights of not less than 20% of the stock of the corporation.

  The Weatherford Holdings Bylaws provide that a special meeting of the shareholders may be called by the President, the Board of Directors or shareholders owning not less than 10% of all the shares entitled to vote at the meeting.
                       INFORMATION ABOUT FIRST FINANCIAL

GENERAL

  First Financial is a Texas corporation and a multi-bank holding company registered under the Bank Holding Company Act of 1956, as amended (the "BHCA"). First Financial owns, through its wholly-owned Delaware subsidiary, First Financial Bankshares of Delaware, Inc., all of the capital stock of seven banks located in Texas: First National Bank of Abilene, Abilene, Texas; Hereford State Bank, Hereford, Texas; First National Bank, Sweetwater, Texas; Eastland National Bank, Eastland, Texas; The First National Bank in Cleburne, Cleburne, Texas; Stephenville Bank and Trust Co., Stephenville, Texas; and Southwest Bank of San Angelo, San Angelo, Texas (collectively, the "First Financial Banks"). As of September 30, 1995, First Financial and its consolidated subsidiaries had total assets of approximately $1.03 billion, total deposits of approximately $905.7 million, total loans (net of allowance for loan losses) of approximately $446.2 million and total shareholders' equity of approximately $112.4 million.

  First Financial operates principally in order to give the First Financial Banks access to additional management and technical resources which help them to improve or expand their banking and other services while continuing their local activity. Each of the First Financial Banks operates under the day-to-day management of its board of directors and officers, with substantial authority in making decisions concerning its own investments, loan policies, interest rates and service charges. First Financial provides assistance to the First Financial Banks, especially with respect to decisions concerning major capital expenditures, employee fringe benefits, including pension plans and group insurance, dividend policies, appointment of officers and directors of First Financial Banks and their compensation. The internal audit and loan review functions are centralized at First Financial.

  Each First Financial Bank is engaged in the general commercial banking business consisting of the acceptance of checking, savings and time deposits, the making of loans, transmitting funds and performing such other banking services as are usual and customary for commercial banks.

  In addition to First National Bank of Abilene, Hereford State Bank, First National Bank, Sweetwater and Stephenville Bank and Trust Co. have active trust departments. The trust departments offer a complete range of services to individuals, associations and corporations, including the administration of estates, testamentary trusts and various types of living trusts and agency accounts. Other sources of revenue are services for businesses, including administering pension, profit sharing, and other employee benefit plans, acting as stock transfer agent or stock registrar, and providing paying agent services.

  Commercial banking in Texas is very competitive and First Financial, holding less than 1% of deposits, represents only a minor segment of the industry. Success is dependent upon being able to compete in the areas of interest rates paid or charged and scope of services offered and prices charged therefor. Subsidiary banks of First Financial compete in their respective service areas with highly competitive banks, savings and loan associations, small loan companies, credit unions and brokerage firms, all of which are engaged in providing financial products and services.

  In addition to competition from other banks, the First Financial Banks will also continue to be subject to substantial competition from other financial institutions, such as savings and loan associations, small loan companies, credit unions and brokerage firms, all of which are engaged in providing financial products and services.

  First Financial's principal executive offices are located at 400 Pine Street, Abilene, Texas 79601, and its telephone number is (915) 675-7155. For further information concerning First Financial which is incorporated herein by reference from certain publicly-filed documents, see "Incorporation by Reference."

RECENT DEVELOPMENTS

  On September 7, 1995, First Financial entered into an acquisition agreement with Citizens Equity Corp. ("Citizens Equity"), The Citizens National Bank of Weatherford ("Citizens National") and various persons (the "Principal Shareholders") owning, in the aggregate, more than two-thirds (2/3) of the issued and outstanding shares of the common stock of Citizens Equity ("Citizens Equity Stock"). Pursuant to the acquisition agreement, the Principal Shareholders have agreed to sell, and First Financial has agreed to purchase, all of the Principal Shareholders' shares of Citizens Equity Stock for $60.00 per share, subject to certain price adjustments stated in the acquisition agreement. First Financial shall also make a cash tender offer to the remaining shareholders of Citizens Equity to acquire their Citizens Equity Stock at the same price per share at which the Principal Shareholders have agreed to sell their shares. Consummation of the transaction is conditioned upon tender of 100% of the issued and outstanding shares of Citizen Equity Stock. It is also a condition precedent to consummation of the transaction that Citizens Equity acquire all, or substantially all, of the remaining shares of Citizens National common stock not presently owned by Citizens Equity and that Citizens Equity also redeem all 311 shares of its presently issued and outstanding Preferred

Stock. Closing of the purchase of Citizens Equity Stock is expected to occur during the first quarter of 1996. If the transaction is consummated, Citizens Equity will be merged with and into FFB Delaware and Citizens National shall become a subsidiary of FFB Delaware. It is also anticipated that Citizens National will be merged with and into Weatherford National and that Weatherford National, as the surviving bank, will have its principal banking facility in Weatherford, Texas and branches in both Weatherford and Aledo, Texas.

  In addition to certain conditions precedent stated in the acquisition agreement, consummation and closing of the stock purchase transaction is subject to approval by the Federal Reserve Board and other federal and state regulatory authorities. The Federal Reserve Board has approved the acquisition. Funding of the stock purchase will be provided from available cash reserves of First Financial.

  Citizens Equity is a Texas corporation and registered bank holding company which owns approximately 91% of the issued and outstanding stock of Citizens National. Both Citizens Equity and Citizens National are located in the City of Weatherford, Parker County, Texas. At September 30, 1995, Citizens Equity had total assets of approximately $11,000,000, substantially all of which is its stock in Citizens National, which is its only operating subsidiary. Citizens National was originally chartered in 1868 and at July 31, 1995, had total assets of approximately $94,000,000 and shareholders' equity of approximately $8,400,000.

  On July 28, 1995, First Financial acquired Citizens State Bank in Roby, Texas ("Roby"). The Roby bank was purchased for cash by First National Bank, Sweetwater and then converted to a branch of First National Bank, Sweetwater.

MARKET PRICES OF AND DIVIDENDS PAID ON FIRST FINANCIAL COMMON STOCK

  Since November 1, 1993, the First Financial Common Stock has been traded on the NASDAQ National Market under the trading symbol "FFIN." The following table sets forth, for the periods indicated, the high and low bid prices and cash dividends declared per share of First Financial Common Stock. The information with respect to price quotations was obtained from The Principal/Financial Securities, Inc. of Abilene, Texas, a securities brokerage firm, and have been adjusted to reflect stock splits and stock dividends.

                                                DIVIDENDS
                                 HIGH    LOW    DECLARED
                                ------  ------  ---------
1993:

     First Quarter............  $29.45  $28.36      $0.20
     Second Quarter...........   31.20   29.45       0.26
     Third Quarter............   32.00   31.20       0.26
     Fourth Quarter...........   33.20   32.00       0.26

 1994:

     First Quarter............  $35.60  $31.60      $0.26
     Second Quarter...........   32.40   28.80       0.28
     Third Quarter............   30.00   28.00       0.28
     Fourth Quarter...........   28.50   24.00       0.28


1995:

     First Quarter............  $26.00  $24.75      $0.28
     Second Quarter...........   30.50   26.00       0.31
     Third Quarter............   31.75   29.50       0.31
     Fourth Quarter (through
      December 14, 1995)......   30.50   30.00       0.31

  On October 19, 1995 (the last trading day preceding the execution of the Exchange Agreement), the last sales price of First Financial Common Stock, as reported by NASDAQ, was $32.00 per share. On December 14, 1995 (the last practicable date prior to the mailing of this Prospectus), the last sales price of First Financial Common Stock, as reported by NASDAQ, was $32.00 per share.


  WEATHERFORD SHAREHOLDERS ARE ADVISED TO OBTAIN CURRENT MARKET QUOTATIONS FOR FIRST FINANCIAL COMMON STOCK. NO ASSURANCE CAN BE GIVEN CONCERNING THE MARKET PRICE OF FIRST FINANCIAL COMMON STOCK BEFORE OR AFTER THE DATE ON WHICH THE EXCHANGE IS CONSUMMATED. THE MARKET PRICE OF FIRST FINANCIAL COMMON STOCK WILL FLUCTUATE BETWEEN THE DATE OF THIS PROSPECTUS AND THE DATE ON WHICH THE EXCHANGE IS CONSUMMATED AND THEREAFTER.

  The timing and amount of future dividends on First Financial Common Stock will depend upon earnings, cash requirements, the financial condition of First Financial and its subsidiaries, applicable government regulations and other factors deemed relevant by the Board of Directors of First Financial. As described under "Certain Regulatory Considerations," various state and federal laws limit the ability of the First Financial Banks to pay dividends to First Financial.

  On October 10, 1995, there were 1,394 holders of record of First Financial Common Stock.


                     INFORMATION ABOUT WEATHERFORD HOLDINGS

GENERAL

  Weatherford Holdings is a one bank holding company formed in 1984 and incorporated in the State of Texas. Weatherford Holdings owns all of the capital stock of Parker Bancshares, Inc. ("Parker Bancshares"), a Delaware corporation and bank holding company that owns all of the capital stock of Weatherford National Bank ("Weatherford National"), a national bank having is principal office in the City of Weatherford, Parker County, Texas. Weatherford National, which began operations in 1984, is federally chartered and insured by the Federal Deposit Insurance Corporation.

MARKET AREA

  Weatherford Holdings conducts business principally in Parker County and surrounding areas through its two locations in Weatherford, Texas.

SERVICES

  Weatherford National provides a full range of both commercial and consumer banking services including loans, checking accounts, savings programs, safe deposit facilities, access to automated teller machines, and credit card programs. The bank does not offer trust services.

COMPETITION

  The business of banking in Weatherford National's market area is highly competitive. In Weatherford, six other banks operate with nine locations. Weatherford National also competes with credit unions, saving and loan associations, investment brokers, insurance companies, and mortgage companies.

EMPLOYEES

  As of September 30, 1995, Weatherford Holdings and its subsidiaries employed 28 full time and 5 part time employees.

PROPERTIES

  Weatherford National has two locations in Weatherford. Its principal office is located at 101 College Drive and a full service branch office is located at 1214 N. Main.

MARKET FOR AND DIVIDENDS PAID ON WEATHERFORD HOLDINGS COMMON STOCK

  There is no established public trading market for Weatherford Holdings Common Stock. Weatherford Holdings Common Stock is not listed on a national securities exchange and is not authorized for quotation on an interdealer quotation system. As of October 1, 1995, there were 147 holders of record of Weatherford Holdings Common Stock. Weatherford Holdings has paid dividends on Weatherford Holdings Common Stock in 1994 and 1995, but payment of future dividends is not assured. The Exchange Agreement permits Weatherford to pay in January 1996 a dividend of $.50 per share to shareholders of record as of a date in December 1995.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

  As of October 1, 1995, the management of Weatherford Holdings knew of no person, other than those listed below, owning beneficially more than 5% of the Weatherford Holdings Common Stock.

                                        Shares of Weatherford Holdings
                                                 Common Stock             Percentage of Weatherford Holdings
  Name and Address of Beneficial Owner      Beneficially Owned(1)               Common Stock Outstanding
 -------------------------------------  ------------------------------    ----------------------------------

Walter F. Worthington                                 67,565/(2)/                        31.3%
803 East Park
Weatherford, Texas  76086

Mac A. Coalson                              40,142/(3)/                  18.6%
7801 New Authon Road
Weatherford, Texas  76086

Melvin L. Worthington                       27,360/(4)/                  12.7%
403 West Oak
Weatherford, Texas  76086

Gerald E. Davis                             12,500                        5.8%
P.O. Box 640
Weatherford, Texas  76086

Bill G. Wester                              11,316                        5.2%
107 Edge Hill Terrace
Weatherford, Texas  76086

--------------
(1) As determined in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended.
(2) Walter F. Worthington may be deemed to beneficially own 67,565 shares, 746 shares of which are owned directly by Frances Fant Worthington Special Trust, of which Mr. Worthington is a trustee, and 20,402 shares of which are owned directly by Worthington Properties Ltd., of which Frances Fant Worthington Special Trust is a general partner, of which Mr. Worthington is a trustee.
(3) Mac A. Coalson may be deemed to beneficially own 40,142 shares, 20,000 shares of which are owned directly by The McAllen F. and Greg T. Coalson Trust, of which Mr. Coalson is a trustee.
(4) Melvin L. Worthington may be deemed to beneficially own 27,360 shares, 746 shares of which are owned directly by Frances Fant Worthington Special Trust, of which Mr. Worthington is a trustee and 20,402 shares of which are owned directly by Worthington Properties Ltd., of which Frances Fant Worthington Special Trust is a general partner, of which Mr. Worthington is a trustee.


SECURITY OWNERSHIP OF MANAGEMENT

  The following table sets forth information as to the shares of Weatherford Holdings Common Stock beneficially owned by each director and executive officer and for all directors and executive officers as a group as of October 1, 1995.

                             Shares of Weatherford Holdings
                                      Common Stock             Percentage of Weatherford Holdings
              Name                Beneficially Owned(1)             Common Stock Outstanding
             ------               ---------------------        -----------------------------------

Helen G. Brogdon                              452                               *
Mac A. Coalson                             40,142/(3)/                       18.6%
Gerald E. Davis                            12,500                             5.8%
Larry V. Mangrem                            2,100                             1.0%
Bill G. Wester                             11,316                             5.2%
Brookes B. Worthington                      1,315                               *
Melvin L. Worthington                      27,360/(4)/                       12.7%
Walter F. Worthington                      67,565/(2)/                       31.3%

All directors and executive
officers as a group:                            141,602                    65.6%

--------------
* Indicates beneficial ownership is less than one percent.

(1) Each director and executive officer of Weatherford Holdings has sole voting and investment powers with respect to all shares of Weatherford Holdings Common Stock shown as beneficially owned by such director or executive officer except as otherwise indicated in the following footnotes. Beneficial ownership is determined in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended.
(2) Walter F. Worthington may be deemed to beneficially own 67,565 shares, 746 shares of which are owned directly by Frances Fant Worthington Special Trust, of which Mr. Worthington is a trustee, and 20,402 shares of which are owned directly by Worthington Properties Ltd., of which Frances Fant Worthington Special Trust is a general partner, of which Mr. Worthington is a trustee.
(3) Mac A. Coalson may be deemed to beneficially own 40,142 shares, 20,000 shares of which are owned directly by The McAllen F. and Greg T. Coalson Trust, of which Mr. Coalson is a trustee.
(4) Melvin L. Worthington may be deemed to beneficially own 27,360 shares, 746 shares of which are owned directly by Frances Fant Worthington Special Trust, of which Mr. Worthington is a trustee and 20,402 shares of which are owned directly by Worthington Properties Ltd., of which Frances Fant Worthington Special Trust is a general partner, of which Mr. Worthington is a trustee.

  After giving effect to the First Financial Common Stock to be issued in the Exchange and the Merger, and based on the number of shares of First Financial Common Stock outstanding as of November 1, 1995, no director or executive officer of Weatherford Holdings will beneficially own more than one percent (1%) of the outstanding First Financial Common Stock immediately after the Exchange and the Merger, other than Walter F. Worthington and Mac A. Coalson who will own 1.9% and 1.1%, respectively, of the outstanding First Financial Common Stock immediately following the Exchange and the Merger.

  There are no commitments at this time for the issuance of shares to any officer, director or other major stockholders.

          SELECTED CONSOLIDATED FINANCIAL DATA OF WEATHERFORD HOLDINGS


  The following tables present selected historical consolidated financial data of Weatherford Holdings as of the dates and for the periods indicated. Results of operations for the nine months ended September 30, 1995 are not necessarily indicative of results for a full fiscal year. The financial data should be read in conjunction with the historical consolidated financial statements of Weatherford Holdings and related notes included elsewhere herein.

                                         (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
                                                                                                 NINE MONTHS
                                                      YEARS ENDED DECEMBER 31,                      ENDED
                                       ---------------------------------------------------      SEPTEMBER 30,
                                         1990      1991      1992       1993        1994            1995
                                       --------  --------  --------  ----------  ----------     ------------
OPERATING RESULTS:

Net interest income..................  $ 1,186   $ 1,358   $ 1,787     $ 1,925      $ 2,053        $ 1,700
Provision for loan losses............       42        63        71           3            3             34
Noninterest income...................      430       482       544       1,244          720            527
Noninterest expense..................    1,139     1,204     1,304       1,553        1,544          1,329
                                       -------   -------   -------     -------      -------        -------
Income before income taxes...........      435       573       956       1,613        1,226            864
Provisions (benefit) for
 income taxes........................      126       175       289         511          378            275
                                       -------   -------   -------     -------      -------        -------
Net income before cumulative effect
 of accounting change................      309       398       667       1,103          848            589
Cumulative effect of accounting
 change..............................       --        --        --         (19)          --             --
                                       -------   -------   -------     -------      -------        -------
Net income...........................  $   309   $   398   $   667     $ 1,084      $   848        $   589
                                       =======   =======   =======     =======      =======        =======

Net income per Weatherford
 Holdings Common Share
 before cumulative effect
 of accounting change................  $  1.40   $  1.82   $  3.06     $  5.11      $  3.92        $  2.73
Net income per Weatherford
 Holdings Common Share...............  $  1.40   $  1.82   $  3.06     $  5.02      $  3.92        $  2.73

FINANCIAL POSITION:

Assets...............................  $33,698   $41,617   $47,808     $51,406      $54,369        $62,142
Loans................................   11,821    12,606    13,822      16,397       21,151         25,005
Investment Securities................   14,829    22,906    25,787      26,705       27,706         29,411
Deposits.............................   30,467    38,182    43,856      47,039       49,321         56,542
Stockholders' equity.................    1,912     2,292     2,935       4,019        4,609          5,133

SIGNIFICANT RATIOS:

Return on assets.....................     0.98%     1.10%     1.50%       2.26%        1.66%          1.03%
Return on equity.....................    10.94%    13.06%    19.90%      29.16%       19.50%         12.30%
Net interest margin..................     3.49%     3.10%     3.95%       3.77%        3.38%          3.46%
Earning assets to assets.............    88.60%    01.05%    91.52%      90.74%       90.96%         91.33%
Book value per share(1)..............     8.69     10.49     13.59       18.61        21.34          23.77

(Footnotes may appear on following page)
______________
(1)  At period end

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
               AND RESULTS OF OPERATIONS OF WEATHERFORD HOLDINGS

                                  INTRODUCTION

  Included in this review are the following sections:

     I.    Overview of Operations

     II.   Net Interest Income

     III.  Asset Quality

     IV.   Deposits

     V.    Return on Equity and Assets

     VI.   Noninterest Income and Expense and Income Taxes

     VII.  Liquidity and Interest Rate Sensitivity

     VIII. Capital

     IX.   Discussion of First Nine Months of 1995 versus First Nine Months of
           1994

  This discussion should be read in conjunction with the financial statements, notes and tables included elsewhere in this Prospectus. Definitions of terms used in this discussion include:

Average Balances

  All average balances are calculated on the basis of daily averages. Interim period annualizations are based on actual days in the relevant period.

Fully Taxable Equivalent Basis (FTE):

  Income on earning assets which is subject to either a reduced rate or zero rate of income tax has been adjusted to give effect to the statutory federal income tax rate of 34%. Where appropriate, yield calculations include these adjustments.

Net Interest Income:

  Interest and related fee income on earning assets (FTE basis where appropriate) reduced by total interest expense on interest bearing liabilities.

Net Interest Margin:

  Net interest income on an FTE basis expressed as a percent of average earning assets.

I.  OVERVIEW OF OPERATIONS

General

  Net income of Weatherford Holdings for 1994 was $848 thousand as compared to $1.01 million for 1993 and $667 thousand for 1992. Earnings per share were $3.92, $5.02, and $3.06 for 1994, 1993, and 1992, respectively. Return on average assets was 1.66% for 1994 compared to 2.26% in 1993 and 1.50% in 1992. Return on shareholders' equity in 1994 was 19.53% compared to 29.16% in 1993 and 19.90% in 1992. The 1993 amounts reflect a $19 thousand reduction in earnings which represented the cumulative effect of the adoption of Financial Accounting Standards No. 109, "Accounting for Income Taxes". The decreased income for 1994 is attributed to a reduction in securities gains which amounted to $438 thousand, after-tax in 1993. Securities gains in 1994 were not significant, and there were no securities gains or losses in 1992.

  As shown in Table 1, net interest income on a tax-equivalent basis for 1994 amounted to $2.12 million as compared to $1.99 million for 1993 and $1.85 million for 1992. Table 2 summarizes the changes in net interest income on a fully tax-equivalent basis by major category of interest-earning assets and interest-bearing liabilities, identifying changes related to volumes and rates.

  The provision for loan losses in 1994 amounted to $3 thousand which was equal to the 1993 amount and below the 1992 total of $71 thousand. Net charge-offs in 1994 totaled $7 thousand as compared to net recoveries of $5 thousand and $12 thousand in 1993 and 1992, respectively. Nonperforming assets at December 31, 1994, amounted to $89 thousand as compared to $51 thousand at December 31, 1993, and $62 thousand at December 31, 1992. Table 7 provides the components of nonperforming assets and Table 8 provides an analysis of the Allowance for Loan Losses. Management is not aware of any classified loan not properly classified as nonperforming and considers the allowance for loan losses to be adequate.

  Noninterest income for 1994 totaled $720 thousand as compared to $1.2 million in 1993 and $543 thousand in 1992. As shown in Table 11, the 1994 decrease was due primarily to lower securities gains which totaled $664 thousand in 1993. Service fees on deposit accounts and brokerage commissions in 1994 reflect increases over the prior year and offset to some extent the decrease in securities gains. Total noninterest expense for 1994 amounted to $1.5 million and was $9 thousand below the 1993 total. Noninterest expense in 1992 amounted to $1.3 million. Salaries and employee benefits, the largest component of noninterest expense, increased $31 thousand, or 4.5%, to $708 thousand in 1994, with essentially all of the increase being in salaries. Total salaries and employee benefits totaled $677 thousand in 1993, which was up $105 thousand from the 1992 total. Table 12 provides detail of noninterest expense and the changes from the prior year.

  Income tax expense for 1994 amounted to $378 thousand compared to $511 thousand in 1993 and $289 thousand in 1992. Weatherford Holdings' effective tax rates on pre-tax income were 30.9%, 31.6%, and 30.2% for the years 1994, 1993, and 1992, respectively

Balance Sheet Review

  Total assets amounted to $54.3 million and $51.4 million at December 31, 1994 and 1993, respectively. During 1994 total assets averaged $51.0 million compared to an average of $48.8 million in 1993.

  In May 1993, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 115 which modified the accounting for investment securities. The statement requires management to classify debt and equity securities as held-to-maturity, available-for-sale, or trading based on their intent. Securities classified as held-to-maturity are recorded at cost, adjusted for amortization of premiums and accretion of discounts. Securities classified as available-for-sale are recorded at fair value, with unrealized gains and losses, net of deferred taxes, excluded from earnings and reported in a separate component of shareholders' equity. Securities classified as trading are recorded at fair value, with unrealized gains and losses included in earnings. As permitted by the statement, Weatherford Holdings adopted this statement effective January 1, 1994, and the resulting cumulative adjustment increased investment securities $37.7 thousand, deferred income taxes payable $12.8 thousand, and shareholders' equity $24.9 thousand. Holding investment securities until maturity continues to be Weatherford Holdings' primary investment strategy. Investment securities totaling $3.8 million, however, are classified as available-for-sale which provides Weatherford Holdings flexibility in asset and liability management to liquidate prior to maturity certain investments. Investment securities at December 31, 1994, totaled $27.7 million as compared to $26.7 million at December 31, 1993. Table 3 presents the composition of the investment portfolio, and Table 4 provides maturities and yields of investment securities at December 31, 1994. The net unrealized loss for held-to-maturity securities amounted to $1.6 million at December 31, 1994. Total loans at December 31, 1994, amounted to $21.3 million which represents a 28.3% increase from the year-end 1993 total of $16.6 million. Table 5 presents the composition of the loan portfolio.

  Total deposits at December 31, 1994, were $49.3 million as compared to $47.0 million at December 31, 1993. For the year, total deposits averaged $46.3 million which was up from the 1993 average of $45.1 million. Table 9 provides the composition of total average deposits and average rates on interest-bearing deposits. At December 31, 1994, total shareholders' equity was $4.6 million, an increase of $600 thousand, or 14.9%, from December 31, 1993.

Interest-Sensitivity

  Table 13 presents Weatherford Holdings' interest-sensitivity gap at December 31, 1994. As shown in the table, Weatherford Holdings has a negative cumulative repricing gap in the one-year horizon. Consequently, a sudden and large increase in rates or a dramatic narrowing in the spread between asset yields and liability costs would result in an adverse impact on the net interest margin; however, the adverse impact is more moderate if interest rates follow historical trends and increase gradually. There are no off-balance sheet financial instruments to manage interest rate risk.

II. NET INTEREST INCOME

TABLE 1 -  AVERAGE BALANCES AND AVERAGE YIELDS AND RATES (000'S OMITTED) --
           WEATHERFORD HOLDINGS

  The following table shows Weatherford Holdings' consolidated balances of assets, liabilities and capital computed principally on an average daily basis and the interest income and average yield on interest-earning assets and interest expense and average rate on interest-bearing liabilities for the three years ended December 31, 1994, (000's omitted). The calculations of average yields and rates are based upon the average daily balances. Non-accrual loans are included in the average daily balance of loans and any interest income recognized on a cash basis is included in interest income on loans:

                                                    1994                         1993                          1992
                                        ---------------------------  ----------------------------  --------------------------
                                        Average   Income/    Yield/   Average   Income/    Yield/   Average  Income/   Yield/
                                        Balance   Expense     Rate    Balance   Expense     Rate    Balance  Expense    Rate
                                        --------  --------  --------  --------  --------  --------  -------  --------  -------
ASSETS
Short-term investments................  $ 1,382   $    62      4.49%  $ 1,950    $   56      2.87%  $ 2,619   $  100     3.82%
Taxable investment securities.........   24,098     1,202      4.99    25,382     1,428      5.63    23,001    1,601     6.96
Tax-exempt investment securities(1)...    2,149       198      9.21     2,072       189      9.12     1,962      182     9.28
Loans(1)(2)...........................   18,889     1,810      9.58    15,398     1,496      9.72    13,823    1,456    10.53
                                        -------   -------             -------    ------             -------   ------
Total earning assets..................   46,518     3,272      7.03    44,802     3,169      7.07    41,405    3,339     8.06
Cash and due from banks...............    2,654                         2,206                         2,403
Bank premises and equipment...........    1,458                         1,399                           811
Other assets..........................      572                           585                           652
Allowance for loan losses.............     (183)                         (184)                         (153)
                                        -------                       -------                       -------
Total assets..........................  $51,019                       $48,808                       $45,118
                                        =======                       =======                       =======

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest bearing deposits.............  $37,719   $ 1,151      3.05%  $37,219     $1,155     3.10%  $35,015   $1,445     4.13%
Short-term borrowings
Long-term debt........................       13         1      8.00       449         24                680       45     6.62
                                        -------   -------             -------     ------            -------   ------
Total interest bearing liabilities....   37,732     1,152      3.05    37,668      1,179     3.13    35,695    1,490     4.17
                                                  -------                         ------                      ------
Noninterest-bearing deposits..........    8,640                         7,448                         6,277
Other liabilities.....................      299                           278                           394
                                        -------                       -------                       -------
Total liabilities.....................   46,671                        45,394                        42,366
Shareholders' equity..................    4,348                         3,414                         2,752
                                        -------                       -------                       -------
Total liabilities and shareholders'
equity................................  $51,019                       $48,808                       $45,118
                                        =======                       =======                       =======

Net interest income...................            $ 2,120                         $ 1,990                     $ 1,849
                                                  =======                         =======                     =======

Rate Analysis
Interest income/earning assets........                         7.03%                         7.07%                       8.06%
Interest expense/earning assets.......                         2.48                          2.63                        3.60
                                                               ----                          ----                        ----
Net yield on earning assets                                    4.56%                         4.44%                       4.47%
                                                               ====                          ====                        ====

(1)  Computed on a tax-equivalent basis assuming a marginal tax rate of 34%.
(2)  Nonaccrual loans are included in loans.

TABLE 2 - ANALYSIS OF CHANGES IN INTEREST INCOME AND INTEREST EXPENSE (000'S
          OMITTED) -- WEATHERFORD HOLDINGS


                                                  1994 Compared to 1993                          1993 Compared to 1992
                             ---------------------------------------------------------  ----------------------------------------
                                    Change Attributable to              Total          Change Attributable to            Total
                                     Volume            Rate            Change           Volume            Rate           Change
                             -----------------------  -------  -----------------------  -------  ----------------------  -------

Short-term investments.....           $ (16)          $  22              $   6          $ (26)            $ (18)          $ (44)
Taxable investment
securities.................             (72)           (154)              (226)           166              (339)           (173)
Tax-exempt investment
securities (1).............               7               2                  9             10                (3)              7
Loans (1)..................             339             (25)               314            166              (126)             40
                                      -----           -----              -----          -----             -----           -----
Interest income............             258            (155)               103            316              (486)           (170)
                                      -----           -----              -----          -----             -----           -----

Interest bearing deposits..              16             (20)                (4)            91              (381)           (290)
Short-term borrowings......              --              --                 --             --                --              --
                                      -----           -----              -----          -----             -----           -----
Long-term debt.............             (24)              1                (23)           (16)               (5)            (21)
                                      -----           -----              -----          -----             -----           -----
Interest expense...........              (9)            (19)               (27)            75              (386)           (311)
                                      -----           -----              -----          -----             -----           -----
Net interest income........           $ 266            (136)             $ 130          $ 242              (101)          $ 141
                                      =====           =====              =====          =====             =====           =====

---------------
(1)  Computed on a tax-equivalent basis assuming a marginal tax rate of 34%.

TABLE 3 - COMPOSITION OF INVESTMENT SECURITIES -- WEATHERFORD HOLDINGS

The table below sets forth the composition of investment securities at the dates indicated:

                                                               AT DECEMBER 31,
                                                    ----------------------------------
                                                       1994        1993        1992
                                                    ---------  -----------  -----------

Held-to-Maturity
----------------

U.S. Treasury obligations and obligations of
 U.S. Government corporations and agencies........   $13,728     $17,385      $22,845
Obligations of states and political subdivisions..     2,360       2,068        2,076
Mortgage-backed securities........................     7,764       7,191          806
                                                     -------     -------      -------
 Total debt securities............................    23,852      26,644       25,727
Other securities..................................        --          60           60
                                                     -------     -------      -------
                                                     $23,852     $26,704      $25,787
                                                     =======     =======      =======

                                                   December 31,
                                                       1994
                                                   -------------
Available-for-Sale
------------------

U.S. Treasury obligations and obligations of
 U.S. Government corporations and agencies........   $2,821
Obligations of states and political subdivisions..       --
Mortgage-backed securities........................      973
                                                     ------
 Total debt securities............................    3,794
Other securities..................................       60
                                                     ------
                                                     $3,854
                                                     ======

TABLE 4 - MATURITY AND YIELDS OF INVESTMENT SECURITIES HELD AT DECEMBER 31, 1994
          -- WEATHERFORD HOLDINGS

The following table shows the maturities of investment securities at December 31, 1994 and the weighted average yields (for tax exempt obligations on a fully taxable basis assuming a 34% tax rate adjusted for disallowed interest deductions in accordance with Federal income tax regulation) of such securities (000's omitted):

                                                                MATURING
                             --------------------------------------------------------------------------
                                                 AFTER ONE BUT      AFTER FIVE BUT
                             WITHIN ONE YEAR   WITHIN FIVE YEARS   WITHIN TEN YEARS    AFTER TEN YEARS             TOTAL
                             ---------------   -----------------   ----------------    ---------------       ---------------
                             AMOUNT   YIELD    AMOUNT     YIELD    AMOUNT    YIELD     AMOUNT     YIELD      AMOUNT    YIELD
                             ------   ------   -------    ------   ------    ------    ------     -----      -------   -----

Held-to-Maturity
----------------

U.S. Treasury obligations
 and obligations of U.S.
 Government corporations
 and agencies                 $1,601     4.03%  $12,127    4.65%  $   --        --%    $   --      --%       $13,728    4.58%
Obligations of states and
 political subdivisions          301     9.25     1,339    8.65      720      8.41         --      --          2,360    8.64
Mortgage-backed securities        --       --        --      --    2,773      5.54      4,991    5.48          7,764    5.50
                             -------  -------   -------   -----   ------      ----     ------    ----        -------    ----
 Total                        $1,902     4.86%  $13,486    5.05%  $3,493      6.13%    $4,991    5.48%       $23,852    5.28%
                             =======  =======   =======   =====   ======      ====     ======    ====        =======    ====



                                                                MATURING
                             --------------------------------------------------------------------------
                                                 AFTER ONE BUT      AFTER FIVE BUT
                             WITHIN ONE YEAR   WITHIN FIVE YEARS   WITHIN TEN YEARS    AFTER TEN YEARS             TOTAL
                             ---------------   -----------------   ----------------    ---------------       ---------------
                             AMOUNT   YIELD    AMOUNT     YIELD    AMOUNT    YIELD     AMOUNT     YIELD      AMOUNT    YIELD
                             ------   ------   -------    ------   ------    ------    ------     -----      -------   -----
Available-for-Sale:
---------------------------

U.S. Treasury obligations
 and obligations of U.S.
 Government corporations
 and agencies                $2,627   6.95%     $194       6.20%     $--       --%       $ --       --%      $2,821    6.91%
Mortgage-backed securities       --     --       612       6.24       --       --         361     8.04          973    6.81
Other securities                 --     --        --         --       --       --          60     6.00           60    6.90
                             ------   ----      ----       ----      ---       --        ----     ----       ------   -----
 Total                       $2,627   6.95%     $806       6.23%     $--       --%       $421     7.75%      $3,854    6.90%
                             ======   ====      ====       ====      ===       ==        ====     ====       ======   =====


TABLE 5 - COMPOSITION OF LOANS -- WEATHERFORD HOLDINGS

The table below sets forth the amount of loans outstanding at the end of the years indicated, according to type of loan (000's omitted):

                                                          DECEMBER 31,
                                           -------------------------------------------
                                            1994     1993     1992     1991     1990
                                           -------  -------  -------  -------  -------

Commercial, financial, and agricultural..  $ 4,176  $ 2,870  $ 2,872  $ 2,490  $ 2,400
Real estate - construction...............    1,656      876      515      600      491
Real estate-mortgage.....................   11,668    8,501    6,673    5,777    5,701
Consumer.................................    3,832    4,335    3,939    3,834    3,337
                                           -------  -------  -------  -------  -------
                                           $21,332  $16,582  $13,999  $12,701  $11,929
                                           =======  =======  =======  =======  =======

TABLE 6 - LOAN MATURITIES AND INTEREST SENSITIVITY AT DECEMBER 31, 1994 --
          WEATHERFORD HOLDINGS

The amounts of total loans (excluding real estate mortgages and installment consumer loans) outstanding as of December 31, 1994, which, based on remaining scheduled repayments of principal, are due in (i) one year or less, (ii) more than one year but less than five years, and (iii) more than five years, are shown in the following table. The amounts due after one year are classified according to the sensitivity to changes in interest rates. Aggregate maturities of loan balances which are due:

                                                                      Over One Year
                                                     One Year           Through               Over
                                                      Or Less          Five Years          Five Years               Total
                                                     --------         -----------         -----------           --------------

Commercial, financial and agricultural.........       $1,486             $1,834               $856                  $4,176
Real estate - construction.....................        1,656                 --                 --                   1,656
                                                      ------             ------               ----                  ------
                                                      $3,142             $1,834               $856                  $5,832
                                                      ======             ======               ====                  ======


                                                                       Maturities
                                                                         After
                                                                        One Year
                                                                      -----------
Loans with fixed interest rates................                          $2,580
Loans with floating or adjustable interest
 rates.........................................                             110
                                                                         ------
                                                                         $2,690
                                                                         ======



III. ASSET QUALITY

TABLE 7 - NONPERFORMING ASSETS (000'S OMITTED)-- WEATHERFORD HOLDINGS

PAST DUE AND NON-ACCRUAL LOANS:                          1994     1993    1992       1991     1990
                                                        -----    -----    -----     -----    -----
Nonaccrual loans...............................         $  27    $  --    $  --     $ 110    $ 129
Loans past due 90 days or more.................            16        5       10        45        3
Restructured loans.............................            --       --       --        --       --
                                                        -----    -----    -----     -----    -----
     Nonperforming loans.......................            43        5       10       155      132
Foreclosed assets..............................            46       46       52        55      115
                                                        -----    -----    -----     -----    -----
     Total nonperforming assets................         $  89    $  51    $  62     $ 210    $ 247
                                                        =====    =====    =====     =====    =====

As a % of loans and foreclosed properties......          0.42%    0.31%    0.44%     1.65%    2.05%


Loan Concentrations

  At December 31, 1994, Weatherford Holdings had $1.07 million in loans outstanding to the agricultural industry, which represented 5.02% of total loans.




Allocation of Allowance for Loan Losses
---------------------------------------
                                             1994         1993         1992         1991         1990
                                          -----------  -----------  -----------  -----------  -----------
                                          ALLOCATION   ALLOCATION   ALLOCATION   ALLOCATION   ALLOCATION
                                            AMOUNT       AMOUNT       AMOUNT       AMOUNT       AMOUNT
                                          -----------  -----------  -----------  -----------  -----------

Real estate - construction..............       $  14        $   9        $   6        $   4        $   6
Real estate - mortgage..................          96           92           82           40           50
Commercial, financial and agricultural..          34           30            8            6            7
Consumer................................          37           53           82           43           46
                                               -----        -----        -----        -----        -----
                                               $ 181        $ 185        $ 177        $  94        $ 108
                                               =====        =====        =====        =====        =====

Allocation as Percent of Total Loans
------------------------------------

                                                1994         1993         1992         1991         1990
                                               -----        -----        -----        -----        -----

Real estate - construction..............         7.6%         5.1%         3.3%         4.6%         5.3%
Real estate - mortgage..................        53.2         49.7         46.1         42.8         45.8
Commercial, financial and agricultural..        19.1         16.4          4.3          6.6          6.4
Consumer................................        20.2         28.7         46.4         46.1         42.6
                                               -----        -----        -----        -----        -----
                                                 100%         100%         100%         100%         100%
                                               =====        =====        =====        =====        =====

TABLE 8 - LOAN LOSS EXPERIENCE AND ALLOWANCE FOR LOAN LOSSES -- WEATHERFORD
          HOLDINGS

  The following table summarizes the daily average amount of net loans outstanding; changes in the allowance for loan losses arising from loans charged off, and recoveries on loans previously charged off, by loan category; additions to the allowance which have been charged to operating expense; and the ratio of net loans charged off to average loans outstanding:

                                             1994       1993       1992       1991      1990
                                           -------    -------    -------    -------    -------

Balance at January 1,....................  $   185    $   177    $    94    $   108   $   104

Charge-offs:
 Commercial, financial and agriculture...        2          1         10         45        32
 Consumer................................        8          3          6         36        32
 All other...............................       --         --         --         --        --
                                           -------    -------    -------    -------   -------
Total loans charged off..................       10          4         16         81        64

Recoveries:
 Commercial, financial and agriculture...       --          5         19          0         0
 Consumer................................        3          4          9          4        22
 All other...............................       --         --         --         --        --
Total recoveries.........................        3          9         28          4        26
                                           -------    -------    -------    -------   -------

Net (recoveries)/charge-offs.............        7         (5)       (12)        77        38

Provision/(credit) for loan losses.......        3          3         71         63        42
                                           -------    -------    -------    -------   -------

Balance at December 31,..................  $   181    $   185    $   177    $    94   $   108
                                           =======    =======    =======    =======   =======

Loans at year-end........................  $21,332    $16,582    $13,999    $12,701   $11,929
Average loans............................   18,889     15,398     13,823     12,200    12,308

Net charge-offs/(recoveries)/average loans    0.04%     (0.03)%    (0.09)%     0.63%     0.31%

Allowance for loan losses/year-end loans.     0.85       1.12       1.26       0.74      0.91

IV. DEPOSITS

TABLE 9 - COMPOSITION OF DEPOSITS -- WEATHERFORD HOLDINGS

  The following table presents the average daily amount and the average rate paid on deposits (000's omitted):

                                                  1994                        1993                      1992
                                           -------------------        --------------------      --------------------
                                           AVERAGE     AVERAGE        AVERAGE      AVERAGE      AVERAGE      AVERAGE
                                           BALANCE       RATE         BALANCE       RATE        BALANCE       RATE
                                           -------     -------        -------      -------      -------      -------
Noninterest bearing demand deposits        $ 8,640         --%         $ 7,448        --%       $ 6,277         --%
Interest-bearing demand deposits
Interest-bearing checking                   11,815       2.19           11,700      2.23          9,588       2.98
Savings and money market accounts           11,314       2.89           11,132      3.02          9,993       3.72
Time deposits under $100,000                11,628       3.78           11,250      3.91         12,722       5.12
Time deposits of $100,000 or more            2,962       4.25            3,137      3.76          2,712       4.94
                                           -------                     -------                  -------
Total interest-bearing deposits             37,719       3.05           37,219      3.10         35,015       4.13
                                           -------                     -------                  -------
 Total deposits                            $46,359                     $44,667                  $41,292
                                           =======                     =======                  =======


TABLE 10 - MATURITY DISTRIBUTION OF TIME DEPOSITS OF $100,000 OR MORE -- WEATHERFORD HOLDINGS

  Time deposits of $100,000 or more outstanding at December 31, 1994 will mature as follows (000's omitted):


                                    December 31, 1994
                                    -----------------
                                      (in thousands)

Under three months                       $3,604
Over three through twelve months          1,837
Over twelve months                          623
                                         ------
                                         $6,064
                                         ======

V.  RETURN ON EQUITY AND ASSETS

TABLE 11 - RETURN ON EQUITY AND ASSETS -- WEATHERFORD HOLDINGS

  The ratio of net earnings to average shareholders' equity and daily average total assets and certain other ratios are presented below:

                                                Year ended December 31,
                                               --------------------------
                                                 1992     1993     1994
                                               --------  -------  -------
Percentage of net earnings to:
     Average total assets                         1.50%    2.26%    1.66%
     Average shareholders' equity                19.90    29.16    19.53

Percentage of dividends declared per common
  share to earnings per common share                --       --    25.51

Percentage of average shareholders' equity
  to daily average total assets                   7.61     7.91     8.52

VI.  NONINTEREST INCOME AND EXPENSE AND INCOME TAXES

TABLE 12 - NONINTEREST INCOME AND NONINTEREST EXPENSE -- WEATHERFORD HOLDINGS

Noninterest Income (000's omitted):

                                               INCREASE            INCREASE
                                      1994    (DECREASE)   1993   (DECREASE)  1992
                                    --------  ----------  ------  ----------  -----

Service fees on deposit accounts..     $ 566      $  76   $  490       $ 30   $ 460
Other:
  Miscellaneous income............        44         14       30         (6)     36
  Mastercard fees.................         1         --        1         (2)      3
  Securities gains (losses).......        12       (652)     664        664      --
  Real estate mortgage fees.......        29         10       19         (2)     21
  Brokerage commissions...........        46         31       15         15      --
  Safe deposit rental fees........        10         (2)      12          1      11
  Exchange fees...................        12         (1)      13          1      12
                                       -----      -----   ------       ----   -----
                                         154       (600)     754        671      83
                                       -----      -----   ------       ----   -----
                                       $ 720       (524)  $1,244       $701   $ 543
                                       =====      =====   ======       ====   =====

Noninterest Expense (000's omitted):

                                                                            INCREASE                 INCREASE
                                                                 1994      (DECREASE)     1993      (DECREASE)    1992
                                                              ---------    ----------    -------    ----------   -------

Salaries....................................................   $   581        $   39      $  542      $    76     $  466
Payroll taxes...............................................        44             2          42            7         35
Profit sharing..............................................        17             3          14            3         11
Medical and other benefits..................................        66           (13)         79           19         60
                                                               -------        ------      ------      -------     ------
                                                                   708            31         677          105        572

Net occupancy...............................................        94             2          92           35         57
Equipment expense...........................................       162            58         104           36         68
FDIC insurance expense......................................       102             5          97           11         86
Correspondent bank service charges..........................        11            (3)         14            2         12
Other:
  Printing and supplies.....................................        58            (3)         61           15         46
  Postage and courier.......................................        60             1          59            7         52
  Legal and accounting fees.................................         1            (2)          3            1          2
  Outside data processing fees..............................        --           (92)         92          (35)       127
  Other professional and service fees.......................         6            (9)         15           (1)        16
  Advertising...............................................        43            (5)         48           16         32
  Other miscellaneous.......................................       299             8         291           57        234
                                                               -------        ------      ------      -------     ------
                                                                   467          (102)        569           60        509
                                                               -------        ------      ------      -------     ------
Total Noninterest Expense                                      $ 1,544        $   (9)     $1,553      $   249     $1,304
                                                               =======        ======      ======      =======     ======

  As a % of Tax Equivalent Net Revenue                           54.37%                    48.02%                  54.52%

VII. LIQUIDITY AND INTEREST RATE SENSITIVITY

TABLE 13 - INTEREST SENSITIVITY ANALYSIS -- WEATHERFORD
 HOLDINGS (000'S OMITTED)

                                                              WITHIN 3    4 - 6       7 - 12      1 - 5     OVER 5
                                                               MONTHS     MONTHS      MONTHS      YEARS     YEARS     TOTAL
                                                              --------    -------     ------     -------   -------   ------
Interest-earning assets:
 Total loans................................................   $ 4,343    $ 3,753     $5,420     $ 5,252   $ 2,564   $21,332
 Investment securities......................................     1,087        300      3,147      14,070     9,102    27,706
 Short-term investments.....................................     3,854                                                 3,854
                                                               -------    -------     ------     -------   -------   -------
  Total interest - earning
    assets..................................................     9,284      4,053      8,567      19,322    11,666    52,892

Interest - bearing liabilities:
 Transaction deposit accounts...............................    22,129         --         --          --        --    22,129
 Time deposits..............................................    11,221      3,305      2,280       1,886        --    18,692
 Borrowed funds.............................................
 Mortgage notes payable.....................................        --         --         38          75        --       113
                                                               -------    -------     ------     -------   -------   -------
  Total interest-bearing
    liabilities.............................................   $33,350    $ 3,305     $2,318     $ 1,961   $    --   $40,934
                                                               -------    -------     ------     -------   -------   -------

Interest sensitivity gap....................................   (24,066)   $   748     $6,249     $17,361   $11,666   $11,958
Cumulative interest sensitivity
 gap........................................................   (24,066)   (23,318)   (17,069)        292    11,958    11,958
Ratio of interest sensitive
 assets to interest sensitive
 liabilities................................................      0.28       1.23       3.70        9.85        --
Cumulative ratio of interest
 sensitive assets to interest
 sensitive liabilities......................................
Cumulative interest sensitivity
 gap as a percent of earning
 assets.....................................................    (45.50)%   (44.09)%   (32.27)%      0.55%    22.61%

VIII. CAPITAL

  At year end 1994, total shareholders' equity was $4.6 million, an increase of nearly $0.6 million over December 31, 1993. Weatherford Holdings' risk based capital ratio has decreased from 22.97% in 1993 to 19.23% at year end 1994. However, the ratio remains well above the minimum 8.00% required by federal regulations. Book value of Weatherford Holdings' stock at year-end 1994 was $21.34 per share, or a 15% increase over 1993's $18.61 per share. Weatherford Holdings declared a cash dividend of $1 per share in 1994, has declared a cash dividend of $.50 in the first nine months of 1995 and will declare a cash dividend of $.50 per share in December 1995.


IX. DISCUSSION OF NINE MONTHS ENDED SEPTEMBER 30, 1995 VERSUS NINE MONTHS ENDED SEPTEMBER 30, 1994

OVERVIEW OF OPERATIONS

  For the nine months ended September 30, 1995, net income amounted to $589 thousand, or $2.73 per share, compared to $644 thousand, or $2.98 per share, earned during the same period in 1994.

  Return on average assets and return on average equity for the nine months ended September 30, 1995, amounted to 1.35% and 16.06%, respectively. For the same period in 1994, return on average assets was 1.70% and return on average equity was 20.20%.

  On a tax-equivalent basis, net interest income for the first nine months of 1995 was up $174 thousand from the same period last year. Table 14 provides an analysis of average yields and rates and Table 15 summarizes the changes in net interest income on a fully tax-equivalent basis by major category of interest-earning assets and interest-bearing liabilities, identifying changes related to volumes and rates.

  September 1995 year-to-date noninterest income totaled $527 thousand, down slightly from the prior year amount of $530 thousand. The decrease is attributable primarily to lower real estate mortgage fees which decreased from $28 thousand to $9 thousand. Total year-to-date noninterest expense at September 30, 1995, amounted to $1.3 million as compared to $1.1 million the prior year. The 1995 increase resulted primarily from the opening of a new branch in July 1995. Table 15 provides the detail of noninterest income and noninterest expense.

  The provision for losses for the nine month period ended September 30, 1995, amounted to $34 thousand as compared to $3 thousand the prior year. Net charge-offs for the first nine months of 1995 totaled $43 thousand as compared to $6 thousand during the first nine months of 1994. Nonperforming assets at September 30, 1995, totaled $125 thousand as compared to $89 thousand at December 31, 1994. The increase resulted primarily from an increase in nonaccrual loans. Management is not aware of any classified loans not properly classified as nonperforming and considers the allowance for loan losses to be adequate.


BALANCE SHEET REVIEW

  Total assets at September 30, 1995, totaled $62.1 million as compared to $50.2 million the prior year and $54.4 million at December 31, 1994. The balance sheets reflect normal recurring adjustments and accruals. Compared to September 30, 1994, Federal funds sold, loans, and investment securities have increased $2.7 million, $4.9 million, and $3.6 million, respectively. Since year-end 1994, Federal funds sold are up $1.7 million, loans are up $3.8 million, and investment securities are up $1.7 million. The net unrealized loss in investment securities held to maturity at September 30, 1995, totaled $362 thousand as compared to $1.6 million at December 31, 1994. The improvement resulted primarily from a reduction in market interest rates. At September 30, 1995, the investment securities portfolio included structured notes with an amortized cost of $1 million and market value of $977 thousand. There were no high risk mortgage securities in the investment portfolio at September 30, 1995.

  Total deposits at September 30, 1995, amounted to $56.5 million as compared to $45.3 million at September 30, 1994, and $49.3 million at December 31, 1994. Total equity capital amounted to $5.1 million at September 30, 1995, which was up from $4.5 million at September 30, 1994, and $4.6 million at year-end 1994. The risk-base capital and leverage ratios at September 30, 1995, were 18.56% and 8.26%, respectively.

TABLE 14 - AVERAGE BALANCES AND AVERAGE YIELDS AND RATES - WEATHERFORD HOLDINGS (000'S OMITTED):



                                                   NINE MONTHS ENDED SEPTEMBER 30,
                                        ------------------------------------------------------
                                                    1995                       1994
                                        --------------------------  --------------------------
                                        AVERAGE   INCOME/  YIELD/   AVERAGE   INCOME/  YIELD/
                                        BALANCE   EXPENSE   RATE    BALANCE   EXPENSE   RATE
                                        --------  -------  -------  --------  -------  -------
ASSETS
Short-term investments................  $ 2,319    $  104    6.00%  $ 1,389    $   43    4.14%
Taxable investment securities.........   25,796     1,009    5.23    24,255       905    4.99
Tax-exempt investment securities (1)..    2,185       145    8.87     2,077       145    9.33
Loans (1) (2).........................   23,328     1,811   10.38    18,276     1,310    9.58
                                        -------    ------           -------   -------
  Total earning assets................   53,628     3,069    7.65    45,997     2,403    6.98
Cash and due from banks...............    2,572                       2,769
Bank premises and equipment...........    1,703                       1,465
Other assets..........................      670                         572
Allowance for loan losses.............     (178)                       (184)
                                        -------                     -------
  Total assets........................  $58,395                     $50,619
                                        =======                     =======

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest bearing deposits.............  $44,188    $1,312    3.97%  $37,517    $  825    2.94%
Short-term borrowings.................
Long-term debt........................      113         7    8.00
                                        -------    ------           -------    ------
  Total interest bearing liabilities..   44,301     1,319    3.98    37,517       825    2.94
                                                   ------                      ------
Noninterest-bearing deposits..........    8,824                       8,542
Other liabilities.....................      366                         297
                                        -------                     -------
  Total liabilities...................   53,491                      46,356
Shareholders' equity..................    4,904                       4,263
                                        -------                     -------
  Total liabilities and shareholders'
   equity.............................  $58,395                     $50,619
                                        =======                     =======

Net interest income...................             $1,750                      $1,578

Rate Analysis
 Interest income/earning assets.......                       7.65%                       6.98%
 Interest expense/earning assets......                       3.29                        2.18
                                                            -----                        ----
  Net yield on earning assets.........                       4.36%                       4.81%
                                                            =====                        ====


TABLE 15 - CHANGES IN INTEREST INCOME AND INTEREST EXPENSE - WEATHERFORD
           HOLDINGS (000'S OMITTED):


                                         NINE MONTHS ENDED SEPTEMBER 30,
                                              1994 COMPARED TO 1993
                                        ----------------------------------
                                        CHANGE ATTRIBUTABLE TO
                                        -----------------------    TOTAL
                                          VOLUME       RATE       CHANGE
                                        ----------  -----------  ---------

Short-term investments................   $   53       $   8        $ 61
Taxable investment securities.........      382        (278)        104
Tax-exempt investment securities (1)..       --          --          --
Loans(1)..............................      926        (425)        501
                                         ------       -----        ----
 Interest income......................    1,361        (695)        666

Interest bearing deposits.............      474          13         487
Short-term borrowings.................       --          --          --
Long-term debt........................        7          --           7
                                         ------       -----        ----
 Interest expense.....................      481          13         494
                                         ------       -----        ----
 Net interest income..................   $  880        (708)       $172
                                         ======       =====        ====

---------------
(1) Computed on a tax-equivalent basis assuming a marginal tax rate of 34%.

TABLE 16 - NONINTEREST INCOME AND EXPENSE

Noninterest Income (000's omitted):

                                        For the Nine Months Ended
                                              September 30,               Change
                                       ---------------------------   ----------------
                                           1994          1995           $        %
                                       ------------  -------------   ------  --------
Trust department income
Service fees on deposit accounts.....     $  419         $ 415        $ (4)    (0.95)%
Other:
 Miscellaneous income................         33            53          20     60.61
 Mastercard fees.....................         --             1           1        --
 Securities gains (losses)...........          2            --          (2)       --
 Real estate mortgage fees...........         28             9         (19)   (67.86)
 Brokerage commissions...............         31            32           1      3.23
 Safe deposit rental fees............          8             8          --        --
 Exchange fees.......................          9             9          --        --
                                          ------         -----        ----    ------
                                             111           112          --      0.90
                                          ------         -----        ----    ------
   Total noninterest income..........     $  530         $ 527        $ (3)    (0.57)%
                                          ======         =====        ====    ======

NONINTEREST EXPENSE (000'S OMITTED):

 Salaries............................     $  419         $  498       $ 79     18.85%
 Payroll taxes.......................         31             36          5     16.13
 Profit sharing......................         13             14          1      7.69
 Medical and other benefits..........         39             41          2      5.13
                                          ------         ------       ----    ------
                                             502            589         87     17.33

 Net occupancy.......................         54             61          7     12.96
 Equipment expense...................        121            128          7      5.79
 FDIC insurance expense..............         76             50        (26)   (34.21)
 Correspondence bank service charges.          8             13          5     62.50
 Other:
   Printing and supplies.............         44             46          2      4.55
   Postage and courier...............         44             52          8     18.18
   Legal and accounting fees.........          1              5          4        --
   Other professional and service
    fees.............................          4              5          1     25.00
   Advertising.......................         28             75         47        --
   Other miscellaneous...............        242            305         63     26.03
                                          ------         ------       ----    ------
                                             363            488        125     34.44
                                          ------         ------       ----    ------
   Total noninterest expense.........     $1,124         $1,329       $205     18.24%
                                          ======         ======       ====    ======

   as a % of tax-equivalent
    net revenue......................      53.32%         58.36%


                                 LEGAL MATTERS

  The legality of the First Financial Common Stock to be issued in connection with the Exchange Offer and Merger will be passed upon by McMahon, Surovik, Suttle, Buhrmann, Hicks & Gill, P.C.


                                    EXPERTS

  The consolidated financial statements of First Financial as of December 31, 1994 and 1993 and for each of the years in the three-year period ended December 31, 1994, incorporated by reference in this prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report dated January 11, 1995, with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

  The consolidated financial statements of Weatherford Holdings as of December 31, 1994 and 1993 and for each of the years in the three-year period ended December 31, 1994, included in this prospectus and elsewhere in the registration statement have been audited by George, Morgan & Sneed, P.C., independent public accountants, as indicated in their report dated January 7, 1995, with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

     INDEX TO WEATHERFORD NATIONAL BANCSHARES, INC.'S FINANCIAL STATEMENTS

                                                                                           PAGE
                                                                                           ----
CONSOLIDATED FINANCIAL STATEMENTS FOR THE THREE YEARS ENDED
 DECEMBER 31, 1992, 1993 AND 1994
 Report of Independent Public Accountants................................................   F-2
 Consolidated Balance Sheets as of December 31, 1993 and 1994............................   F-3
 Consolidated Statements of Earnings for three years ended December 31, 1992,
  1993 and 1994..........................................................................   F-4
 Consolidated Statement of Changes in Stockholders' Equity for the three years ended
  December 31, 1992, 1993 and 1994.......................................................   F-5
 Consolidated Statements of Cash Flows for the three years ended December 31, 1992,
  1993 and 1994..........................................................................   F-6
 Notes to Consolidated Financial Statements..............................................   F-7

UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS FOR THE NINE
 MONTHS ENDED SEPTEMBER 30, 1994 AND SEPTEMBER 30, 1995

 Compilation Report......................................................................  F-20
 Consolidated Balance Sheets as of September 30, 1994 and 1995...........................  F-21
 Consolidated Statements of Earnings for the three months and the nine months ended September 30, 1994 and 1995......................................................  F-22
 Consolidated Statement of Changes in Stockholders' Equity for the nine months ended
  September 30, 1994 and 1995............................................................  F-23
 Consolidated Statements of Cash Flows for the nine months ended September 30, 1994 and
  1995...................................................................................  F-24
 Notes to Consolidated Financial Statements..............................................  F-25


               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
               --------------------------------------------------



Board of Directors and Stockholders
Weatherford National Bancshares, Inc.

We have audited the accompanying consolidated balance sheets of Weatherford National Bancshares, Inc. (a Texas corporation) and subsidiaries as of December 31, 1994 and 1993, and the related consolidated statements of earnings, changes in stockholders' equity and cash flows for each of the three years in the period ended December 31, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Weatherford National Bancshares, Inc. and subsidiaries as of December 31, 1994 and 1993, and the results of their consolidated operations and their consolidated cash flows for each of the three years in the period ended December 31, 1994, in conformity with generally accepted accounting principles.

/s/ GEORGE, MORGAN & SNEED, P.C.

Weatherford, Texas
January 7, 1995

             WEATHERFORD NATIONAL BANCSHARES, INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                                  DECEMBER 31,

                                                               1994          1993
                                                           ------------  ------------

          ASSETS

Cash and due from banks                                    $ 2,335,321   $ 2,467,996
Federal funds sold                                           1,000,000     3,800,000
Securities available-for-sale (notes A and B)                3,853,812
Securities held-to-maturity (notes A and B)                 23,852,058    26,704,548
Loans, less allowance for credit losses of $181,259 and
   $184,810 at December 31, 994 and 1993
   (notes A, C, D, K, L and M)                              21,151,227    16,396,842
Bank premises and equipment (notes A and E)                  1,555,245     1,503,393
Accrued interest receivable                                    506,088       443,972
Foreclosed real estate (note A)                                 45,785        45,785
Other assets (note F)                                           69,326        43,097
                                                           -----------   -----------

                                                           $54,368,862   $51,405,633
                                                           ===========   ===========

      LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
 Deposits
  Non-interest bearing                                     $ 8,499,298   $ 8,557,409
  Interest bearing (note G)                                 40,821,258    38,481,590
                                                           -----------   -----------
Total deposits                                              49,320,556    47,038,999

  Accrued expenses and liabilities                             208,543       253,752
  Deferred income taxes (notes A and J)                        118,794        94,105
  Note payable (note H)                                        112,500
                                                           -----------   -----------
Total liabilities                                           49,760,393    47,386,856
                                                           -----------   -----------


STOCKHOLDERS' EQUITY
 Capital stock, $5.00 par value, 1,000,000
  shares authorized, 220,771 shares issued                   1,103,855     1,103,855
 Paid-in capital                                                11,245        11,245
 Net unrealized depreciation on available-for-sale
  securities, net of tax benefit                               (41,877)
 Retained earnings                                           3,577,314     2,945,745
                                                           -----------   -----------
                                                             4,650,537     4,060,845

 Less treasury stock, at cost, 4,783 shares                    (42,068)      (42,068)
                                                           -----------   -----------
  Total stockholders' equity                                 4,608,469     4,018,777
                                                           -----------   -----------

                                                           $54,368,862   $51,405,633
                                                           ===========   ===========

         The accompanying notes are an integal part of this statement.

             WEATHERFORD NATIONAL BANCSHARES, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF EARNINGS
                            YEAR ENDED DECEMBER 31,


                                                                 1994         1993         1992
                                                              -----------  -----------  ----------

Interest Income
 Interest and fees on loans (note A)                          $1,810,531   $1,495,782   $1,456,334

Interest on investment securities
 Taxable                                                       1,202,423    1,427,616    1,601,049
 Exempt from federal income taxes                                130,501      125,466      119,774

Interest on federal funds sold                                    56,755       51,226       84,804
Other interest                                                     4,990        5,066       15,076
                                                              ----------   ----------   ----------
  Total interest income                                        3,205,200    3,105,156    3,277,037
                                                              ----------   ----------   ----------

Interest Expense
 Interest on deposits                                          1,151,076    1,155,226    1,444,198
 Interest on notes and debentures payable                          1,134       24,342       45,504
                                                              ----------   ----------   ----------
  Total interest expense                                       1,152,210    1,179,568    1,489,702
                                                              ----------   ----------   ----------

Net interest income                                            2,052,990    1,925,588    1,787,335

Provision for credit losses (note A and D)                         3,000        3,000       70,559
                                                              ----------   ----------   ----------
 Net interest income after provision for credit losses         2,049,990    1,922,588    1,716,776
                                                              ----------   ----------   ----------

Noninterest income
 Service charges and fees                                        706,935      578,553      528,515
 Gain on sale of foreclosed real estate                                         4,350        3,000
 Gain on sale of securities (note B)                              12,069      663,769
 Gain on sale of other assets                                        700       (2,330)      12,275
                                                              ----------   ----------   ----------
  Total other income                                             719,704    1,244,342      543,790
                                                              ----------   ----------   ----------

Noninterest Expenses
 Employee compensation and benefits                              707,777      676,507      572,449
 Net occupancy and equipment expense                             256,493      195,681      124,777
 Net cost of operations of foreclosed real estate                 12,960        1,314       24,969
 Other operating expenses                                        566,564      679,907      581,744
                                                              ----------   ----------   ----------
  Total other expenses                                         1,543,794    1,553,409    1,303,939
                                                              ----------   ----------   ----------

Earnings before income taxes                                   1,225,900    1,613,521      956,627

Federal tax provision (note J)                                   378,343      510,683      289,059
                                                              ----------   ----------   ----------

Earnings before cumulative effect adjustment                     847,557    1,102,838      667,568

Cumulative effect adjustment for change in accounting for
 income taxes (note J)                                                        (19,113)
                                                              ----------   ----------   ----------
  NET EARNINGS                                                $  847,557   $1,083,725   $  667,568
                                                              ==========   ==========   ==========

Earnings per share before cumulative adjustment for change
 in accounting for income taxes                               $     3.92   $     5.11   $     3.06
                                                              ==========   ==========   ==========

Earnings per share                                            $     3.92   $     5.02   $     3.06
                                                              ==========   ==========   ==========

         The accompanying notes are an integal part of this statement.

             WEATHERFORD NATIONAL BANCSHARES, INC. AND SUBSIDIARIES
           CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                  YEAR ENDED DECEMBER 31, 1994, 1993 AND 1992


                                                                    Net Unrealized
                                                                    Depreciation on
                                          Common       Paid-in      Available-for-     Retained     Treasury
                                          Stock        Capital      Sale Securities    Earnings      Stock
                                        ------------  ----------    ---------------    --------    ----------

Balances January 1, 1991                $ 1,103,855   $  11,245        $              $ 1,194,452 $ (17,693)

Net earnings in 1992                                                                      667,568

Purchase of treasury stock                                                                          (24,375)
                                        -----------   ---------        ---------      -----------  --------
Balance at December 31, 1992              1,103,855      11,245                         1,862,020   (42,068)

Net earnings year in 1993                                                               1,083,725
                                        -----------   ---------        ---------      -----------  --------
Balance at December 31, 1993              1,103,855      11,245                         2,945,745   (42,068)

Initial unrealized gain recorded on
      investment in securities
      available-for-sale (net of deferred
      tax benefit)                                                        24,908

Net earnings year in 1994                                                                 847,557

Dividends declared ($1.00 per share)                                                     (215,988)

Change in unrealized depreciation on
       available-for-sale securities
       (net of deferred tax benefit)                                     (66,785)
                                        -----------   ---------        ---------      -----------  --------
Balances at December 31, 1994           $ 1,103,855   $  11,245        $ (41,877)     $ 3,577,314  $(42,068)
                                        ===========   =========        ==========     ===========  ========

         The accompanying notes are an integal part of this statement.

             WEATHERFORD NATIONAL BANCSHARES, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                            YEAR ENDED DECEMBER 31,

                                                                          1994               1993            1992
                                                                      ------------       ------------   -------------
Increase (Decrease) in Cash and Cash Equivalents
Cash flows from operating activities
 Net earnings                                                         $   847,557        $  1,083,725   $    667,568
                                                                      -----------        ------------   ------------
 Adjustments to reconcile net earnings to cash provided
  by operating activities
   Depreciation and amortization                                          135,993              89,079         52,486
   Cumulative effect of change in account for income
    taxes                                                                                      19,113
   Provision for credit losses                                              3,000               3,000         70,559
   Premium amortization, net of discount accretion                         86,971               7,166         51,848
   Net gain on sale of available-for-sale securities                      (12,069)
   Net gain on sale of investment securities                                                 (663,769)
   Gain on sale of foreclosed real estate                                                      (4,350)        (3,000)
   Gain on sale of other assets                                              (700)              2,330        (12,275)
   Change in other assets                                                 (67,613)             69,380         82,179
   Change in other liabilities                                            (20,520)            (63,392)        29,539
                                                                      -----------        ------------   ------------
        Total adjustments                                                 125,062            (541,443)       271,336
                                                                      -----------        ------------   ------------
Net cash provided by operating activities                                 972,619             542,282        938,904
                                                                      -----------        ------------   ------------

Cash flows from investing activities
 Changes in federal funds sold                                          2,800,000            (250,000)      (800,000)
 Proceeds from maturities of held-to-maturity securities                1,959,150           4,901,220      9,012,457
 Proceeds from maturities of available-for-sale securities                410,141
 Proceeds from sales of available-for-sale securities                   1,212,692
 Proceeds from sales of investment securities                                              15,748,001
 Net increase in loans                                                 (4,757,385)         (2,578,164)    (1,284,579)
 Proceeds from sale of other assets                                           700                             13,775
 Proceeds from sale of foreclosed real estate                                                  10,595          4,000
 Purchase of bank premises and equipment                                 (187,004)           (677,753)      (193,838)
 Purchase of held-to-maturity securities                               (2,094,618)        (20,909,935)   (11,945,652)
 Purchase of available-for-sale securities                             (2,627,039)
                                                                     ------------        ------------   ------------
Net cash used by investing activities                                  (3,283,363)         (3,756,036)    (5,193,837)
                                                                      -----------        ------------   ------------
 Cash flows from financing activities
 Change in non-interest bearing activities                                (58,111)          1,839,027      1,644,918
 Change in interest bearing activities                                  2,339,668           1,343,967      4,028,890
 Proceeds from long-term debt                                             112,500
 Payments on long-term debt                                                                  (625,000)      (155,000)
 Purchase of treasury stock                                                                                  (24,375)
 Dividends declared                                                      (215,988)
                                                                      -----------        ------------   ------------
Net cash provided by financing activities                               2,178,069           2,557,994      5,494,433
                                                                      -----------        ------------   ------------
Net change in cash and cash equivalents                                  (132,675)           (655,760)     1,239,500
Cash and cash equivalents at beginning of year                          2,467,996           3,123,756   $  1,884,256
                                                                      -----------        ------------   ------------
Cash and cash equivalents at end of year                              $ 2,335,321        $  2,467,996   $  3,123,756
                                                                      ===========        ============   ============

Supplemental schedule of non-cash investing and financing
 activities
 Unrealized depreciation on available-for-sale securities             $    63,450        $              $
 Other real estate acquired through foreclosure                       $                  $              $     52,030
 Other real estate disposed through loans                             $                  $              $     54,000

Cash paid during the year for
 Interest                                                             $ 1,109,250        $  1,225,493   $  1,524,230
 Income taxes                                                         $   554,253        $    512,203   $    137,602

         The accompanying notes are an integal part of this statement.

            WEATHERFORD NATIONAL BANCSHARES, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       DECEMBER 31, 1994, 1993 AND 1992

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

1.  Principles of consolidation
    ---------------------------

The consolidated financial statements include the accounts of Weatherford National Bancshares, Inc. (Weatherford) its wholly owned subsidiary, Parker Bancshares, Inc. (Parker) (a Delaware corporation), and its wholly owned subsidiary, the Weatherford National Bank (the Bank). All material intercompany transactions and accounts have been eliminated upon consolidation.

Weatherford was incorporated on February 21, 1984. Parker was incorporated on December 13, 1988, and commenced to do business on December 28, 1988. The Bank was incorporated on November 5, 1983, and received approval from the Board of Governors of the Federal Reserve System to open for business on July 16, 1984.

On December 28, 1988, Weatherford exchanged all of the shares it owned in the Bank for all of the stock in Parker.

2.  Basis of Accounting
    -------------------

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles and conform with practices within the banking industry.

3.  Trading Securities
    ------------------

Bonds, notes, and debentures held principally for resale in the near term are classified as trading account securities and are recorded at their fair values. Unrealized gains and losses on trading account securities are included immediately in other income. The Bank does not have an investment department and does not actively engage in securities trading, hence no securities are classified as trading securities.

4.  Securities Held-to-Maturity
    ---------------------------

Bonds, notes, and debentures for which the Bank has the positive intent and ability to hold to maturity are reported at cost, adjusted for premiums and discounts that are recognized in interest income using the interest method over the period to maturity.

5.  Securities Available-for-Sale
    -----------------------------

Available-for-sale securities consist of bonds, notes, debentures, and certain equity securities not classified as trading securities nor as held-to-maturity securities. Unrealized holding gains and losses, net of tax, on available-for-sale securities are reported as a net amount in a separate component of shareholders' equity until realized. Realized gains and losses on the sale of available-for-sale securities are determined using the specific-identification method. Declines in the fair value of individual held-to-maturity and available-for-sale securities below their cost that are other than temporary have resulted in write-downs of the individual securities to their fair value. The related write-downs have been included in earnings as realized losses. Premiums and discounts are recognized in interest income using the interest method over the period to maturity.

6.  Loans
    -----

Loans are reported at the principal amount outstanding, net of unearned income and the allowance for credit losses. Unearned discount on installment loans is recognized as income over the terms of the loans by using principal amounts outstanding. Interest on other loans is calculated by using the simple interest method on the daily balance of the principal amount outstanding.

Loans on which the accrual of interest has been discontinued are designated as non-accrual loans. Accrual of interest on loans is discontinued either when reasonable doubt exists as to the full, timely collection of interest or principal or

            WEATHERFORD NATIONAL BANCSHARES, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       DECEMBER 31, 1994, 1993 AND 1992

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

when a loan becomes contractually past due by ninety days or more with respect to interest or principal. When a loan is placed on non-accrual status, all interest previously accrued, but not collected, is reversed against current period income. Income on such loans is then recognized only to the extent that cash is received and where the future collection of principal is probable. Interest accruals are resumed on such loans only when they are brought fully current with respect to interest and principal and when, in the judgement of management, the loans are estimated to be fully collectible as to both principal and interest.

Renegotiated loans are those loans on which concessions in terms have been granted because of a borrower's financial difficulty. Interest is generally accrued on such loans in accordance with the new terms.

Mortgage loans originated and intended for sale in the secondary market are carried at the lower of cost or estimated market value in the aggregate. Net unrealized losses are recognized through a valuation allowance by charges to income.

7.  Premises and Equipment
    ----------------------

Bank premises and equipment are carried at original cost less accumulated depreciation. Depreciation is computed using the straight-line method based upon the estimated useful lives of the assets. Costs incurred for maintenance and repairs are expensed currently. For income tax purposes, the accelerated cost recovery system of depreciation is used.

8.  Allowance for Credit Losses
    ---------------------------

The allowance for credit losses is maintained at a level considered adequate to provide for potential credit losses. The allowance is increased by provisions charged to operating expense and reduced by net charge-offs. The level of the allowance is based on management's evaluation of potential losses, the risk characteristics of various categories of loans, review of individual credits, recent loss experience, as well as prevailing and anticipated economic conditions and other pertinent factors.

9.  Foreclosed Real Estate
    ----------------------

Real estate properties acquired through, or in lieu of, loan foreclosure are carried at the lower of the recorded investment in the property or its fair value less estimated selling costs. Prior to foreclosure, the value of the underlying loan is written down to the fair market value of the real estate to be acquired by a charge to the allowance for credit losses, if necessary. Any subsequent write-downs are charged against earnings. Operating expenses of such properties, net of related income are included in net cost of operations of foreclosed real estate.

10. Income Taxes
    ------------

The Bank, Parker and Weatherford file a consolidated federal income tax return. The Bank receives a charge or credit from Bancshares equivalent to its federal income tax computed on a separate return basis and allocating all of the surtax exemption to the Bank.

Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the basis of the items listed in Note I for financial and income tax reporting. The deferred tax assets and liabilities

            WEATHERFORD NATIONAL BANCSHARES, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       DECEMBER 31, 1994, 1993 AND 1992


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred taxes also are recognized for operating losses that are available to offset future taxable income and tax credits that are available to offset future federal income taxes.

11. Per Share Data
    --------------

Earnings per share are based on the weighted average number of common shares and common share equivalents outstanding in 1994, 1993, and 1992 of 215,988; 215,998; and 218,413, respectively.

12. Statement of Cash Flows
    -----------------------

For purposes of the statement of cash flows, the Bank considers only cash and due from banks to be cash equivalents.

13. Accounting Standards Not Yet Adopted
    ------------------------------------

In May 1993, Statement of Financial Accounting Standards No. 114 (SFAS 114), "Accounting by Creditors for Impairment of a Loan," was issued. In October 1994, SFAS 114 was amended by Statement of Financial Accounting Standards No. 118, "Accounting by Creditors for Impairment of a Loan-Income Recognition and Disclosures." These statements require that impaired loans, within the scope of the statements, be measured based on the present value of expected future cash flows discounted at the loan's effective interest rate or market price or the fair value of the collateral if the loan is collateral dependent. These statements apply to fiscal years beginning after December 15, 1994, and are not expected to have a material effect on the accompanying financial statements.

14. Reclassification of Amounts
    ---------------------------

To effectively provide comparative information, certain amounts in the prior year were reclassified for financial statement presentation.

NOTE B - INVESTMENT SECURITIES

Effective January 1, 1994, the Company adopted Statement of Financial Accounting Standards No. 115 (FASB Statement 115), "Accounting for Certain Investments in Debt and Equity Securities" FASB Statement 115 requires the Bank to account for their investment securities as either trading securities, securities held-to-maturity, or securities available-for-sale. The adoption of this statement effective January 1, 1994 resulted in an after-tax adjustment to equity of $ 24,908 and increasing investments by $ 37,739 . FASB Statement 115 does not permit retroactive application of the statement.

Prior to January 1, 1994 the Company accounted for its investment in securities at amortized cost.

            WEATHERFORD NATIONAL BANCSHARES, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       DECEMBER 31, 1994, 1993 AND 1992

NOTE B - INVESTMENT SECURITIES (continued)

Debt and equity securities have been classified in the statements of financial condition according to management's intent. The carrying value, approximate fair value and unrealized gains (losses) of the securities at December 31, are as follows:

                                                                  DECEMBER 31, 1994
                                                 ---------------------------------------------------
                                                                 GROSS        GROSS       ESTIMATED
                                                  AMORTIZED   UNREALIZED    UNREALIZED     MARKET
                                                 COST BASIS      GAINS        LOSSES        VALUE
                                                 -----------  -----------  ------------  -----------
Securities held-to-maturity

U.S. Treasury securities                         $ 6,691,871   $           $  (432,429)  $ 6,259,442
U.S. Government agencies
   and corporations                                7,036,026                  (531,102)    6,504,924
Obligations of state and
   political subdivisions                          2,360,299      26,504       (16,066)    2,370,737
Mortgage-backed  securities                        7,763,862                  (712,502)    7,051,360
                                                 -----------   ---------   -----------   -----------
Total Investment in securities
   held-to-maturity                              $23,852,058   $  26,504   $(1,692,099)  $22,186,463
                                                 ===========   =========   ===========   ===========

Securities available-for-sale

U.S. Government agencies
   and corporations                              $ 2,835,117   $           $   (14,685)  $ 2,820,432
    Mortgage-backed securities                     1,022,145                   (48,765)      973,380
                                                 -----------   ---------   -----------   -----------

  Total investment in debt
     securities available for sale                 3,857,262                   (63,450)    3,793,812

  Other securities                                    60,000                                  60,000
                                                 -----------   ---------   -----------   -----------

  Total investment in securities
     available-for-sale                          $ 3,917,262   $           $   (63,450)  $ 3,853,812
                                                 ===========   =========   ===========   ===========

            WEATHERFORD NATIONAL BANCSHARES, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       DECEMBER 31, 1994, 1993 AND 1992

NOTE B - INVESTMENT SECURITIES (continued)


                                                                 DECEMBER 31, 1993
                                                 -------------------------------------------------
                                                    GROSS       GROSS      ESTIMATED
                                                  AMORTIZED   UNREALIZED  UNREALIZED     MARKET
                                                 COST BASIS     GAINS       LOSSES        VALUE
                                                 -----------  ----------  -----------  -----------

U.S. Treasury securities                         $ 8,235,303    $ 15,075  $  (48,834)  $ 8,201,544
U.S. Government agencies
  and corporations                                14,905,138      10,764     (96,059)   14,819,843
Obligations of state and
  political subdivisions                           2,067,702     135,940   2,203,642
Mortgage-backed securities                         1,436,405      54,197        (750)    1,489,852
                                                 -----------    --------  ----------   -----------

Total investment in debt
  securities                                      26,644,548     215,976    (145,643)   26,714,881

Other securities                                      60,000      60,000
                                                 -----------    --------  ----------   -----------

Total investment in securities                   $26,704,548    $215,976  $ (145,643)  $26,774,881
                                                 ===========    ========  ==========   ===========

Other securities include Federal Reserve Bank stock for which there is no readily determinable fair value and on which there is contractual restrictions on the sale and transfer of the stock. These stocks are carried at amortized cost and evaluated for declines in value.

The amortized cost and approximate market value of the investment portfolio at December 31, 1994 and 1993, by contractual maturity are shown above. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

The amortized cost and estimated market value of debt securities held to maturity at December 31, 1994, by contractual and expected maturity, are shown below.

                                           AMORTIZED    ESTIMATED
                                             COST      FAIR VALUE
                                          -----------  -----------
Due within one year                       $ 1,901,544  $ 1,865,674
Due after one year through five years      13,466,338   12,546,165
Due after five years through ten years        720,314      723,264
Mortgage-backed securities                  7,763,862    7,051,360
                                          -----------  -----------
                                          $23,852,058  $22,186,463
                                          ===========  ===========

The amortized cost and estimated market value of debt securities available for sale at December 31, 1994, by contractual and expected maturity, are shown below.

                                         AMORTIZED   ESTIMATED
                                            COST     FAIR VALUE
                                         ----------  ----------
Due within one year                      $2,635,107  $2,627,039
Due after one year through five years       200,010     193,393
Mortgage-backed securities                1,022,145     973,380
                                         ----------  ----------
                                         $3,857,262  $3,793,812
                                         ==========  ==========

            WEATHERFORD NATIONAL BANCSHARES, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       DECEMBER 31, 1994, 1993 AND 1992

NOTE B - INVESTMENT SECURITIES (continued)

Gross realized gains and gross realized losses on sales of available for sale securities for the year ended December 31, 1994 were as follows.


                                                   GROSS REALIZED
                                             -------------------------
                                              GAINS        LOSSES
                                             --------  ---------------
U.S. Treasury securities                     $   308        $(313)
U.S. Government agencies and corporations      2,024         (187)
Mortgage-backed securities                    10,237
                                             -------        -----
                                             $12,569        $(500)
                                             =======        =====

Gross realized gains and gross realized losses on sales of investment securities for the year ended December 31, 1993 were as follows.


                                                   GROSS REALIZED
                                             -------------------------
                                              GAINS        LOSSES
                                             --------  ---------------
U.S. Treasury securities                     $158,580       $
U.S. Government agencies and corporations     505,189
                                             --------       -----
                                             $663,769       $
                                             ========       =====

Securities carried at approximately $5,044,032 and $2,827,264 with market values of approximately $4,899,766 and $2,845,081 at December 31, 1994 and 1993,
respectively, were pledged to secure public and trust funds.

NOTE C - LOANS

At December 31, 1994 and 1993, the Bank's loan portfolio was categorized as follows:


                                                   1994             1993
                                                -----------      -----------
  Commercial and industrial                     $ 3,101,385      $ 2,128,243
  Real estate - construction                      1,655,538          876,159
  Real estate - mortgage                          6,978,530        6,449,425
  Real estate - other                             4,355,267        2,051,539
  Loans held for sale                               334,400
  Installment loans                               3,921,847        4,326,850
  Agricultural                                    1,074,564          742,042
  Credit card loans                                 461,906          488,461
  Overdrafts                                         40,167           27,296
                                                -----------      -----------
                                                 21,923,604       17,090,015
  Less:
   Unearned discount                                591,118          508,363
   Allowance for credit losses                      181,259          184,810
                                                -----------      -----------
                                                $21,151,227      $16,396,842
                                                ===========      ===========

Non-accrual loans are as follows:

                                                   1994             1993
                                                -----------      -----------
Principle balances on non-accrual status        $    26,924      $         0
                                                ===========      ===========

Approximate interest foregone related to
 non-accrual loans                              $       369      $         0
                                                ===========      ===========

            WEATHERFORD NATIONAL BANCSHARES, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       DECEMBER 31, 1994, 1993 AND 1992

NOTE C - LOANS (continued)

Loans, excluding credit card loans, non-accrual loans and overdrafts, at fixed interest rates and variable interest rates at December 31, are as follows:

                                                                    1994           1993
                                                                 -----------  ------------
  Fixed rates                                                    $15,115,646   $11,491,249
  Variable rates                                                   6,278,961     5,083,009
                                                                 -----------   -----------
                                                                 $21,394,607   $16,574,258
                                                                 ============  ===========

The following table shows the maturity distribution of the fixed rate loans at December 31:

                                                                    1994           1993
                                                                 -----------  ------------
  Three months or less                                           $ 2,635,622   $ 1,542,622
  Three through twelve months                                      2,703,516     2,187,574
  One year through five years                                      7,212,225     6,385,145
  Over five years                                                  2,564,283     1,375,908
                                                                 -----------   -----------
                                                                 $15,115,646   $11,491,249
                                                                 ============  ===========

NOTE D - ALLOWANCE FOR CREDIT LOSSES

An analysis of the allowance for credit losses is shown below:

                                                                     1994          1993        1992
                                                                 ------------  -----------   --------
 Balance at beginning of year                                    $   184,810   $   177,217   $ 95,285
 Provision charged to operating expense                                3,000         3,000     70,559
 Recoveries credited to allowance                                      3,224         8,203     27,322
 Losses charged to allowance                                          (9,775)       (3,610)   (15,949)
                                                                 -----------   -----------   --------
 Balance at end of year                                          $   181,259   $   184,810   $177,217
                                                                 ===========   ===========   ========

For income tax purposes, $108,994 has been accumulated in the allowance for credit losses. This amount in based on Internal Revenue Code Regulations.

NOTE E - PREMISES AND EQUIPMENT

The composition of bank premises and equipment for the two periods is summarized below:

                                    1994        1993        1992
                                 ----------  ----------  ----------
Land                             $  505,958  $  353,439  $  353,439
Land improvements                    54,990      54,990      48,537
Building                            765,528     765,528     335,000
Furniture and fixtures              582,255     555,419     154,596
Automobiles                          25,755      25,755     176,508
Leasehold improvements                8,984       8,984      25,755
Construction in progress              7,000      26,122
                                 ----------  ----------  ----------
                                  1,950,470   1,764,115   1,119,957
Less accumulated depreciation       395,225     260,722     206,370
                                 ----------  ----------  ----------

                                 $1,555,245  $1,503,393  $  913,587
                                 ==========  ==========  ==========
Depreciation expense             $  135,152  $   85,617  $   49,024
                                 ==========  ==========  ==========

            WEATHERFORD NATIONAL BANCSHARES, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       DECEMBER 31, 1994, 1993 AND 1992

NOTE E - PREMISES AND EQUIPMENT (continued)

The Bank capitalized interest expense of $16,284 in 1984 as part of the cost of construction of banking facilities in accordance with Financial Accounting Standards Board Statement No. 34, "Capitalization of Interest".

NOTE F - OTHER ASSETS

Other assets are composed of the following:

                                                                          1994         1993         1992
                                                                       -----------  -----------  ----------
 Prepaid expenses                                                      $    24,959  $    26,055  $   23,343
 Organization and start-up costs                                            84,838       84,838      84,838
 Deferred income tax benefit                                                21,573
 Federal income tax receivable                                               4,433
 Other assets                                                               18,361       16,200      15,130
                                                                       -----------  -----------  ----------
                                                                           154,164      127,093     123,311
 Less accumulated
  amortization                                                              84,838       83,996      80,534
                                                                       -----------  -----------  ----------
                                                                       $    69,326  $    43,097  $   42,777
                                                                       ===========  ===========  ==========

 Amortization expense                                                  $       842  $     3,462  $    3,462
                                                                       ===========  ===========  ==========

NOTE G - INTEREST BEARING DEPOSITS

Interest bearing deposits at December 31 are summarized as follows:

                                                                           1994        1993
                                                                       -----------  -----------
   NOW accounts                                                        $ 9,235,638  $10,130,002
   Money market accounts                                                 5,455,104    5,752,122
   Savings                                                               5,290,080    5,814,633
   Individual retirement accounts
    Under $100,000                                                       4,272,187    4,090,592
    Over $100,000                                                          450,295      437,209
   Certificates of deposit
    Under $100,000                                                       8,355,566    7,422,723
    Over $100,000                                                        5,614,352    2,700,000
   State and political subdivisions                                      2,148,036    2,134,309
                                                                       -----------   ----------
                                                                       $40,821,258  $38,481,590
                                                                       ===========  ===========

Certificates of deposit and individual retirement accounts issued in amounts of $100,000 or more and their remaining maturities at December 31 are as follows:

                                  1994        1993
                               ----------  ----------
Three months or less           $3,604,351  $1,400,222
Three through twelve months     1,837,007   1,215,041
Over twelve months                623,289     521,946
                               ----------  ----------
                               $6,064,647  $3,137,209
                               ==========  ==========

NOTE H - LONG TERM DEBT

On November 15, 1994, the Bank purchased land to be used as a branch location of the Bank and issued a real estate lien note in the amount of $112,500 payable to

            WEATHERFORD NATIONAL BANCSHARES, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       DECEMBER 31, 1994, 1993 AND 1992

NOTE H - LONG TERM DEBT (continued)

an individual. The principal of the note is payable in annual installment payments of $37,500 each, on the 15th day of November each year, beginning November 15, 1995 and continuing regularly and annually until the principal has been paid. Interest computed at 8% per annum on the unpaid principal balance is payable annually as it accrues on the same dates as and in addition to the installments of principal. The Bank agreed that it will not make any prepayment on the note prior to January 1, 1997 without the written consent of the holder of the note. The note is secured by a vendor's lien retained in deed of even date from the Bank to the holder, and by a deed of trust of even date from the Bank to a trustee which conveys the property described above.

NOTE I - EMPLOYEE BENEFITS

In 1990, the Bank established a defined contribution (401(k)) pension plan which covers substantially all employees. The eligible employees are allowed to contribute from three to fifteen percent of their salary to the plan. The Bank contributes three percent of the participating employees' salaries to the plan. The Bank makes its contribution semi-monthly. Those contributions totaled $16,580, $14,321 and $10,966, in 1994, 1993, and 1992, respectively.

NOTE J - INCOME TAXES

Effective January 1, 1993, the Bank adopted Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." The cumulative effect of the change in accounting principle is included in determining net income for 1993. Financial statements for prior years have not been restated.

The total 1994 and 1993 Federal income tax provision (benefit) consists of the following components:

                                                                             1994       1993       1992
                                                                           ---------  ---------  ---------
   Current provision                                                       $353,654   $515,379   $259,428
   Deferred                                                                  24,689     (4,696)    29,631
                                                                           --------   --------   --------
                                                                           $378,343   $510,683   $289,059
                                                                           ========   ========   ========

Deferred income taxes at the appropriate rates are detailed as follows:

                                                                             1994       1993       1992
                                                                           ---------  --------   --------
   Net unrealized depreciation on available-for-sale
    securities                                                             $(21,573)  $          $
   Excess depreciation charges
    for tax purposes                                                         23,138      8,608        818
   Excess provision for credit losses for financial
    reporting purposes                                                      (24,570)   (23,550)   (18,259)
   Excess expenses for tax purposes using the cash
    method of accounting                                                    120,226    109,047    101,521
   Other, net                                                                                      (4,392)
                                                                           --------   --------   --------
                                                                           $ 97,221   $ 94,105   $ 79,688
                                                                           ========   ========   ========

            WEATHERFORD NATIONAL BANCSHARES, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       DECEMBER 31, 1994, 1993 AND 1992

NOTE J - INCOME TAXES (continued)

Applicable income taxes for financial reporting purposes differ from the amount computed by applying the statutory federal income tax rate for the reasons noted in the table below:

                                                                 DECEMBER 31
                                        -------------------------------------------------------------
                                          1994         %        1993         %        1992       %
                                        ---------  ---------  ---------  ---------  ---------  ------
Tax at statutory federal
  income tax rate                       $416,803      34.00   $548,597      34.00   $325,253   34.00
Increase (decrease) in tax
  resulting from:
Tax exempt income                        (41,109)     (3.35)   (39,373)     (2.44)   (40,723)  (4.26)
Other, net                                 2,649        .21      1,459        .09      4,529     .48
                                        --------      -----   --------      -----   --------   -----
                                        $378,343      30.86   $510,683      31.65   $289,059   30.22
                                        ========      =====   ========      =====   ========   =====

NOTE K - TRANSACTIONS WITH RELATED PARTIES

  The Bank's officers, directors, and their associates, including corporations and firms of which they and their families have an ownership interest, are also customers of the Bank. These persons, corporations, and firms have had transactions in the ordinary course of business with the Bank, all of which were on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unaffiliated persons and did not involve more than normal risk of collectibility or present other unfavorable features. The Bank expects to have such transactions on similar terms with its officers, directors, and their associates in the future.

The aggregate indebtedness transactions with such related parties for 1994 and 1993 were as follows:

                                                1994        1993
                                             ----------  ----------
Balance at January 1                         $ 510,285   $ 527,724

New loans or additions to lines of credit      300,017     319,742

Payment on loans                              (317,722)   (337,181)
                                             ---------   ---------

Balance at December 31                       $ 492,580   $ 510,285
                                             =========   =========

NOTE L - FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK

The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers and to reduce its own exposure to fluctuations in interest rates. These financial instruments include commitments to extend credit and standby letters of credit. Those instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the statement of financial position. The contract or notional amount of those instruments reflect the extent of involvement the Bank has in particular classes of financial instruments.

The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual notional amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

            WEATHERFORD NATIONAL BANCSHARES, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       DECEMBER 31, 1994, 1993 AND 1992

NOTE L - FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK (continued)

Financial instruments whose contract amounts represent credit risk are as follows:

                                     1994        1993
                                  ----------  ----------
Commitments on interim
 construction loans               $  958,039  $  535,457
Commitments on lines of credit       717,845     367,386
Standby letters of credit            119,655     137,190
Unused credit card lines           1,542,000   1,438,879
                                  ----------  ----------
                                  $3,337,539  $2,478,912
                                  ==========  ==========

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained if deemed necessary by the Bank upon extension of credit is based on management's credit evaluation of the counterparty. Collateral held varies but may include accounts receivable, inventory, property, plant, and equipment, and income-producing commercial properties.

Standby letters of credit are written conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The average collateral value held on letters of credit is approximately 53.37%.

NOTE M - CONCENTRATION OF CREDIT RISK FOR CERTAIN ENTITIES

The Bank grants agribusiness, commercial, and residential loans to customers throughout Parker County, Texas and surrounding counties. Although the Bank has a diversified loan portfolio, a substantial portion of its debtors' ability to honor their contracts is dependent upon the economic conditions in Parker County, Texas and the surrounding counties.

NOTE N - REGULATORY MATTERS

The Bank, as a National Bank, is subject to the dividend restrictions set forth by the Comptroller of the Currency. Under such restrictions, the Bank may not, without the prior approval of the Comptroller of the Currency, declare dividends in excess of the sum of the current year's earnings (as defined) plus the retained earnings (as defined) from the prior two years. The dividends, as of December 31, 1994, that the Bank could declare, without approval of the Comptroller of the Currency, amounted to approximately $1,488,039. The Bank is also required to maintain minimum amounts of capital to total "risk weighted" assets, as defined by the Bank Regulators. At December 31, 1994, the Bank was required to have minimum Tier 1 and total capital ratios of 4.00% and 8.00%, respectively. The Bank's actual ratios at that date were 16.52% and 17.16%, respectively. The Bank's leverage ratio at December 31, 1994 was 8.89%.

NOTE O - CASH AND INVESTMENT SECURITIES

The Bank was required to maintain reserve balances with the Federal Reserve Bank. During 1994 and 1993, such average balances totaled approximately $412,000 and $365,000, respectively.

            WEATHERFORD NATIONAL BANCSHARES, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       DECEMBER 31, 1994, 1993 AND 1992

NOTE P - FAIR VALUE OF FINANCIAL INSTRUMENTS

Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments," requires the Company to disclose the estimated fair value of its financial instrument assets and liabilities. For the Company, as for most financial institutions, over 90% of its assets and liabilities are considered financial instruments as defined in Statement No. 107. Many of the Company's financial instruments, however, lack an available trading market as characterized by a willing buyer and willing seller engaging in an exchange transaction.

Estimated fair values have been determined by the Company using the best available data, as generally provided in the Company's Regulatory Reports, and an estimation methodology suitable for each category of financial instruments. For those loans and deposits with floating interest rates, it is presumed that estimated fair values generally approximate the recorded book balances. The estimation methodologies used, the estimated fair values, and recorded book balances at December 31, 1994 and 1993, were as follows:

Financial instruments actively traded in a secondary market have been valued using quoted available market prices.

                                    ESTIMATED FAIR VALUE        RECORDED BOOK BALANCE
                                   ------------------------    ------------------------
                                      1994          1993          1994         1993
                                   -----------  -----------    -----------  -----------

Cash and due from banks            $ 2,335,321  $ 2,467,996    $ 2,335,321  $ 2,467,996
Federal funds sold                   1,000,000    3,800,000      1,000,000    3,800,000
Investment in securities            26,040,275   26,774,881     27,705,870   26,704,548

Financial instruments with stated maturities have been valued using a present value discounted cash flow with a discount rate approximating current market for similar assets and liabilities. Financial instrument assets with variable rates and financial instrument liabilities with no stated maturities have an estimated fair value equal to both the amount payable on demand and the recorded book balance.

                                     ESTIMATED FAIR VALUE     RECORDED BOOK BALANCE
                                   ------------------------  ------------------------
                                      1994         1993        1994          1993
                                   -----------  -----------  -----------  -----------

Deposits with stated maturities    $18,586,459  $14,628,303  $18,785,866  $14,701,322
Deposits with no stated
 maturities                         30,630,515   32,388,476   30,630,515   32,388,476
Net loans                           20,953,157   16,449,599   21,151,227   16,396,842

Changes in assumptions or estimation methodologies may have a material effect on these estimated fair values.

The Company's remaining assets and liabilities which are not considered financial instruments have not been valued differently than has been customary with historical cost accounting. No disclosure of the relationship value of the Company's deposits is required by Statement No. 107 nor has the Company estimated its value. There is no material difference between the notional amount and the estimated fair value of off-balance-sheet unfunded loan commitments which total $3,217,884 and $2,341,722 at December 31, 1994 and 1993, respectively, and are generally priced at market at the time of funding.
Letters of credit discussed in Note L have an estimated fair value based on fees currently charged for similar agreements. At December 31, 1994 and 1993, fees related to the unexpired term of the letters of credit are not significant.

            WEATHERFORD NATIONAL BANCSHARES, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       DECEMBER 31, 1994, 1993 AND 1992

NOTE P - FAIR VALUE OF FINANCIAL INSTRUMENTS (continued)

Management is concerned that reasonable comparability between financial institutions may not be likely due to the wide range of permitted valuation techniques and numerous estimates which must be given the absence of active secondary markets for many of the financial instruments. This lack of uniform valuation methodologies also introduces a greater degree of subjectivity to these estimated fair values.

            WEATHERFORD NATIONAL BANCSHARES, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       DECEMBER 31, 1994, 1993 AND 1992


Board of Directors
Weatherford National Bancshares, Inc.
Weatherford, Texas

We have compiled the accompanying consolidated balance sheets of Weatherford National Bancshares, Inc. (a Texas corporation) and subsidiaries as of September 30, 1995 and 1994, and the related consolidated statements of earnings, changes in stockholders' equity and cash flows for the nine months then ended and the consolidated statement of earnings for the three months ended September 30, 1995 and 1994, in accordance with Statement on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants.

A compilation is limited to presenting in the form of financial statements information that is the representation of management. We have not audited or reviewed the accompanying financial statements and, accordingly, do not express an opinion or any other form of assurance on them. However, we did become aware of a departure from generally accepted accounting principles that is described in the following paragraph.

Statements of cash flows for the three month periods ended September 30, 1995 and 1994 have not been presented. Generally accepted accounting principles require a statement of cash flows to be presented for each period for which results of operations are provided when financial statements report both financial position and results of operations.

The consolidated balance sheet as of December 31, 1994 was audited by us as part of an audit of Weatherford National Bancshares, Inc.'s financial statements, and we expressed an unqualified opinion on those financial statements in our report dated January 7, 1995, but we have not performed any auditing procedures since that date.


/s/ GEORGE, MORGAN & SNEED, P.C.

Weatherford, Texas
October 27, 1995

            WEATHERFORD NATIONAL BANCSHARES, INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS

                                                                                  Unaudited            Audited
                                                                        ---------------------------  ------------
                                                                                September 30,        December 31,
                                                                        ---------------------------  ------------
                                                                             1995          1994          1994
                                                                        -------------  ------------  ------------

       ASSETS

Cash and due from banks                                                   $ 2,439,343   $ 2,330,276  $ 2,335,321
Federal funds sold                                                          2,725,000                  1,000,000
Securities available-for-sale                                               4,796,598     1,622,005    3,853,812
Securities held-to-maturity                                                24,614,459    24,168,140   23,852,058
Loans, less allowance for credit losses of
  $171,652 and $181,373 at September 30, 1995
  and 1994 and $181,259 at December 31, 1994
  (notes A, C, D, K, L and M)                                              25,005,068    20,066,927   21,151,227
Bank premises and equipment (notes A and E)                                 1,879,498     1,418,142    1,555,245
Accrued interest receivable                                                   566,664       421,511      506,088
Foreclosed real estate (note A)                                                46,698        45,785       45,785
Other assets (note F)                                                          68,479        86,260       69,326
                                                                          -----------   -----------  -----------
                                                                          $62,141,807   $50,159,046  $54,368,862
                                                                          ===========   ===========  ===========

    LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
 Deposits
  Non-interest bearing                                                    $ 9,363,198   $ 9,030,244   $ 8,499,298
  Interest bearing (note G)                                                47,178,305    36,256,001    40,821,258
                                                                          -----------   -----------   -----------
   Total deposits                                                          56,541,503    45,286,245    49,320,556

  Accrued expenses and liabilities                                            242,397       225,623       208,543
  Deferred income taxes (notes A and J)                                       112,219       106,878       118,794
  Note payable (note H)                                                       112,500                     112,500
                                                                          -----------   -----------   -----------
   Total liabilities                                                       57,008,619    45,618,746    49,760,393
                                                                          -----------   -----------   -----------

STOCKHOLDERS' EQUITY
 Capital stock, $5.00 par value, 1,000,000
  shares authorized, 220,771 shares issued                                  1,103,855     1,103,855     1,103,855
 Paid-in capital                                                               11,245        11,245        11,245
 Net unrealized depreciation on available-for-sale
  securities, net of tax benefit                                                1,687       (14,541)      (41,877)
 Retained earnings                                                          4,058,469     3,481,809     3,577,314
                                                                          -----------   -----------   -----------
                                                                            5,175,256     4,582,368     4,650,537

 Less treasury stock, at cost, 4,783 shares                                   (42,068)      (42,068)      (42,068)
                                                                          -----------   -----------   -----------
  Total stockholders' equity                                                5,133,188     4,540,300     4,608,469
                                                                          -----------   -----------   -----------

                                                                          $62,141,807   $50,159,046   $54,368,862
                                                                          ===========   ===========   ===========

                     See accountants' compilation report.
        The accompanying notes are an integral part of this statement.

             WEATHERFORD NATIONAL BANCSHARES, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF EARNINGS

                                                                             Unaudited
                                                     -------------------------------------------------------------
                                                           Three Months Ended                Nine Months Ended
                                                              September 30,                    September 30,
                                                     -------------------------------     -------------------------
                                                         1995                 1994           1995          1994
                                                     ------------          ---------     -----------    ----------

Interest Income
 Interest and fees on loans (note A)                  $  639,043           $469,993      $1,810,665     $1,310,369

 Interest on investment securities
  Taxable                                                353,477            301,606       1,008,510        904,567
  Exempt from federal income taxes                        29,772             31,086          95,508         95,998

 Interest on federal funds sold                           47,839             13,790         101,721         38,821
 Other interest                                              900              1,163           2,700          3,798
                                                      ----------           --------      ----------     ----------

  Total interest income                                1,071,031            817,638       3,019,104      2,353,553
                                                      ----------           --------      ----------     ----------

Interest Expense
 Interest on deposits                                    486,170            286,123       1,312,160        825,163
 Interest on notes and debentures payable                  2,269                              6,732
                                                      ----------           --------      ----------     ----------

  Total interest expense                                 488,439            286,123       1,318,892        825,163
                                                      ----------           --------      ----------     ----------

Net interest income                                      582,592            531,515       1,700,212      1,528,390

Provision for credit losses (note A and D)                34,000              3,000          34,000          3,000
                                                      ----------           --------      ----------     ----------

 Net interest income after provision for
  credit losses                                          548,592            528,515       1,666,212      1,525,390
                                                      ----------           --------      ----------     ----------

Noninterest Income
 Service charges and fees                                181,563            188,100         504,141        527,816
 Gain on sale of foreclosed real estate                    4,215                              4,215
 Gain on sale of securities (note B)                                          1,832                          1,832
 Gain on sale of other assets                                                                19,000            700
                                                      ----------           --------      ----------     ----------
  Total other income                                     185,778            189,932         527,356        530,348
                                                      ----------           --------      ----------     ----------

Noninterest Expenses
 Employee compensation and benefits                      206,554            169,821         588,570        502,246
 Net occupancy and equipment expense                      70,497             59,279         188,767        174,726
 Net cost of operations of foreclosed
  real estate                                              8,189             (1,500)          6,987         (3,207)
 Other operating expenses                                188,438            160,535         544,918        450,425
                                                      ----------           --------      ----------     ----------
  Total other expenses                                   473,678            388,135       1,329,242      1,124,190
                                                      ----------           --------      ----------     ----------

Earnings before income taxes                             260,692            330,312         864,326        931,548

Federal tax provision (note J)                           119,151            172,721         275,177        287,490
                                                      ----------           --------      ----------     ----------

   NET EARNINGS                                       $  141,541           $157,591      $  589,149     $  644,058
                                                      ==========           ========      ==========     ==========

Earnings per share                                    $     0.66           $   0.73      $     2.73     $     2.98
                                                      ==========           ========      ==========     ==========

                     See accountants' compilation report.
        The accompanying notes are an integral part of this statement.

             WEATHERFORD NATIONAL BANCSHARES, INC. AND SUBSIDIARIES
           CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                 NINE MONTHS ENDED SEPTEMBER 30, 1995 AND 1994



                                                                                Unaudited
                                                    --------------------------------------------------------------------
                                                                          Net Unrealized
                                                                         Depreciation on
                                                      Common    Paid-in   Available-for-    Retained        Treasury
                                                      Stock     Capital  Sale Securities    Earnings         Stock
                                                    ----------  -------  ----------------  -----------  ----------------

Balances at January 1, 1994                         $1,103,855  $11,245    $               $2,945,745      $(42,068)

Initial unrealized gain recorded
     on investment in securities
     available-for-sale (net of
     deferred tax benefit)                                                    24,908

Net earnings year to date                                                                     644,058

Dividends declared ($.50 per share)                                                          (107,994)

Change in unrealized depreciation on
              available-for-sale securities (net
              of deferred tax benefit)                                       (39,449)
                                                    ----------  -------     --------       ----------      --------

Balance at September 30, 1994                       $1,103,855  $11,245     $(14,541)      $3,481,809      $(42,068)
                                                    ==========  =======     ========       ==========      ========

Balances at January 1, 1995                         $1,103,855  $11,245     $(41,877)      $3,577,314      $(42,068)

Net earnings year to date                                                                     589,149

Dividends declared ($.50 per share)                                                          (107,994)

Change in unrealized depreciation on
              available-for-sale securities
              (net of deferred tax benefit)                                   43,564
                                                    ----------  -------     --------       ----------    ---------

Balances at September 30, 1995                      $1,103,855  $11,245     $  1,687       $4,058,469    $ (42,068)
                                                    ==========  =======     ========       ==========    =========

                     See accountants' compilation report.
        The accompanying notes are an integral part of this statement.

            WEATHERFORD NATIONAL BANCSHARES, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                                               UNAUDITED
                                                                                                        -------------------------
                                                                                                            NINE MONTHS ENDED
                                                                                                               SEPTEMBER 30,
                                                                                                        --------------------------
                                                                                                             1995         1994
                                                                                                        ------------  ------------
Increase (Decrease) in Cash and Cash Equivalents
Cash flows from operating activities
  Net earnings                                                                                          $   589,149   $   644,058
                                                                                                        -----------   -----------
  Adjustments to reconcile net earnings to cash provided by operating activities
      Depreciation and amortization                                                                         103,349       101,634
      Provision for credit losses                                                                            34,000         3,000
      Premium amortization, net of discount accretion                                                       (70,675)       59,582
      Net gain on sale of available-for-sale securities                                                                    (1,832)
      Gain on sale of foreclosed real estate                                                                 (4,215)
      Gain on sale of other assets                                                                          (19,000)         (700)
      Change in other assets                                                                                (81,302)      (13,213)
      Change in other liabilities                                                                            26,410       (15,356)
                                                                                                        -----------   -----------
Total adjustments                                                                                           (11,433)      133,115
                                                                                                        -----------   -----------
Net cash provided by operating activities                                                                   577,716       777,173
                                                                                                        -----------   -----------

Cash flows from investing activities
  Changes in federal funds sold                                                                          (1,725,000)    3,800,000
  Proceeds from maturities of held-to-maturity securities                                                   400,000     1,527,730
  Proceeds from maturities of available-for-sale securities                                               4,389,021       245,359
  Proceeds from sales of available-for-sale securities                                                                  1,156,152
  Net increase in loans                                                                                  (3,934,539)   (3,673,085)
  Proceeds from sale of other assets                                                                         19,000           700
  Proceeds from sale of foreclosed real estate                                                               50,000
  Purchase of bank premises and equipment                                                                  (427,602)      (16,383)
  Purchase of held-to-maturity securities                                                                (1,206,094)   (2,094,618)
  Purchase of available-for-sale securities                                                              (5,151,433)
                                                                                                        -----------   -----------
Net cash used by investing activities                                                                    (7,586,647)      945,855
                                                                                                        -----------   -----------

Cash flows from financing activities
  Change in non-interest bearing activities                                                                 863,900       472,835
  Change in interest bearing activities                                                                   6,357,047    (2,225,589)
  Proceeds from long-term debt
  Dividends declared                                                                                       (107,994)     (107,994)
                                                                                                        -----------   -----------
Net cash provided by financing activities                                                                 7,112,953    (1,860,748)
                                                                                                        -----------   -----------

Net change in cash and cash equivalents                                                                     104,022      (137,720)
Cash and cash equivalents at beginning of year                                                            2,335,321     2,467,996
                                                                                                        -----------   -----------
Cash and cash equivalents at end of year                                                                $ 2,439,343   $ 2,330,276
                                                                                                        ===========   ===========

Supplemental schedule of non-cash investing and financing activities
  Unrealized appreciation (depreciation) on available-for-sale securities                               $    66,006   $   (22,030)
  Assets acquired through foreclosure                                                                   $    46,698   $

Cash paid during the year for
  Interest                                                                                              $ 1,225,361   $   811,715
  Income taxes                                                                                          $   281,926   $   352,048

                     See accountants' compilation report.

            WEATHERFORD NATIONAL BANCSHARES, INC. AND SUBSIDIARIES
                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           NINE MONTHS ENDED SEPTEMBER 30, 1995 AND 1994 (UNAUDITED)
                          DECEMBER 31, 1994 (AUDITED)

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

1.  Principles of consolidation
    ---------------------------

The consolidated financial statements include the accounts of Weatherford National Bancshares, Inc. (Weatherford) its wholly owned subsidiary, Parker Bancshares, Inc. (Parker) (a Delaware corporation), and its wholly owned subsidiary, the Weatherford National Bank (the Bank). All material intercompany transactions and accounts have been eliminated upon consolidation.

Weatherford was incorporated on February 21, 1984. Parker was incorporated on December 13, 1988, and commenced to do business on December 28, 1988. The Bank was incorporated on November 5, 1983, and received approval from the Board of Governors of the Federal Reserve System to open for business on July 16, 1984.

On December 28, 1988, Weatherford exchanged all of the shares it owned in the Bank for all of the stock in Parker.

2.  Basis of Accounting
    -------------------

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles and conform with practices within the banking industry.

3.  Trading Securities
    ------------------

Bonds, notes, and debentures held principally for resale in the near term are classified as trading account securities and are recorded at their fair values. Unrealized gains and losses on trading account securities are included immediately in other income. The Bank does not have an investment department and does not actively engage in securities trading, hence no securities are classified as trading securities.

4.  Securities Held-to-Maturity
    ---------------------------

Bonds, notes, and debentures for which the Bank has the positive intent and ability to hold to maturity are reported at cost, adjusted for premiums and discounts that are recognized in interest income using the interest method over the period to maturity.

5.  Securities Available-for-Sale
    -----------------------------

Available-for-sale securities consist of bonds, notes, debentures, and certain equity securities not classified as trading securities nor as held-to-maturity securities. Unrealized holding gains and losses, net of tax, on available-for-sale securities are reported as a net amount in a separate component of shareholders' equity until realized. Gains and losses on the sale of available-for-sale securities are determined using the specific-identification method. Declines in the fair value of individual held-to-maturity and available-for-sale securities below their cost that are other than temporary have resulted in write-downs of the individual securities to their fair value. The related write-downs have been included in earnings as realized losses. Premiums and discounts are recognized in interest income using the interest method over the period to maturity.

6.  Loans
    -----

Loans are reported at the principal amount outstanding, net of unearned income and the allowance for credit losses. Unearned discount on installment loans is recognized as income over the terms of the loans by using principal amounts outstanding. Interest on other loans is calculated by using the simple interest method on the daily balance of the principal amount outstanding.

Loans on which the accrual of interest has been discontinued are designated as non-accrual loans. Accrual of interest on loans is discontinued either when reasonable doubt exists as to the full, timely collection of interest or principal or when a loan becomes contractually past due by ninety days or more

                     See accountants' compilation report.

            WEATHERFORD NATIONAL BANCSHARES, INC. AND SUBSIDIARIES
                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           NINE MONTHS ENDED SEPTEMBER 30, 1995 AND 1994 (UNAUDITED)
                          DECEMBER 31, 1994 (AUDITED)

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

with respect to interest or principal. When a loan is placed on non-accrual status, all interest previously accrued, but not collected, is reversed against current period income. Income on such loans is then recognized only to the extent that cash is received and where the future collection of principal is probable. Interest accruals are resumed on such loans only when they are brought fully current with respect to interest and principal and when, in the judgement of management, the loans are estimated to be fully collectible as to both principal and interest.

Renegotiated loans are those loans on which concessions in terms have been granted because of a borrower's financial difficulty. Interest is generally accrued on such loans in accordance with the new terms.

Mortgage loans originated and intended for sale in the secondary market are carried at the lower of cost or estimated market value in the aggregate. Net unrealized losses are recognized through a valuation allowance by charges to income.

7.  Premises and Equipment
    ----------------------

Bank premises and equipment are carried at original cost less accumulated depreciation. Depreciation is computed using the straight-line method based upon the estimated useful lives of the assets. Costs incurred for maintenance and repairs are expensed currently. For income tax purposes, the accelerated cost recovery system of depreciation is used.

8.  Allowance for Credit Losses
    ---------------------------

The allowance for credit losses is maintained at a level considered adequate to provide for potential credit losses. The allowance is increased by provisions charged to operating expense and reduced by net charge-offs. The level of the allowance is based on management's evaluation of potential losses, the risk characteristics of various categories of loans, review of individual credits, recent loss experience, as well as prevailing and anticipated economic conditions and other pertinent factors.

9.  Foreclosed Real Estate
    ----------------------

Real estate properties acquired through, or in lieu of, loan foreclosure are carried at the lower of the recorded investment in the property or its fair value less estimated selling costs. Prior to foreclosure, the value of the underlying loan is written down to the fair market value of the real estate to be acquired by a charge to the allowance for credit losses, if necessary. Any subsequent write-downs are charged against earnings. Operating expenses of such properties, net of related income are included in net cost of operations of foreclosed real estate.

10. Income Taxes
    ------------

The Bank, Parker and Weatherford file a consolidated federal income tax return. The Bank receives a charge or credit from Bancshares equivalent to its federal income tax computed on a separate return basis and allocating all of the surtax exemption to the Bank.

Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the basis of the items listed in Note J for financial and income tax reporting. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred taxes also are recognized for operating losses that are available to offset future taxable income and tax credits that are available to offset future federal income taxes.

11. Per Share Data
    --------------

Earnings per share at December 31, 1994, September 30, 1995 and 1994 are based on the weighted average number of common shares and common share equivalents outstanding of 215,988.

                     See accountants' compilation report.

            WEATHERFORD NATIONAL BANCSHARES, INC. AND SUBSIDIARIES
                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           NINE MONTHS ENDED SEPTEMBER 30, 1995 AND 1994 (UNAUDITED)
                          DECEMBER 31, 1994 (AUDITED)

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

12. Statement of Cash Flows
    -----------------------

For purposes of the statement of cash flows, the Bank considers only cash and due from banks to be cash equivalents.

13. Reclassification of Amounts
    ---------------------------

To effectively provide comparative information, certain amounts in the prior year were reclassified for financial statement presentation.

NOTE B - INVESTMENT SECURITIES

Effective January 1, 1994, the Company adopted Statement of Financial Accounting Standards No. 115 (FASB Statement 115), "Accounting for Certain Investments in Debt and Equity Securities" FASB Statement 115 requires the Bank to account for their investment securities as either trading securities, securities held-to-maturity, or securities available-for-sale. The adoption of this statement effective January 1, 1994 resulted in an after-tax adjustment to equity of $24,908 and increasing investments by $37,739. FASB Statement 115 does not permit retroactive application of the statement.

Debt and equity securities have been classified in the statements of financial condition according to management's intent. The carrying value, approximate fair value and unrealized gains (losses) of the securities are as follows:

                                                                     SEPTEMBER 30, 1995
                                                     --------------------------------------------------
                                                                    GROSS        GROSS       ESTIMATED
                                                      AMORTIZED   UNREALIZED   UNREALIZED     MARKET
                                                     COST BASIS      GAINS       LOSSES        VALUE
                                                     -----------  -----------  -----------  -----------
               Securities held-to-maturity

               U.S. Treasury securities              $ 6,564,349   $           $ (111,474)  $ 6,452,875
               U.S. Government agencies and
                 corporations                          7,028,286    (130,040)   6,898,246
               Obligations of state and political
                 subdivisions                          2,054,538      69,982    2,124,520
               Mortgage-backed securities              8,967,286          97     (190,483)    8,776,900
                                                     -----------   ---------   ----------   -----------

               Total investment in securities
                  held-to-maturity                   $24,614,459   $  70,079   $ (431,997)  $24,252,541
                                                     ===========   =========   ==========   ===========

               Securities available-for-sale

               U.S. Government agencies
                  and corporations                   $ 2,419,715   $   2,976   $   (6,387)  $ 2,416,304
               Mortgage-backed securities              2,313,923      14,717       (8,346)    2,320,294
                                                     -----------   ---------   ----------   -----------

               Total investment in debt
                  securities available-
                  for-sale                             4,733,638      17,693      (14,733)    4,736,598

               Other securities                           60,000                   60,000
                                                     -----------               ----------

               Total investment in securities
                  available-for-sale                 $ 4,793,638   $  17,693   $  (14,733)  $ 4,796,598
                                                     ===========   =========   ==========   ===========

                     See accountants' compilation report.

            WEATHERFORD NATIONAL BANCSHARES, INC. AND SUBSIDIARIES
                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           NINE MONTHS ENDED SEPTEMBER 30, 1995 AND 1994 (UNAUDITED)
                          DECEMBER 31, 1994 (AUDITED)

NOTE B - INVESTMENT SECURITIES (continued)

                                                   SEPTEMBER 30, 1994
                                   ---------------------------------------------------
                                                  GROSS         GROSS       ESTIMATED
                                    AMORTIZED   UNREALIZED    UNREALIZED     MARKET
                                   COST BASIS      GAINS        LOSSES        VALUE
                                   -----------  -----------  ------------  -----------
Securities held-to-maturity

U.S. Treasury securities           $ 7,001,969  $      573   $  (331,813)  $ 6,670,729
U.S. Government agencies
  and corporations                   7,038,553                  (383,818)    6,654,735
Obligations of state and
  political subdivisions             2,362,575      50,755        (4,389)    2,408,941
Mortgage-backed
 securities                          7,765,043                  (541,534)    7,223,509
                                   -----------  ----------   -----------   -----------

Total investment in securities
 held-to-maturity                  $24,168,140  $   51,328   $(1,261,554)  $22,957,914
                                   ===========  ==========   ===========   ===========

Securities available-for-sale

U.S. Government agencies
 and corporations                  $   500,176  $      140   $    (3,502)  $   496,814
Mortgage-backed
  securities                         1,083,859       4,659       (23,327)    1,065,191
                                   -----------  ----------   -----------   -----------

Total investment in debt
  securities available-for-sale      1,584,035       4,799       (26,829)    1,562,005

Other securities                        60,000                                  60,000
                                   -----------  ----------   -----------   -----------

Total investment in securities
  available-for-sale               $ 1,644,035  $    4,799   $   (26,829)  $ 1,622,005
                                   ===========  ==========   ===========   ===========

                                                   DECEMBER 31, 1994
                                   ---------------------------------------------------
                                                  GROSS         GROSS       ESTIMATED
                                    AMORTIZED   UNREALIZED    UNREALIZED     MARKET
                                   COST BASIS      GAINS        LOSSES        VALUE
                                   -----------  -----------  ------------  -----------
Securities held-to-maturity

U.S. Treasury securities           $ 6,691,871  $            $  (432,429)  $ 6,259,442
U.S. Government agencies
 and corporations                    7,036,026                  (531,102)    6,504,924
Obligations of state and
  political subdivisions             2,360,299      26,504       (16,066)    2,370,737
Mortgage-backed  securities          7,763,862                  (712,502)    7,051,360
                                    ----------   -----------   -----------  ----------

Total investment in securities
  held-to-maturity                 $23,852,058  $   26,504   $(1,692,099)  $22,186,463
                                   ===========  ==========   ===========   ===========

                     See accountants' compilation report.

            WEATHERFORD NATIONAL BANCSHARES, INC. AND SUBSIDIARIES
                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           NINE MONTHS ENDED SEPTEMBER 30, 1995 AND 1994 (UNAUDITED)
                          DECEMBER 31, 1994 (AUDITED)

NOTE B - INVESTMENT SECURITIES (continued)


                                                          DECEMBER 31, 1994
                                           ------------------------------------------------
                                                         GROSS        GROSS      ESTIMATED
                                           AMORTIZED   UNREALIZED   UNREALIZED     MARKET
                                           COST BASIS     GAINS       LOSSES       VALUE
                                           ----------  -----------  -----------  ----------
         Securities available-for-sale
         U.S. Government agencies
            and corporations               $2,835,117  $            $  (14,685)  $2,820,432
         Mortgage-backed securities         1,022,145                  (48,765)     973,380
                                           ----------  ----------   ----------   ----------

         Total investment in debt
            securities available-
            for-sale                        3,857,262                  (63,450)   3,793,812

         Other securities                      60,000                                60,000
                                           ----------  ----------   ----------   ----------

         Total investment in securities
            available-for-sale             $3,917,262  $            $  (63,450)  $3,853,812
                                           ==========  ==========   ==========   ==========


Other securities include Federal Reserve Bank stock for which there is no readily determinable fair value and on which there is contractual restrictions on the sale and transfer of the stock. These stocks are carried at amortized cost and evaluated for declines in value.

The amortized cost and approximate market value of the investment portfolio at September 30, 1995 and 1994 and December 31, 1994, by contractual maturity are shown above. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

The amortized cost and estimated market value of debt securities held-to-maturity at September 30, 1995, by contractual and expected maturity, are shown below.

                                           AMORTIZED    ESTIMATED
                                             COST      FAIR VALUE
                                          -----------  -----------
Due within one year                       $ 3,999,702  $ 3,985,803
Due after one year through five years      10,695,793   10,489,088
Due after five years through ten years        951,678    1,000,750
Mortgage-backed securities                  8,967,286    8,776,900
                                          -----------  -----------
                                          $24,614,459  $24,252,541
                                          ===========  ===========

The amortized cost and estimated market value of debt securities available-for-sale at September 30, 1995, by contractual and expected maturity, are shown below.

                                            AMORTIZED   ESTIMATED
                                               COST     FAIR VALUE
                                            ----------  ----------
Due within one year                         $1,820,965  $1,815,034
Due after one year through five years          100,000     100,296
Due after five years through ten years         498,750     500,975
Due after ten years                                      2,320,293
Mortgage-backed securities                   2,313,923
                                            ----------  ----------
Total debt securities available-for-sale    $4,733,638  $4,736,598
                                            ==========  ==========

                     See accountants' compilation report.

            WEATHERFORD NATIONAL BANCSHARES, INC. AND SUBSIDIARIES
                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           NINE MONTHS ENDED SEPTEMBER 30, 1995 AND 1994 (UNAUDITED)
                          DECEMBER 31, 1994 (AUDITED)

NOTE B - INVESTMENT SECURITIES (continued)

The amortized cost and estimated market value of debt securities held-to-maturity at September 30, 1994, by contractual and expected maturity, are shown below.

                                           AMORTIZED    ESTIMATED
                                             COST      FAIR VALUE
                                          -----------  -----------
Due within one year                       $ 1,700,850  $ 1,685,770
Due after one year through five years      13,344,717   12,669,095
Due after five years through ten years      1,242,813    1,266,557
Due after ten years                           114,717      112,983
Mortgage-backed securities                  7,765,043    7,223,509
                                          -----------  -----------
Total debt securities held-to-maturity    $24,168,140  $22,957,914
                                          ===========  ===========

The amortized cost and estimated market value of debt securities available-for-sale at September 30, 1994, by contractual and expected maturity, are shown below.

                                            AMORTIZED   ESTIMATED
                                              COST      FAIR VALUE
                                            ----------  ----------
Due within one year                         $  300,000  $  299,927
Due after one year through five years          200,176     204,360
Mortgage-backed securities                   1,083,859   1,057,718
                                            ----------  ----------
Total debt securities available-for-sale    $1,584,035  $1,562,005
                                            ==========  ==========

The amortized cost and estimated market value of debt securities held-to-maturity at December 31, 1994, by contractual and expected maturity, are shown below.

                                           AMORTIZED    ESTIMATED
                                             COST      FAIR VALUE
                                          -----------  -----------
Due within one year                       $ 1,901,544  $ 1,865,674
Due after one year through five years      13,466,338   12,546,165
Due after five years through ten years        720,314      723,264
Mortgage-backed securities                  7,763,862    7,051,360
                                          -----------  -----------
                                          $23,852,058  $22,186,463
                                          ===========  ===========

The amortized cost and estimated market value of debt securities available-for-sale at December 31, 1994, by contractual and expected maturity, are shown below.

                                            AMORTIZED   ESTIMATED
                                               COST     FAIR VALUE
                                            ----------  ----------
Due within one year                         $2,635,107  $2,627,039
Due after one year through five years          200,010     193,393
Mortgage-backed securities                   1,022,145     973,380
                                            ----------  ----------
Total debt securities available-for-sale    $3,857,262  $3,793,812
                                            ==========  ==========

Gross realized gains and gross realized losses on sales of available for sale securities for the period ended September 30, 1994 were as follows.

                                                   GROSS REALIZED
                                                ---------------------
                                                  GAINS       LOSSES
                                                --------     --------
U.S. Treasury securities                         $  308       $(313)
U.S. Government agencies and corporations         2,024        (187)
                                                 ------       -----
                                                 $2,332       $(500)
                                                 ======       =====

                     See accountants' compilation report.

            WEATHERFORD NATIONAL BANCSHARES, INC. AND SUBSIDIARIES
                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           NINE MONTHS ENDED SEPTEMBER 30, 1995 AND 1994 (UNAUDITED)
                          DECEMBER 31, 1994 (AUDITED)

NOTE B - INVESTMENT SECURITIES (continued)

Securities carried at approximately $4,508,155, $3,315,791 and $5,044,032 with market values of approximately $4,468,643, $3,213,282 and $4,899,766 at September 30, 1995 and 1994 and December 31, 1994, respectively, were pledged to secure public and trust funds.

NOTE C - LOANS

At the end of each period, the Bank's loan portfolio was categorized as follows:

                                                           SEPTEMBER 30        DECEMBER 31
                                                    -------------------------  -----------
                                                       1995          1994         1993
                                                    -----------  ------------  -----------
 Commercial and industrial                          $ 3,814,019   $ 2,987,319  $ 3,101,385
 Real estate - construction                           1,500,220     1,243,242    1,655,538
 Real estate - mortgage                               8,891,321     7,065,583    6,978,530
 Real estate - other                                  5,201,401     4,212,256    4,355,267
 Loans held for sale                                    380,786                    334,400
 Installment loans                                    4,538,496     3,755,939    3,921,847
 Agricultural                                         1,044,995     1,071,187    1,074,564
 Credit card loans                                      433,726       445,659      461,906
 Overdrafts                                              36,277        45,589       40,167
                                                    -----------   -----------  -----------
                                                     25,841,241    20,826,774   21,923,604
 Less:
  Unearned discount                                     664,521       578,474      591,118
  Allowance for credit losses                           171,652       181,373      181,259
                                                    -----------   -----------  -----------
                                                    $25,005,068   $20,066,927  $21,151,227
                                                    ===========   ===========  ===========
Non-accrual loans are as follows:

Principle balances on non-accrual status            $    69,204   $         0  $    26,924
                                                    ===========   ===========  ===========

Approximate interest foregone related to
   non-accrual loans                                $     3,779   $         0  $       369
                                                    ===========   ===========  ===========

Loans, excluding credit card loans, non-accrual loans and overdrafts, at fixed interest rates and variable interest rates are as follows:

                                                          SEPTEMBER 30         DECEMBER 31
                                                    -------------------------  -----------
                                                        1995         1994         1994
                                                    ------------  -----------  -----------
 Fixed rates                                         $18,025,951  $13,505,039  $15,115,646
 Variable rates                                        7,276,082    6,830,487    6,278,961
                                                     -----------  -----------  -----------
                                                     $25,302,033  $20,335,526  $21,394,607
                                                     ===========  ===========  ===========

The following table shows the maturity distribution of the fixed rate loans:

                                                              SEPTEMBER 30       DECEMBER 31
                                                      -------------------------  -----------
                                                           1995         1994         1994
                                                       -----------  -----------  -----------
 Three months or less                                  $ 2,525,601  $ 1,967,663  $ 2,635,622
 Three through twelve months                             3,768,947    2,415,341    2,703,516
 One year through five years                             8,137,222    7,212,137    7,212,225
 Over five years                                         3,594,181    1,909,898    2,564,283
                                                       -----------  -----------  -----------
                                                       $18,025,951   $13,505,039  $15,115,646
                                                       ===========   ===========  ===========

                     See accountants' compilation report.

            WEATHERFORD NATIONAL BANCSHARES, INC. AND SUBSIDIARIES
                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           NINE MONTHS ENDED SEPTEMBER 30, 1995 AND 1994 (UNAUDITED)
                          DECEMBER 31, 1994 (AUDITED)

NOTE D - ALLOWANCE FOR CREDIT LOSSES

Effective January 1, 1995, the Company adopted Statement of Financial Accounting Standards No. 114 (FASB Statement 114), "Accounting by Creditors for Impairment of a Loan" as it was amended by Financial Accounting Standards No. 118 "Accounting by Creditors for Impairment of a Loan - Loan Recognition and Disclosures." These statements require that impaired loans, with the scope of the statements, be measured based on the expected future cash flows discounted at the loan's effective interest rate or market price or the fair value of the collateral if the loan is collateral dependent. The allowance for any impaired loans as of the effective date was considered insignificant and was included in the Company's normal allowance for credit losses.

An analysis of the allowance for credit losses is shown below:

                                                 SEPTEMBER 30          DECEMBER 31
                                          ---------------------------  ---------
                                              1995           1994        1994
                                          -------------  ------------  ---------
Balance at beginning of year                  $181,259      $184,810   $184,810
Provision charged to operating expense          34,000         3,000      3,000
Recoveries credited to allowance                    13         2,166      3,224
Losses charged to allowance                    (43,620)       (8,603)    (9,775)
                                              --------      --------   --------
Balance at end of period                      $171,652      $181,373   $181,259
                                              ========      ========   ========

Impairment of loans having carrying values of $69,204 as of September 30, 1995 has been recognized in conformity with FASB Statement 114. The allowance for credit losses related to these loans was considered insignificant and was included in the Company's normal allowance for credit losses.

                     See accountants' compilation report.

            WEATHERFORD NATIONAL BANCSHARES, INC. AND SUBSIDIARIES
                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           NINE MONTHS ENDED SEPTEMBER 30, 1995 AND 1994 (UNAUDITED)
                          DECEMBER 31, 1994 (AUDITED)

NOTE E - PREMISES AND EQUIPMENT

The composition of bank premises and equipment for the periods is summarized below:

                                  SEPTEMBER 30        DECEMBER 31
                            ------------------------  -----------
                               1995         1994         1994
                            ----------  ------------  -----------
Land                        $  505,958    $  353,439   $  505,958
Land improvements               65,078        54,990       54,990
Building                     1,004,053       765,528      765,528
Furniture and fixtures         739,370       570,802      582,255
Automobiles                     28,874        25,755       25,755
Leasehold improvements           8,984         8,984        8,984
Construction in progress         1,000         7,000
                            ----------    ----------   ----------
                             2,352,317     1,780,498    1,950,470
Less accumulated
 depreciation                  472,819       362,356      395,225
                            ----------    ----------   ----------

                            $1,879,498    $1,418,142   $1,555,245
                            ==========    ==========   ==========
Depreciation expense        $  103,349    $  101,634   $  135,152
                            ==========    ==========   ==========

The Bank capitalized interest expense of $16,284 in 1984 as part of the cost of construction of banking facilities in accordance with Financial Accounting Standards Board Statement No. 34, "Capitalization of Interest".

NOTE F - OTHER ASSETS

Other assets are composed of the following:

                                                               SEPTEMBER 30        DECEMBER 31
                                                        -------------------------  ----------
                                                            1995         1994         1994
                                                        ------------  -----------  ----------
 Prepaid expenses                                        $    53,905  $    63,771  $   24,959
 Organization and start-up costs                              84,838       84,838      84,838
 Deferred income tax benefit                                                7,489      21,573
 Federal income tax receivable                                                          4,433
 Other assets                                                 14,574       15,000      18,361
                                                         -----------  -----------  ----------
                                                             153,317      171,098     154,164
 Less accumulated amortization                                84,838       84,838      84,838
                                                         -----------  -----------  ----------
                                                         $    68,479  $    86,260  $   69,326
                                                         ===========  ===========  ==========

 Amortization expense                                    $            $       842  $      842
                                                         ===========  ===========  ==========


                     See accountants' compilation report.

            WEATHERFORD NATIONAL BANCSHARES, INC. AND SUBSIDIARIES
                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           NINE MONTHS ENDED SEPTEMBER 30, 1995 AND 1994 (UNAUDITED)
                          DECEMBER 31, 1994 (AUDITED)

NOTE G - INTEREST BEARING DEPOSITS

Interest bearing deposits are summarized as follows:

                                                         SEPTEMBER 30       DECEMBER 31
                                                  ------------------------  -----------
                                                      1995        1994         1994
                                                  -----------  -----------  -----------
 NOW accounts                                     $ 9,414,687  $ 8,366,985  $ 9,235,638
 Money market accounts                              5,703,383    5,614,800    5,455,104
 Savings                                            4,901,444    6,071,788    5,290,080
 Individual retirement accounts
  Under $100,000                                    4,538,810    4,264,625    4,272,187
  Over $100,000                                       586,364      446,909      450,295
 Certificates of deposit
  Under $100,000                                   12,765,067    7,261,013    8,355,566
  Over $100,000                                     7,227,781    2,719,916    5,614,352
 State and political subdivisions                   2,040,769    1,509,965    2,148,036
                                                  -----------  -----------  -----------
                                                  $47,178,305  $36,256,001  $40,821,258
                                                  ===========  ===========  ===========

Certificates of deposit and individual retirement accounts issued in amounts of $100,000 or more and their remaining maturities are as follows:

                                                         SEPTEMBER 30       DECEMBER 31
                                                  ------------------------  -----------
                                                      1995        1994         1994
                                                  ----------   -----------  -----------
Three months or less                              $3,769,941   $  900,000   $3,604,351
Three through twelve months                        2,400,834    1,725,890    1,837,007
Over twelve months                                 1,643,370      540,935      623,289
                                                  ----------   ----------   ----------
                                                  $7,814,145   $3,166,825   $6,064,647
                                                  ==========   ==========   ==========

NOTE H - LONG TERM DEBT

On November 15, 1994, the Bank purchased land to be used as a branch location of the Bank and issued a real estate lien note in the amount of $112,500 payable to an individual. The principal of the note is payable in annual installment payments of $37,500 each, on the 15th day of November each year, beginning November 15, 1995 and continuing regularly and annually until the principal has been paid. Interest computed at 8% per annum on the unpaid principal balance is payable annually as it accrues on the same dates as and in addition to the installments of principal. The Bank agreed that it will not make any prepayment on the note prior to January 1, 1997 without the written consent of the holder of the note. The note is secured by a vendor's lien retained in deed of even date from the Bank to the holder, and by a deed of trust of even date from the Bank to a trustee which conveys the property described above.

NOTE I - EMPLOYEE BENEFITS

In 1990, the Bank established a defined contribution (401(k)) pension plan which covers substantially all employees. The eligible employees are allowed to contribute from three to fifteen percent of their salary to the plan. The Bank contributes three percent of the participating employees' salaries to the plan. The Bank makes its contribution semi-monthly. Those contributions totaled $14,455, $12,807 and $16,580, at September 30, 1995 and September 30, 1994 and
December 31, 1994, respectively.

                     See accountants' compilation report.

            WEATHERFORD NATIONAL BANCSHARES, INC. AND SUBSIDIARIES
                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           NINE MONTHS ENDED SEPTEMBER 30, 1995 AND 1994 (UNAUDITED)
                          DECEMBER 31, 1994 (AUDITED)

NOTE J - INCOME TAXES

The total Federal income tax provision consists of the following components:

                                                                             SEPTEMBER 30      DECEMBER 31
                                                                         -------------------   -----------
                                                                           1995       1994         1994
                                                                         --------   --------   -----------
 Current provision                                                       $281,752   $274,717     $353,654
 Deferred                                                                  (6,575)    12,773       24,689
                                                                         --------   --------     --------
                                                                         $275,177   $287,490     $378,343
                                                                         ========   ========     ========

Deferred income taxes at the appropriate rates are detailed as follows:

                                                                             SEPTEMBER 30      DECEMBER 31
                                                                         -------------------   -----------
                                                                           1995       1994         1994
                                                                         --------   --------   -----------
 Net unrealized depreciation on available-for-sale
   securities                                                            $    869   $ (7,489)    $(21,573)
 Excess depreciation charges for tax purposes                              28,634     19,803       23,138
 Excess provision for credit losses for financial
   reporting purposes                                                     (34,530)   (24,570)     (24,570)
 Excess expenses for tax purposes using the cash
  method of accounting                                                    118,115    111,645      120,226
                                                                         --------   --------     --------
                                                                         $113,088   $ 99,389     $ 97,221
                                                                         ========   ========     ========

Applicable income taxes for financial reporting purposes differ from the amount computed by applying the statutory federal income tax rate for the reasons noted in the table below:

                                                  SEPTEMBER 30                   DECEMBER 31
                                      ------------------------------------    -----------------
                                        1995       %      1994        %       1994         %
                                      --------   ------   --------  ------    --------   ------
 Tax at statutory federal
   income tax rate                    $293,871    34.00   $316,726   34.00    $416,803    34.00
 Increase (decrease) in tax
   resulting from:
 Tax exempt income                     (29,418)   (3.40)   (39,787)  (4.27)    (41,109)   (3.35)
 Other, net                             10,724     1.24     10,551    1.13       2,649      .21
                                      $275,177    31.84   $287,490   30.86    $378,343    30.86
                                      ========    =====   ========   =====    ========    =====

NOTE K - TRANSACTIONS WITH RELATED PARTIES

The Bank's officers, directors, and their associates, including corporations and firms of which they and their families have an ownership interest, are also customers of the Bank. These persons, corporations, and firms have had transactions in the ordinary course of business with the Bank, all of which were on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unaffiliated persons and did not involve more than normal risk of collectibility or present other unfavorable features. The Bank expects to have such transactions on similar terms with its officers, directors, and their associates in the future.

The aggregate indebtedness transactions with such related parties were as follows:

                                                    SEPTEMBER 30       DECEMBER 31
                                                --------------------   -----------
                                                  1995       1994         1994
                                                ---------  ---------   -----------
Balance at January 1                            $ 492,580  $ 510,285    $ 510,285

New loans or additions to lines of credit         141,350    243,396      300,017

Payment on loans                                 (253,471)  (293,946)    (317,722)
                                                ---------  ---------    ---------

Balance at end of period                        $ 380,459  $ 459,735    $ 492,580
                                                =========  =========    =========

                     See accountants' compilation report.

            WEATHERFORD NATIONAL BANCSHARES, INC. AND SUBSIDIARIES
                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           NINE MONTHS ENDED SEPTEMBER 30, 1995 AND 1994 (UNAUDITED)
                          DECEMBER 31, 1994 (AUDITED)

NOTE L - FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK

The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers and to reduce its own exposure to fluctuations in interest rates. These financial instruments include commitments to extend credit and standby letters of credit. Those instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the statement of financial position. The contract or notional amount of those instruments reflect the extent of involvement the Bank has in particular classes of financial instruments.

The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual notional amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

Financial instruments whose contract amounts represent credit risk are as follows:

                                     SEPTEMBER 30       DECEMBER 31
                             -------------------------  -----------
                                 1995         1994         1994
                             ------------  -----------  -----------
Commitments on interim
 construction loans            $1,339,976   $  722,400  $  958,039
Commitments on lines
 of credit                      1,490,063      853,636     717,845
Standby letters of credit         321,705      119,655     119,655
Unused credit card lines        1,590,077    1,567,247   1,542,000
                               ----------   ----------  ----------
                               $4,741,821   $3,262,938   $3,337,539
                               ==========   ==========   ==========

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained if deemed necessary by the Bank upon extension of credit is based on management's credit evaluation of the counterparty. Collateral held varies but may include accounts receivable, inventory, property, plant, and equipment, and income-producing commercial properties.

Standby letters of credit are written conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The average collateral value held on letters of credit is approximately 53.37%.

NOTE M - CONCENTRATION OF CREDIT RISK FOR CERTAIN ENTITIES

The Bank grants agribusiness, commercial, and residential loans to customers throughout Parker County, Texas and surrounding counties. Although the Bank has a diversified loan portfolio, a substantial portion of its debtors' ability to honor their contracts is dependent upon the economic conditions in Parker County, Texas and the surrounding counties.

NOTE N - REGULATORY MATTERS

The Bank, as a National Bank, is subject to the dividend restrictions set forth by the Comptroller of the Currency. Under such restrictions, the Bank may not, without the prior approval of the Comptroller of the Currency, declare dividends in excess of the sum of the current year's earnings (as defined) plus the retained earnings (as defined) from the prior two years. The dividends, as of September 30, 1995, that the Bank could declare, without approval of the Comptroller of the Currency, amounted to approximately $1,474,236 The Bank is also required to maintain minimum amounts of capital to total "risk weighted" assets, as defined by the Bank Regulators. At September 30, 1995, the Bank is required to have minimum Tier 1 and total capital ratios of 4.00% and 8.00%, respectively. The Bank's actual ratios at that date were 17.96% and 18.56%, respectively. The Bank's leverage ratio at September 30, 1995 was 8.26%.

                     See accountants' compilation report.

            WEATHERFORD NATIONAL BANCSHARES, INC. AND SUBSIDIARIES
                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           NINE MONTHS ENDED SEPTEMBER 30, 1995 AND 1994 (UNAUDITED)
                          DECEMBER 31, 1994 (AUDITED)

NOTE O - CASH AND INVESTMENT SECURITIES

Certain subsidiary banks are required to maintain reserve balances with the Federal Reserve Bank. For the period ending September 30, 1995 and September 30, 1994 and December 31, 1994, such average balances totaled approximately $456,000, $410,000 and $412,000, respectively.

NOTE P - FAIR VALUE OF FINANCIAL INSTRUMENTS

Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments," requires the Company to disclose the estimated fair value of its financial instrument assets and liabilities. For the Company, as for most financial institutions, over 90% of its assets and liabilities are considered financial instruments as defined in Statement No. 107. Many of the Company's financial instruments, however, lack an available trading market as characterized by a willing buyer and willing seller engaging in an exchange transaction.

Estimated fair values have been determined by the Company using the best available data, as generally provided in the Company's Regulatory Reports, and an estimation methodology suitable for each category of financial instruments. For those loans and deposits with floating interest rates, it is presumed that estimated fair values generally approximate the recorded book balances. The estimation methodologies used, the estimated fair values, and recorded book balances at September 30, 1995, September 30, 1994 and December 31, 1994, were as follows:


                     See accountants' compilation report.

            WEATHERFORD NATIONAL BANCSHARES, INC. AND SUBSIDIARIES
                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           NINE MONTHS ENDED SEPTEMBER 30, 1995 AND 1994 (UNAUDITED)
                          DECEMBER 31, 1994 (AUDITED)

NOTE P - FAIR VALUE OF FINANCIAL INSTRUMENTS (continued)

Financial instruments actively traded in a secondary market have been valued using quoted available market prices.

                             ESTIMATED FAIR VALUE                           RECORDED BOOK BALANCE
                    ----------------------------------------          ---------------------------------------
                            SEPTEMBER 30        DECEMBER 31,                SEPTEMBER 30          DECEMBER 31,
                    --------------------------  ------------          --------------------------  ------------
                        1995          1994          1994                 1995           1994          1994
                    ------------  ------------  ------------          ------------  ------------  ------------
   Cash and due
     from banks      $ 2,435,947   $ 2,264,547   $ 2,335,321           $ 2,435,947   $ 2,264,547  $ 2,335,321
   Federal funds
     sold              2,725,000                   1,000,000             2,725,000                  1,000,000
   Investment in
     securities       29,049,139    24,579,919    26,040,275            29,411,057    25,790,145   27,705,870


Financial instruments with stated maturities have been valued using a present value discounted cash flow with a discount rate approximating current market for similar assets and liabilities. Financial instrument assets with variable rates and financial instrument liabilities with no stated maturities have an estimated fair value equal to both the amount payable on demand and the recorded book balance.

                             ESTIMATED FAIR VALUE                               RECORDED BOOK BALANCE
                    ----------------------------------------          ---------------------------------------
                            SEPTEMBER 30        DECEMBER 31,                SEPTEMBER 30          DECEMBER 31,
                    --------------------------  ------------          --------------------------  ------------
                        1995          1994          1994                 1995           1994          1994
                    ------------  ------------  ------------          ------------  ------------  ------------
   Deposits with
     stated
     maturities      $25,210,446   $14,632,325   $18,586,459           $25,118,022   $14,689,603   $18,785,866
   Deposits with
     no stated
     maturities       31,423,481    30,596,642    30,630,515            31,423,481    30,596,642    30,630,515
   Net loans          24,760,218    19,953,876    20,953,157            25,005,068    20,066,927    21,151,227

Changes in assumptions or estimation methodologies may have a material effect on these estimated fair values.

The Company's remaining assets and liabilities which are not considered financial instruments have not been valued differently than has been customary with historical cost accounting. No disclosure of the relationship value of the Company's deposits is required by Statement No. 107 nor has the Company estimated its value. There is no material difference between the notional amount and the estimated fair value of off-balance-sheet unfunded loan commitments which total $4,420,116 and $3,143,283 at September 30, 1995 and 1994, respectively, and $3,217,884 at December 31, 1994, and are generally priced at market at the time of funding. Letters of credit discussed in Note L have an estimated fair value based on fees currently charged for similar agreements. At September 30, 1995 and 1994, and December 31, 1994, fees related to the unexpired term of the letters of credit are not significant.

Management is concerned that reasonable comparability between financial institutions may not be likely due to the wide range of permitted valuation techniques and numerous estimates which must be given the absence of active secondary markets for many of the financial instruments. This lack of uniform valuation methodologies also introduces a greater degree of subjectivity to these estimated fair values.

                     See accountants' compilation report.

                                                                         ANNEX A

                  [Letterhead of George, Morgan & Sneed, P.C.]



October 30, 1995



The Board of Directors
Weatherford National Bancshares, Inc.
P.O. Box 1299
Weatherford, Texas 76086

Dear Sirs:

Pursuant to Section 2.2 of the Stock Exchange Agreement and Plan of Reorganization, dated October 20, 1995 (the "Agreement") among First Financial Bankshares, Inc. ("First Financial"), Weatherford National Bancshares, Inc. ("Weatherford Holdings"), Parker Bancshares, Inc. ("Parker"), and Weatherford National Bank ("Weatherford National"), our opinion has been requested with respect to certain Federal income tax consequences of the exchange by the Weatherford Holdings shareholders of their Weatherford Holdings stock for First Financial voting common stock (the "Stock Exchange") and the merger of Weatherford Holdings with and into First Financial Bankshares of Delaware, Inc. ("FFB Delaware"), a wholly-owned subsidiary of First Financial (the "Merger"). This opinion letter supersedes our opinion letter dated September 27, 1995.

In rendering our opinion, we have reviewed the Agreement and such other documents as we have deemed necessary or appropriate. We have relied upon the accuracy and completeness of the facts, information, covenants, and representations contained in the Agreement and such other documents. Furthermore, we have assumed that the Stock Exchange and Merger will be consummated in accordance with the Agreement and that the Merger will qualify as a merger under applicable State law.

In rendering our opinion, we have considered the applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations promulgated thereunder, pertinent judicial authorities, interpretive rulings of the Internal Revenue Service and such other authorities as we have considered relevant. It should be noted that statutes, regulations, judicial decisions and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect.

The Board of Directors
Weatherford National Bancshares, Inc.
October 30, 1995
Page 2

A material change in the authorities upon which our opinion is based could affect our conclusions. However, we assume no obligation to revise or supplement this opinion if any subsequent change were to occur.

Requisite to a tax-free reorganization under the Code is a continuity of interest in the business enterprises on the part of those persons who were the owners of the enterprise prior to the reorganization. Accordingly, the Weatherford Holdings shareholders, as a group, will be required to satisfy the continuity of interest doctrine through a post-exchange continuing ownership of the First Financial voting common stock received in the Stock Exchange. In this regard, a disposition by the Weatherford Holdings shareholders of a substantial portion (in the aggregate) of their post-exchange First Financial shares which is pursuant to a plan, intention or arrangement existing at the time of the Stock Exchange will result in a failure to satisfy the continuity of interest doctrine. The Internal Revenue Service takes the position that 50 percent (in the aggregate) constitutes a "substantial portion." A failure to satisfy the continuity of interest doctrine will result in the Stock Exchange being a taxable transaction to the Weatherford Holdings shareholders. In rendering our opinion, we have assumed that the continuity of interest doctrine can and will be satisfied.

Also requisite to a tax-free reorganization under the Code is a continuity of the business enterprise under the modified corporate form. The continuity of business enterprise doctrine requires that the acquiring corporation either continue the acquired corporation's historic business or use a significant portion of the acquired corporation's historic business assets in a business. Accordingly, in order to satisfy the continuity of business enterprise doctrine, First Financial and/or one or more of its controlled subsidiaries will be required to either continue the historic business of Weatherford Holdings, Parker and Weatherford National or use a significant portion of the historic business assets of Weatherford Holdings, Parker, and Weatherford National in a business. A failure to satisfy the continuity of business enterprise doctrine will result in the Stock Exchange being a taxable transaction to the Weatherford Holdings shareholders. In rendering our opinion, we have assumed that the continuity of business enterprise doctrine will be satisfied.

In addition to the requirements noted in the foregoing for a tax-free reorganization under the Code, there is the requirement that, immediately after a stock-for-stock exchange, the acquiring corporation must have control of the acquired corporation. For purposes of the reorganization provisions of the Code, the term "control" means the ownership of stock possessing at least 80 percent of the total combined voting power of all classes of stock entitled to vote and at least 80 percent of the total number of shares

The Board of Directors
Weatherford National Bancshares, Inc.
October 30, 1995
Page 3

of all other classes of stock of the corporation. Therefore, in order to satisfy the control requirement, First Financial and/or one or more of its controlled subsidiaries will have to own at least 80 percent of the outstanding stock of Weatherford Holdings immediately after the Stock Exchange. If the Stock Exchange is consummated with First Financial acquiring less than 80 percent of the outstanding stock of Weatherford Holdings, the Stock Exchange will be a taxable transaction to the Weatherford Holdings shareholders. In rendering our opinion, we have assumed that the control requirement will be satisfied.

Based solely upon and subject to foregoing, we are of the opinion that under current law:

       1. The Stock Exchange and Merger will be treated as a reorganization within the meaning of Section 368(a) of the Code, and First Financial, Weatherford Holdings, and FFB Delaware each will be a party to the reorganization within the meaning of Section 368(b) of the Code.

       2. No gain or loss will be recognized by the Weatherford Holdings shareholders upon receipt of First Financial voting common stock in exchange for their Weatherford Holdings stock, except for any gain or loss recognized with respect to the shareholders who receive cash in lieu of fractional share interests in First Financial voting common stock or pursuant to the exercise of statutory dissenter rights.

       3. The aggregate Federal income tax basis of the shares of First Financial voting common stock received by the Weatherford Holdings shareholders in exchange for their shares of Weatherford Holdings stock will be the same as the aggregate adjusted tax basis of their Weatherford Holdings stock exchanged therefor, less the tax basis, if any, allocated to fractional share interests.

       4. The holding period of the First Financial voting common stock received by the Weatherford Holdings shareholders in exchange for their shares of Weatherford Holdings stock in the hands of the Weatherford Holdings shareholders will include the holding period of their Weatherford Holdings stock exchanged therefor.

Except as set forth above, we express no opinion as the tax consequences, whether Federal, State or local, of the Stock Exchange and Merger, or of any transactions related thereto. We are furnishing this opinion to you solely in connection with Section 2.2 of the Agreement. This opinion is solely for your benefit and is not to be

The Board of Directors
Weatherford National Bancshares, Inc.
October 30, 1995
Page 4

used, circulated, quoted or otherwise referred to for any purposes without our prior consent.

We hereby consent to the references made to us in the Summary and under the heading "The Exchange Offer - Certain Federal Income Tax Consequences" in the Offering Circular/Prospectus of First Financial relating to the Stock Exchange, and to the inclusion of this opinion as an Annex to the Offering Circular/Prospectus and the filing of this opinion as an exhibit to the Registration Statement on Form S-4 of which such Offering Circular/Prospectus is a part.

Very truly yours,

/s/ GEORGE, MORGAN & SNEED, P.C.


Weatherford, Texas

                                    ANNEX B


               ART. 5.12.  PROCEDURE FOR DISSENT BY SHAREHOLDERS
                          AS TO SAID CORPORATE ACTIONS

     A. Any shareholder of any domestic corporation who has the right to dissent from any of the corporate actions referred to in Article 5.11 of this Act may exercise that right to dissent only by complying with the following procedures:

     (1) (a) With respect to proposed corporate action that is submitted to a vote of shareholders at a meeting, the shareholder shall file with the corporation, prior to the meeting, a written objection to the action, setting out that the shareholder's right to dissent will be exercised if the action is effective and giving the shareholder's address, to which notice thereof shall be delivered or mailed in that event. If the action is effected and the shareholder shall not have voted in favor of the action, the corporation, in the case of action other than a merger, or the surviving or new corporation (foreign or domestic) or other entity that is liable to discharge the shareholder's right of dissent, in the case of a merger, shall, within ten (10) days after the action is effected, deliver or mail to the shareholder written notice that the action has been effected, and the shareholder may, within ten (10) days from the delivery or mailing of the notice, make written demand on the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, for payment of the fair value of the shareholder's shares. The fair value of the shares shall be the value thereof as of the day immediately proceeding the meeting, excluding any appreciation or depreciation in anticipation of the proposed action. The demand shall state the number and class of the shares owned by the shareholder and the fair value of the shares as estimated by the shareholder. Any shareholder failing to make demand within the ten (10) day period shall be bound by the action.

     (b) With respect to proposed corporate action that is approved pursuant to Section A of Article 9.10 of this Act, the corporation, in the case of action other than a merger, and the surviving or new corporation (foreign or domestic) or other entity that is liable to discharge the shareholder's right of dissent, in the case of a merger, shall, within ten (10) days after the date the action is effected, mail to each shareholder of records as of the effective date of the action notice of the fact and data of the action and that the shareholder may exercise the shareholder's right to dissent from the action. The notice shall be accompanied by a copy of this Article and any articles or documents filed by the corporation with the Secretary of State to effect the action. If the shareholder shall not have consented to the taking of the action, the shareholder may, within twenty (20) days after the mailing of the notice, make written demand on the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, for payment of the fair value of the shareholder's shares. The fair value of the shares shall be the value thereof as of the date the written consent authorizing the action was delivered to the corporation pursuant to Section A of Article 9.10 of this Act, excluding any appreciation or depreciation in anticipation of the action. The demand shall state the number and class of shares owned by the dissenting shareholder and the fair value of the shares as estimated by the shareholder. Any shareholder failing to make demand within the twenty (20) day period shall be bound by the action.

     (2) Within twenty (20) days after receipt by the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, of a demand for payment made by a dissenting shareholder in accordance with Subsection (1) of this Section, the corporation (foreign or domestic) or other entity shall deliver or mail to the shareholder a written notice that shall either set out that the corporation (foreign or domestic) or other entity accepts the amount claimed in the demand and agrees to pay that amount within ninety (90) days after the date on which the action was effected, and, in the case of shares represented by certificates, upon the surrender of the certificates duly endorsed, or shall contain an estimate by the corporation (foreign or domestic) or other entity of the fair value of the shares, together with an offer to pay the amount of that estimate within ninety (90) days after the date on which the action was effected, upon receipt of notice within sixty
(60) days after that date from the shareholder that the shareholder agrees to accept that amount and, in the case of shares represented by certificates, upon the surrender of the certificates duly endorsed.

     (3) If, within sixty (60) days after the date on which the corporate action was effected, the value of the shares is agreed upon between the shareholder and the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, payment for the shares shall be made within ninety
(90) days after the date on which the action was effected and, in the case of shares represented by certificates, upon surrender of the certificates duly endorsed. Upon payment of the agreed value, the shareholder shall cease to have any interest in the shares or in the corporation.

     B. If, within the period of sixty (60) days after the date on which the corporate action was effected, the shareholder and the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, do not so agree, then the shareholder or the corporation (foreign or domestic) or other entity may, within sixty (60) days after the expiration of the sixty (60) day period, file a petition in any court of competent jurisdiction in the county in which the principal office of the domestic corporation is located, asking for a finding and determination of the fair value of the shareholder's shares. Upon the filing of any such petition by the shareholder, service of a copy thereof shall be made upon the corporation (foreign or domestic) or other entity, which shall, within ten (10) days after service, file in the office of the clerk of the court in which the petition was filed a list containing the names and addresses of all shareholders of the domestic corporation who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the corporation (foreign or domestic) or other entity. If the petition shall be filed by the corporation (foreign or domestic) or other entity, the petition shall be accompanied by such a list. The clerk of the court shall give notice of the time and place fixed for the hearing of the petition by registered mail to the corporation (foreign or domestic) or other entity and to the shareholders named on the list at the addresses therein stated. The forms of the notices by mail shall be approved by the court. All shareholders thus notified and the corporation (foreign or domestic) or other entity shall thereafter be bound by the final judgment of the court.

     C. After the hearing of the petition, the court shall determine the shareholders who have complied with the provisions of this Article and have become entitled to the valuation of and payment for their shares, and shall appoint one or more qualified appraisers to determine that value. The appraisers shall have power to examine any of the books and records of the corporation the shares of which they are charged with the duty of valuing, and they shall make a determination of the fair value of the shares upon such investigation as to them may seem proper. The appraisers shall also afford a reasonable opportunity to the parties interested to submit to them pertinent evidence as to the value of the shares. The appraisers shall also have such power and authority as may be conferred on Masters in Chancery by the Rules of Civil Procedure or by the order of their appointment.

     D. The appraisers shall determine the fair value of the shares of the shareholders adjudged by the court to be entitled to payment for their shares and shall file their report of that value in the office of the clerk of the court. Notice of the filing of the report shall be given by the clerk to the parties in interest. The report shall be subject to exceptions to be heard before the court both upon the law and the facts. The court shall by its judgment determine the fair value of the shares of the shareholders entitled to payment for their shares and shall direct the payment of that value by the existing, surviving, or new corporation (foreign or domestic) or other entity, together with interest thereon, beginning 91 days after the date on which the applicable corporate action from which the shareholder elected to dissent was effected to the date of such judgment, to the shareholders entitled to payment. The judgment shall be payable to the holders of uncertificated shares immediately but to the holders of shares represented by certificates only upon, and simultaneously with, the surrender to the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, of duly endorsed certificates for those shares. Upon payment of the judgment, the dissenting shareholders shall cease to have any interest in those shares or in the corporation. The court shall allow the appraisers a reasonable fee as court costs, and all court costs shall be allotted between the parties in the manner that the court determines to be fair and equitable.

     E. Shares acquired by the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, pursuant to the payment of the agreed value of the shares or pursuant to payment of the judgment entered for the value of the shares, as in this Article provided, shall, in the case of a merger, be treated as provided in the plan of merger and, in all other cases, may be held and disposed of by the corporation as in the case of other treasury shares.

     F. The provisions of this Article shall not apply to a merger if, on the date of the filing of the articles of merger, the surviving corporation is the owner of all the outstanding shares of the other corporations, domestic or foreign, that are parties to the merger.

     G. In the absence of fraud in the transaction, the remedy provided by this Article to a shareholder objecting to any corporate action referred to in
Article 5.11 of this Act is the exclusive remedy for the recovery of the value of his shares or money damages to the shareholder with respect to the action.
If the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, complies with the requirements of this Article, any shareholder who fails to comply with the requirements of this Article shall not be entitled to bring suit for the recovery of the value of his shares or money damages to the shareholder with respect to the action. If the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, complies with the requirements of this Article, any shareholder who fails to comply with the requirements of this Article shall not be entitled to bring suit for the recovery of the value of his shares or money damages to the shareholder with respect to the action.

                  ARTICLE 5.13.  PROVISIONS AFFECTING REMEDIES
                           OF DISSENTING SHAREHOLDERS

     A. Any shareholder who has demanded payment for his shares in accordance with either Article 5.12 or 5.16 of this Act shall not thereafter be entitled to vote or exercise any other rights of a shareholder except the right to receive payment for his shares pursuant to the provisions of those articles and the right to maintain an appropriate action to obtain relief on the ground that the corporate action would be or was fraudulent, and the respective shares for which payment has been demanded shall not thereafter be considered outstanding for the purposes of any subsequent vote of shareholders.

     B. Upon receiving a demand for payment from any dissenting shareholder, the corporation shall make an appropriate notation thereof in its shareholder records. Within twenty (20) days after demanding payment for his shares in accordance with either Article 5.12 or 5.16 of this Act, each holder of certificates representing shares so demanding payment shall submit such certificates to the corporation for notation thereon that such demand has been made. The failure of holders of certificated shares to do so shall, at the option of the corporation, terminate such shareholder's rights under Articles
5.12 and 5.16 of this Act unless a court of competent jurisdiction for good and sufficient cause shown shall otherwise direct. If uncertificated shares for which payment has been demanded or shares represented by a certificate on which notation has been so made shall be transferred, any new certificate issued therefor shall bear similar notation together with the name or the original dissenting holder of such shares and a transferee of such shares shall acquire by such transfer no rights in the corporation other than those which the original dissenting shareholder had after making demand for payment of the fair value thereof.

     C. Any shareholder who has demanded payment for his shares in accordance with either Article 5.12 or 5.16 of this Act may withdraw such demand at any time before payment for his share or before any petition has been filed pursuant to Article 5.12 or 5.16 of this Act asking for a finding and determination of the fair value of such shares, but no such demand may be withdrawn after such payment has been made or, unless the corporation shall consent thereto, after any such petition has been filed. If, however, such demand shall be withdrawn as hereinbefore provided, or if pursuant to Section B of this Article the corporation shall terminate the shareholder's rights under Article 5.12 or 5.16 of this Act, as the case may be, or if no petition asking for a finding and determination of fair value of such shares by a court shall have been filed within the time provided in Article 5.12 or 5.16 of this Act, as the case may be, or if after the hearing of a petition filed pursuant to Article 5.12 or 5.16, the court shall determine that such shareholder is not entitled to the relief provided by those articles, then, in any such case, such shareholder and all persons claiming under him shall be conclusively presumed to have approved and ratified the corporate action from which he dissented and shall be bound thereby, the right of such shareholder to be paid the fair value of his shares shall cease, and his status as a shareholder shall be restored without prejudice to any corporate proceedings which may have been taken during the interim, and such shareholder shall be entitled to receive any dividends or other distributions made to shareholders in the interim.

                 ARTICLE 5.16 OF TEXAS BUSINESS CORPORATION ACT

                      MERGER OF SUBSIDIARY OR SUBSIDIARIES
                            INTO PARENT CORPORATION


                                 QUALIFICATIONS

     A. In any case in which at least ninety (90%) percent of the outstanding shares of each class and series of a domestic or foreign corporation or corporations is owned by another domestic or foreign corporation, and at least one of such corporations is a domestic corporation and the other or others are domestic corporations or foreign corporations organized under the laws of a jurisdiction that permit such a merger, the corporation having such share ownership may (1) merge such other domestic or foreign corporation or corporations into itself, (2) merge itself into such other corporation, or (3) merge itself and one or more of such corporations into another of such domestic or foreign corporations:

     (a) in the event that the corporation having share ownership will be a surviving corporation in the merger, by executing and filing articles of merger in accordance with Section B of this Article; or

     (b) in the event that the corporation having such share ownership will not be a surviving corporation in the merger, by the corporation having such share ownership adopting a plan of merger in the manner required by Article 5.03 of this Act, except that no action under Section 5.03 shall be required to be taken by the corporation or corporations whose shares are so owned, and executing and filing articles of merger in accordance with Section B of this Article.

                        SIGNATURE OF ARTICLES; CONTENTS

     B. The articles of merger shall be signed on behalf of the parent corporation by an officer and shall set forth:

     (1) The name of the parent corporation, and the name or names of the subsidiary corporations and the respective jurisdiction under which each such corporation is organized.

     (2) The number of outstanding shares of each class of each subsidiary corporation and the number of such shares of each class owned by the parent corporation.

     (3) A copy of the resolution adopted by the board of directors of the parent corporation to so merge and the date of the adoption thereof. If the parent corporation does not own all the outstanding shares of each class of each subsidiary corporation that is a party to the merger, the resolution shall state the terms and conditions of the merger, including the cash or other property, including shares, obligations, evidences of ownership, rights to purchase securities, or other securities of any person or entity or any combination of the shares, obligations, evidences of ownership, rights, or other securities, to be used, paid or delivery by the surviving corporation upon surrender of each share of the subsidiary corporation or corporations not owned by the parent corporation.

     (4) If the surviving corporation is a foreign corporation, the address, including street number if any, of its registered or principal office in the jurisdiction under whose laws it is governed. If the surviving corporation is a foreign corporation, on the merger taking effect the surviving foreign corporation is deemed to (a) appoint the Secretary of State of this state as its agent for service of process to enforce an obligation or the rights of dissenting shareholders of each domestic corporation that is a party to the merger, and (b) agree that it will promptly pay to the dissenting shareholders of each domestic corporation that is a party to the merger the amount, if any, to which they are entitled under this Article.

     (5) If a plan of merger is required by Section A of this Article to be adopted in the manner required by Article 5.03 of this Act, the information required by Section A of Article 5.04 of this Act.

     C. Delivery to Secretary of State; Duties. The original and a copy of the articles of merger shall be delivered to the Secretary of State. If the Secretary of State finds that such articles conform to law; he shall, when all fees and franchise taxes have been paid as required by law:

     (1) Endorse on the original and the copy the word "Filed," and the month, day and year of the filing thereof.

     (2)  File the original in his office.

     (3) Issue a certificate of merger to which he shall affix the copy and deliver them to the surviving corporation or its representative.

     D. Effective Date and Effect. The effective date and the effect of such merger shall be the same as provided in Articles 5.05 and 5.06 of this Act if the surviving corporation is a domestic corporation. If the surviving corporation is a foreign corporation, the effective date and the effect of such merger shall be the same as in the case of the merger of domestic corporations except in so far as the laws of such other jurisdiction provide otherwise.

                        REMEDY OF MINORITY SHAREHOLDERS

     E. In the event all of the shares of a subsidiary domestic corporation that is a party to a merger effected under this Article are not owned by the parent corporation immediately prior to the merger, the surviving corporation (foreign or domestic) shall, within ten (10) days after the effective date of the merger, mail to each shareholder of record of each subsidiary domestic corporation a copy of the articles of merger and notify the shareholder that the merger has become effective. Any such shareholder who holds shares of a class or series that would have been entitled to vote on the merger if it had been effected pursuant to Article 5.03 of this Act shall have the right to dissent from the merger and demand payment of the fair value for his shares in lieu of the cash or other property to be used, paid or delivered to such shareholder upon the surrender of such shareholder's shares pursuant to the terms and conditions of the merger, with the following procedure:

     (1) Such shareholder shall within twenty (20) days after the mailing of the notice and copy of the articles of merger make written demand on the surviving corporation, domestic or foreign, for payment of the fair value of his shares. The fair value of the shares shall be the value thereof as of the day before the effective date of the merger, excluding any appreciation or depreciation in anticipation of such act. The demand shall state the number and class of the shares owned by the dissenting shareholder and the fair value of such shares as estimated by him. Any shareholder failing to make demand within the twenty (20) day period shall be bound by the corporate action.

     (2) Within ten (10) days after receipt by the surviving corporation of a demand for payment by the dissenting shareholder of the fair value of his shares in accordance with Subsection (1) of this section, the corporation (foreign or domestic) shall deliver or mail to the dissenting shareholder a written notice which shall either set out that the corporation (foreign or domestic) accepts the amount claimed in the demand and agrees to pay such amount within ninety
(90) days after the date on which the corporate action was effected and, in the case of shares represented by certificates, upon the surrender of the shares certificates duly endorsed, or shall contain an estimate by the corporation of the fair value of such shares, together with an offer to pay the amount of that estimate within ninety (90) days after the date on which such corporate action was effected, upon receipt of notice within sixty (60) days after that date from the shareholder that the shareholder agrees to accept that amount and, in the case of shares represented by certificates, upon the surrender of the shares certificates duly endorsed.

     (3) If, within sixty (60) days after the date on which the corporate action was effected, the value of the shares is agreed upon between the dissenting shareholder and the surviving corporation (foreign or domestic), payment for the shares shall be made within ninety (90) days after the date on which the corporate action was effected and, in the case of shares represented by certificates, upon surrender of his certificate or certificates representing such shares. Upon payment of the agreed value, the dissenting shareholder shall cease to have any interest in such shares or in the corporation.

     (4) If, within sixty (60) days after the date on which such corporate action was effected, the shareholder and the surviving corporation (foreign or domestic) do not so agree, then the dissenting shareholder or the corporation (foreign or domestic) may, within sixty (60) days after the expiration of the sixty (60) day period, file a petition in any court of competent jurisdiction in the county in which the principal office of the corporation is located, asking for a finding and determination of the fair value of the shareholder's shares as provided in Section B of Article 5.12 of this Act and thereupon the parties shall have the rights and duties and follow the procedure set forth in Sections B to D inclusive of Article 5.12.

     (5) In the absence of fraud in the transaction, the remedy provided by this Article to a shareholder objecting to the corporate action is the exclusive remedy for the recovery of the value of his shares or money damages to the shareholder with respect to the corporate action. If the surviving corporation (foreign or domestic) complies with the requirements of this Article, any such shareholder who fails to comply with the requirements of this Article shall not be entitled to bring suit for the recovery of the value of his shares or money damages to such shareholder with respect to such corporate action.

                            DISSENTING SHAREHOLDERS

     F. If a plan of merger is required by Section A of this Article to be adopted in the manner required by Article 5.03 of this Act, the provisions of Articles 5.11 and 5.12 of this Act shall apply to the rights of the shareholders of the parent corporation to dissent from such merger. Except as otherwise provided in this Article, the provisions of Articles 5.11 and 5.12 of this Act shall not be applicable to a merger effected under the provisions of this Article. The provisions of Article 5.13 of this Act shall be applicable to any merger effected under the provisions of this Article to the extent provided in
Article 5.13 of this Act.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 20.  Indemnification of Officers and Directors.

     Article 2.02-1 of the Texas Business Corporation Act (the "TBCA") provides that a Texas corporation, such as First Financial Bankshares, Inc. ("First Financial"), may indemnify a director or officer of the corporation against judgments, penalties, fines, settlements and reasonable expenses incurred in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such an action and any inquiry or investigation that could lead to such an action, because the person is or was a director of officer of the corporation. In order to be entitled to such indemnification, the director of officer must have conducted himself in good faith and reasonably believed (i) in the case of conduct in his official capacity with the corporation, that his conduct was in the corporation's best interest, (ii) in all other cases, that his conduct was at least not opposed to the corporation's best interest, and
(iii) in the case of any criminal proceeding, that his conduct was not unlawful.
Article 2.02-1 of the TBCA provides that a director or officer may not be indemnified for proceedings in which the person is found liable on the basis that a personal benefit was improperly received or in which the person is found liable to the corporation.

     The First Financial Articles of Incorporation provide that, to the fullest extent permitted by applicable law, each director, officer, employee and agent of First Financial shall be indemnified for all expenses incurred in connection with any action, suit, proceeding or claim to which he or she is named a party or otherwise by virtue of holding such position; provided, however, that no indemnification of employees or agents (other than directors or officers) will be made without express authorization of the Board of Directors.

     The First Financial Articles of Incorporation also provide that, to the fullest extent permitted by applicable law, no First Financial director shall be liable to First Financial or the First Financial shareholders for monetary damages for or with respect to any acts or omissions in his or her capacity as a director, except in the case of liability for (i) a breach of a duty of loyalty to First Financial or its shareholders, (ii) an act or omission not in good faith or that involves intentional misconduct or a knowing violation of the law,
(iii) a transaction from which a director received an improper benefit, (iv) an act or omission for which the liability of a director is expressly provided by statute, or (v) an act related to an unlawful stock repurchase or payment of a dividend.


Item 21.  Exhibits and Financial Statement Schedules.

     (a) Exhibits. The following exhibits are filed as part of this Registration Statement.


      Item 601
   Regulation S-K
 Exhibit Reference
       Number                  Description
 -----------------             -----------
       *2.1              Stock Exchange Agreement and Plan of Reorganization
                         dated as of October 20, 1995 by and between First
                         Financial Bankshares, Inc., Weatherford National
                         Bancshares, Inc., Parker Bancshares, Inc. and
                         Weatherford National Bank.

      **3.1 Articles of Incorporation, and all amendments thereto, of the Registrant (incorporated by reference from Exhibit 1 of the Registrant's Amendment No. 2 to Form
                         8-A filed on Form 8-A/A No. 2 on November 21, 1995).

      **3.2 Amended and Restated Bylaws of the Registrant, and all amendments thereto (incorporated by reference from Exhibit 2 of the Registrant's Amendment No. 1 to Form
                         8-A filed on Form 8-A/A No. 1 on January 7, 1994).

      **4                Specimen certificate for First Financial Common Stock
                         (incorporated by reference from Exhibit 3 of the Registrant's Amendment No. 1 to Form 8-A filed on Form
                         8-A/A No. 1 on January 7, 1994).

     ***5.1              Opinion and Consent of McMahon, Surovik, Suttle,
                         Buhrmann, Hicks & Gill, P.C.

       *8.1              Opinion and Consent of George, Morgan & Sneed, P.C.

    ***15.1 Letter from George, Morgan & Sneed, P.C. regarding unaudited interim financial information.

    ***23.1              Consent of McMahon, Surovik, Suttle, Buhrmann, Hicks &
                         Gill, P.C. (included in Exhibit 5.1).

    ***23.2              Consent of George, Morgan & Sneed, P.C. (included in
                         Exhibit 8.1).

    ***23.3 Consent of Arthur Andersen LLP, independent public accountants (auditors for First Financial Bankshares,
                         Inc.).

    ***23.4 Consent of George, Morgan & Sneed, P.C., independent public accountants (auditors for Weatherford National Bancshares, Inc.).

      *24 Powers of Attorney (see the signature pages to this Form S-4 Registration Statement).

    ***99                Form of Letter of Transmittal
--------------

       *Previously filed
      **Incorporated by reference

     ***Filed herewith

      (b) Financial Statement Schedules. Financial Statement Schedules are not applicable.

Item 22.  Undertakings.

      (a) The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

       (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement related to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

      (d) The undersigned registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (c) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (e) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

      (f) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

      (g) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.


                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Abilene, State of Texas, on the 14th day of December, 1995.

                                  FIRST FINANCIAL BANKSHARES, INC.


                                  By:  /s/ Curtis R. Harvey
                                       ----------------------
                                       Curtis R. Harvey,
                                       Executive Vice President



          Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed on the 14th day of December, 1995, by the following persons in the capacities indicated.

          Signature                         Title
          ---------                         -----

/s/ Curtis R. Harvey            Executive Vice President, Chief Financial
--------------------            Officer, Controller and Chief Accounting Officer
Curtis R. Harvey


          *                     Director
-------------------
F. Scott Dueser


          *                     Director
---------------------
Patrick N. Gerald


          *                     Director
------------------
Robert E. Hitt


                                Director
--------------------------
Joe B. Matthews



          *                     Director
----------------------------
Raymond A. McDaniel, Jr.


       *                        Director
---------------
Bynum Miers


          *                     Chairman of the Board, President,
---------------------           Chief Executive Officer and Director
Kenneth T. Murphy


          *                     Director
--------------------
Dian Graves Owen


          *                     Director
-------------------
James M. Parker


          *                     Director
---------------------------
W.V. Ramsey, Jr., M.D.


                                Director
---------------------------
O. L. Schuch


                                Director
---------------------------
Craig Smith

                                Director
---------------------------
H.T. Wilson

   * By: /s/ Curtis R. Harvey
         ----------------------------------
         Curtis R. Harvey, Attorney-in-Fact

                                 EXHIBIT INDEX

ITEM 601
REGULATION S-K                                                                        SEQUENTIAL
EXHIBIT REFERENCE                                                                     NUMBERING
NUMBER                                                                                PAGE NO.
_________________                                                                     __________
     *2.1   Stock Exchange Agreement and Plan of Reorganization dated as of
            October 20, 1995 by and between First Financial Bankshares, Inc.,
            Weatherford National Bancshares, Inc., Parker Bancshares, Inc. and
            Weatherford National Bank.

    **3.1 Articles of Incorporation, and all amendments thereto, of the Registrant (incorporated by reference from Exhibit 1 of the Registrant's Amendment No. 2 to Form 8-A filed on Form 8-A/A No. 2 on November 21, 1995).

    **3.2 Amended and Restated Bylaws of the Registrant, and all amendments thereto (incorporated by reference from Exhibit 2 of the Registrant's Amendment No. 1 to Form 8-A filed on Form 8-A/A No. 1 on January 7, 1994).

    **4 Specimen certificate for First Financial Common Stock (incorporated by reference from Exhibit 3 of the Registrant's Amendment No. 1 to Form 8-A filed on Form 8-A/A No. 1 on January 7, 1994).

   ***5.1   Opinion and Consent of McMahon, Surovik, Suttle, Buhrmann, Hicks &
            Gill, P.C.

     *8.1   Opinion and Consent of George, Morgan & Sneed, P.C.

  ***15.1 Letter from George, Morgan & Sneed, P.C. regarding unaudited interim financial information.

  ***23.1   Consent of McMahon, Surovik, Suttle, Buhrmann, Hicks & Gill,
            P.C. (included in Exhibit 5.1).

EXHIBIT INDEX -- PAGE 1

  ***23.2   Consent of George, Morgan & Sneed, P.C. (included in Exhibit 8.1).


  ***23.3 Consent of Arthur Andersen LLP, independent public accountants (auditors for First Financial Bankshares, Inc.).

  ***23.4 Consent of George, Morgan & Sneed, P.C., independent public accountants (auditors for Weatherford National Bancshares, Inc.).


    *24 Powers of Attorney (see the signature pages to this Form S-4 Registration Statement).

  ***99     Form of Letter of Transmittal
--------------

  *Previously filed
 **Incorporated by reference

***Filed herewith



EXHIBIT INDEX -- PAGE 2